As filed with the Securities and Exchange Commission on May 2, 2022
Registration No. 333-260798

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERIMETER SOLUTIONS, SA
(Exact Name of Registrant as Specified in Its Charter)

Luxembourg	2800	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I R S Employer Identification Number)
12E rue Guillaume Kroll,
L-1882
Luxembourg
Grand Duchy of Luxembourg
352 2668
62-1
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Edward Goldberg
8000 Maryland Avenue
Suite 350
Clayton, Missouri 63105
(314)
396-7343
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alan I. Annex, Esq.
Flora R. Perez, Esq.
Brian J. Gavsie, Esq.
Greenberg Traurig, P.A.
333 S.E. 2nd Avenue
Miami, Florida 33131
(305)
579-0500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.  ☐

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☒	Smaller reporting company	☐

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the registration statement on
Form S-1
(File
No. 333-260798),
originally declared effective by the SEC on November 12, 2021 (the “Registration Statement”) is being filed to include information from the Company’s Annual Report on
Form 10-K
for the year ended December 31, 2021. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Subject to Completion, dated May 2, 2022
Preliminary Prospectus
Perimeter Solutions, SA
8,505,000 Ordinary Shares
116,304,810 Ordinary Shares Issuable Upon Exercise of Warrants
Offered by Selling Securityholders

This prospectus relates to the issuance by us of up to 8,505,000 ordinary shares (the “PSSA Ordinary Shares”) that may be issued upon exercise of warrants to purchase PSSA Ordinary Shares at an exercise price of $12.00 per share (the “PSSA Warrants”). The PSSA Warrants were originally issued by EverArc Holdings Limited (“EverArc”) and were converted into warrants to purchase PSSA Ordinary Shares on the closing of the business combination among us, EverArc, SK Invictus Intermediate S.à r.l. (“Perimeter”), EverArc (BVI) Merger Sub Limited (“Merger Sub”) and SK Invictus Holdings S.à r.l. (“SK Holdings”) (the “Business Combination”).
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 116,304,810 of PSSA Ordinary Shares issued pursuant to subscription agreements to institutional investors, investors affiliated with SK Holdings, and individual accredited investors, members of management of Perimeter and certain director nominees of PSSA in connection with the closing of the Business Combination. The Business Combination is described in greater detail in this prospectus. See “
Summary of the Prospectus – Business Combination
.”
If any PSSA Warrants are exercised, we will receive proceeds from the exercise of the PSSA Warrants. We will not receive any proceeds from the sale of PSSA Ordinary Shares by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the PSSA Ordinary Shares, associated with the sale of PSSA Ordinary Shares pursuant to this prospectus.
Our registration of the PSSA Ordinary Shares covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the PSSA Ordinary Shares. The Selling Securityholders may offer and sell the PSSA Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the Ordinary Shares in the section entitled “
Plan of Distribution
.”
The PSSA Ordinary Shares are listed on the New York Stock Exchange under the symbol “PRM.” On April 28, 2022, the closing price of the PSSA Ordinary Shares was $10.40 per share.
We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in PSSA’s securities involves risks. See “
Risk Factors
” beginning on page 16 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2022.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the term (i) “Perimeter” means SK Invictus Intermediate S.à r.l., a limited liability company (
société à responsabilité limitée
) governed by the laws of the Grand Duchy of Luxembourg, and its consolidated subsidiaries, (ii) “EverArc” refers to EverArc Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands, and (iii) “PSSA”, “Perimeter AS”, the “Company”, “we”, “us” and “our” refers to Perimeter Solutions, SA, a public company limited by shares (
société anonyme
) governed by the laws of the Grand Duchy of Luxembourg, and where appropriate, its wholly owned subsidiaries.
In this document:
“
2021 Plan
” means the 2021 Equity Incentive Plan of PSSA.
“
1915 Law
” means the Luxembourg law of August 10, 1915 on commercial companies, as amended.
“
Additional Offering
” means EverArc’s placing of 6,800,000 EverArc Ordinary Shares, consummated on January 15, 2020 at a placing price of $10.50 per ordinary share.
“
Business
Combination
” means the transactions contemplated by the Business Combination Agreement.
“
Business
Combination Agreemen
t
” means the Business Combination Agreement, dated as of June 15, 2021 as amended, by and among EverArc, Perimeter, PSSA, Merger Sub and SK Holdings.
“
Business Day
” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in Luxembourg, Grand Duchy of Luxembourg, New York, NY, London, United Kingdom, or the British Virgin Islands.
“
BVI Companies Act
” means the BVI Business Companies Act, 2004 (as amended).
“
Closing
” means the consummation of the Business Combination.
“
Closing Date
” means November 9, 2021.
“
Code
” means the U.S. Internal Revenue Code of 1986, as amended.
“
Computershare BVI
” means Computershare Investor Services (BVI) Limited, EverArc’s transfer agent and warrant agent prior to the Closing.
“
Computershare UK
” means Computershare Investor Services plc., EverArc’s depositary interest agent prior to the Closing.
“
Computershare US
” means Computershare Inc., PSSA’s transfer agent and warrant agent following the
Closing.
“
Contribution and Sale
” means (i) the contribution by SK Holdings of part of its Perimeter Ordinary Shares to PSSA in exchange for PSSA Preferred Shares and (ii) the sale by SK Holdings of its remaining Perimeter Ordinary Shares to PSSA for cash subject to customary adjustments for working capital, transaction, expenses, cash and indebtedness.
“
Director Subscribers
” means certain director nominees of PSSA that entered into Subscription Agreements with PSSA to purchase an aggregate of 200,000 PSSA Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination.

“
Director Subscription Agreements
” means the subscription agreements entered into with the Director Subscribers for the purchase of the PIPE Shares.
“
EverArc
” refers to EverArc Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands.
“
EverArc Articles
” means the Memorandum and Articles of Association of EverArc.
“
EverArc Founder Entity
” means EverArc Founders, LLC, a Delaware limited liability company.
“
EverArc Founders
” means William N. Thorndike, Jr., W. Nicholas Howley, Tracy Britt Cool, Vivek Raj and Haitham Khouri.
“
EverArc Founder Shares
” means EverArc’s founder shares of
no-par
value having the rights, privileges and designations set out in the EverArc Articles.
“
EverArc Ordinary Shares
” means EverArc’s ordinary shares, no par value.
“
EverArc Securities
” means the EverArc Ordinary Shares and EverArc Warrants, collectively.
“
EverArc Shares
” means the EverArc Ordinary Shares and the EverArc Founder Shares, collectively.
“
EverArc Subscribers
” means the institutional investors, investors affiliated with SK Holdings and individual accredited investors that entered into Subscription Agreements with EverArc, SK Holdings and PSSA, to purchase an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share which were converted into PSSA Ordinary Shares in connection with the closing of the Business Combination.
“
EverArc Subscription Agreements
” means the subscription agreements entered into with the EverArc Subscribers for the purchase of the PIPE Shares.
“
EverArc Subscription Founder Entities
” means TVR EverArc, LLC and Llanerch EverArc, LLC.
“
EverArc Warrants
” means the warrants issued in the IPO, each of which is exercisable for one-fourth
of an EverArc Ordinary Share, in accordance with its terms.
“
EverArc Warrant Instrument
” means the warrant instrument executed by EverArc, dated December 12, 2019, setting forth the terms and conditions of the EverArc Warrants.
“
Exchange Act
” means the Securities Exchange Act of 1934, as amended.
“
Founder Advisory Agreement
” means that certain Founder Advisory Agreement dated as of December 12, 2019, by and between EverArc and the EverArc Founder Entity.
“
Founder Advisory Agreement Calculation Number
” means such number of PSSA Ordinary Shares outstanding immediately following the Business Combination, including any PSSA Ordinary Shares issued upon the exercise of PSSA Warrants, but excluding any PSSA Ordinary Shares issued to shareholders or other beneficial owners of Perimeter in connection with the Business Combination.
“
IFRS
” means International Financial Reporting Standards as issued by the International Accounting Standards Board.
“
IPO
” means EverArc’s initial public offering by way of a placing of ordinary shares with matching warrants, consummated on December 17, 2019.

“
IRS
” means the Internal Revenue Service of the United States of America.
“
LSE
” means the London Stock Exchange.
“
Management Subscribers
” means members of management of Perimeter that entered into Subscription Agreements with PSSA to purchase an aggregate of 1,104,810 PSSA Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination.
“
Management Subscription Agreements
” means the subscription agreements entered into with the Management Subscribers for the purchase of the PIPE Shares.
“
Merger
” means the merger of Merger Sub with and into EverArc, with EverArc surviving the Merger as a wholly owned subsidiary of PSSA.
“
Merger Effective Time
” means the time on November 8, 2021 at which the Plan and Articles of Merger were duly registered by the Registrar of Corporate Affairs of the British Virgin Islands.
“
Merger Sub
” means EverArc (BVI) Merger Sub Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands.
“
NYSE
” means the New York Stock Exchange.
“
OTC
” means the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange.
“
Payment Pric
e
” means the Average Price (as defined in the Founder Advisory Agreement) per PSSA Ordinary Share for the last ten consecutive trading days in the relevant payment year, or as otherwise determined in accordance with the terms of the Founder Advisory Agreement in the event that the Founder Advisory Agreement is terminated in certain circumstances, including if there is a Sale of the Company (as defined in the Founder Advisory Agreement).
“
PCAOB
” means the U.S. Public Company Accounting Oversight Board.
“
Perimeter
” means SK Invictus Intermediate S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert,
L-2453
Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 221.545.
“
Perimeter Ordinary Shares
” means the ordinary shares of Perimeter, with a nominal value of $1.00 per share.
“
PIPE
” means the private placement or placements of PIPE Shares in connection with the consummation of the Transactions.
“
PIPE Shares
” means the PSSA Ordinary Shares (1) issued to the EverArc Subscribers in exchange for the EverArc Ordinary Shares purchased by them pursuant to the EverArc Subscription Agreements, (2) purchased by the Management Subscribers pursuant to the Management Subscription Agreements and (3) purchased by the Director Subscribers pursuant to the Director Subscription Agreements.
“
PIPE Share Price
” means $10.00, the price per share at which EverArc Ordinary Shares (and with respect to the Management Subscribers, PSSA Ordinary Shares) were sold in the PIPE.
“
PIPE Subscribers
” means, collectively, the EverArc Subscribers, Management Subscribers and Director Subscribers.

“
Placing Agents
” means Morgan Stanley & Co. International plc and UBS AG London Branch.
“
Plan and Articles of Merger
” means that certain Articles of Merger between EverArc and Merger Sub, a copy of which is attached to the Business Combination Agreement as Exhibit F.
“
Prospectus
” means the prospectus included in this Registration Statement on Form
S-1
(Registration
No. 333-260798)
filed with the SEC.
“
PSSA
” means Perimeter Solutions, SA, a public company limited by shares (
société anonyme
) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 12E, rue Guillaume Kroll,
L-1882,
Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (
Registre de Commerce et des Sociétés, Luxembourg
) under number B256.548.
“
PSSA Ordinary Shares
” means the ordinary shares of PSSA, with a nominal value of $1.00 per share.
“
PSSA Preferred Shares
” means the redeemable preferred shares of PSSA, with a nominal value of $10.00 per share.
“
PSSA Warrant Instrument
” means the warrant instrument by and between PSSA and Computershare US, as warrant agent, governing the PSSA Warrants, to be entered into at the Closing.
“
PSSA Warrants
” means the EverArc Warrants, as amended at the Merger Effective Time such that each EverArc Warrant became a right to acquire one-fourth
of a PSSA Ordinary Share on substantially the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the PSSA Warrant Instrument.
“
SEC
” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended.
“
SK Holdings
” means SK Invictus Holdings S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert,
L-2453
Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 221.541.
“
Subscription Agreements
” means the EverArc Subscription Agreements, Management Subscription Agreements and Director Subscription Agreements.
“
Transactions
” means the transactions contemplated by the Business Combination Agreement, the Plan and Articles of Merger and all other ancillary agreements thereto, including the Merger and the Contribution and Sale.
“
U.K. Corporate Governance Code
” means the U.K. Corporate Governance Code issued by the Financial Reporting Council in the U.K. from time to time.
“
USDA Forest Service
” means the United States Department of Agriculture Forest Service.
“
U.S. GAAP
” means U.S. generally accepted accounting principles.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to realize the benefits from the Business Combination (as defined below);

•	future financial performance, including any growth or expansion plans and opportunities;

•
our ability to grow long-term value through, among other things, the continuing performance improvement of our existing operations, execution of a disciplined capital allocation and management of our capital structure;

•	cash flow projections;

•	our ability to maintain a leadership position in any market;

•	our ability to retain and recruit officers, key employees or directors;

•	expectations concerning sources of revenue;

•	expectations about demand for fire retardant products, equipment and services;

•	the size of the markets we compete in and potential opportunities in such markets or new markets;

•	our ability to foster highly responsive and collaborative relationships with existing and potential customers and stakeholders;

•	expectations concerning certain of our products’ ability to protect life and property as population settlement locations change;

•	expectations concerning the markets in which we will operate in the coming years;

•	expectations concerning repurchases of our ordinary shares under the Share Repurchase Plan (as defined below); and

•	the expected outcome of litigation matters and the effect of such claims on business, financial condition, results of operations or cash flows.
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause our actual results to differ include:

•
the direct and indirect adverse impact of the novel strain of coronavirus,
SARS-CoV-2,
which causes
COVID-19
(“COVID-19”)
on the global economy and the related governmental regulations and restrictions;

•	negative or uncertain worldwide economic conditions;

•	volatility, seasonality and cyclicality in the industries in which we operate;

•	our ability to realize the strategic and financial benefits of the Business Combination;

•	our substantial dependence on sales to the U.S. Department of Agriculture (“USDA”) Forest Service and the state of California and the risk of decreased sales to these customers;

•
changes in the regulation of the petrochemical industry, a downturn in the oil additives and/or fire retardant end markets or our failure to accurately predict the frequency, duration, timing, and severity of changes in demand in such markets;

•	changes in customer relations or service levels;

•	a small number of our customers represent a significant portion of our revenue;

•	failure to continuously innovate and to provide products that gain market acceptance, which may cause us to be unable to attract new customers or retain existing customers;

•	improper conduct of, or use of our products, by employees, agents, government contractors or collaborators;

•	changes in the availability of products from our suppliers on a long-term basis;

•	production interruptions or shutdowns, which could increase our operating or capital expenditures or negatively impact the supply of our products resulting in reduced sales;

•	changes in the availability of third-party logistics suppliers for distribution, storage and transportation;

•	increases in supply and raw material costs, supply shortages, long lead times for components or supply changes;

•	adverse effects on the demand for our products or services due to the seasonal or cyclical nature of our business or severe weather events;

•	introduction of new products, which are considered preferable, which could cause demand for some of our products to be reduced or eliminated;

•	current ongoing and future litigation, including multi-district litigation and other legal proceedings;

•	heightened liability and reputational risks due to certain of our products being provided to emergency services personnel and their use to protect lives and property;

•
future products liabilities claims where indemnity and insurance coverage could be inadequate or unavailable to cover these claims due to the fact that some of the products we produce may cause adverse health consequences;

•	compliance with export control or economic sanctions laws and regulations;

•	environmental impacts and side effects of our products, which could have adverse consequences for our business;

•	compliance with environmental laws and regulations;

•	our ability to protect our intellectual property rights and know-how;

•	our ability to generate the funds required to service our debt and finance our operations;

•	fluctuations in foreign currency exchange;

•	potential impairments or write-offs of certain assets;

•	the adequacy of our insurance coverage; and

•	challenges to our decisions and assumptions in assessing and complying with our tax obligations.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please read (1) “Risk Factors” starting on page 16 in this prospectus; (2) the annual report on Form
10-K,
quarterly reports on Form
10-Q
and current reports on Form
8-K
filed with the Securities and Exchange Commission (the “SEC”), and (3) other public announcements we make from time to time. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. You should read the entire prospectus carefully before making your investment decision with respect to PSSA Ordinary Shares. You should carefully consider, among other things, the financial statements included elsewhere in this prospectus and the related notes, and the sections titled “Risk Factors,” “Information About Perimeter,” and “Perimeter Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Unless expressly indicated or the context requires otherwise, the terms the “Company,” “PSSA,” “we,” “us” and “our” in this prospectus refer to Perimeter Solutions, SA, and where appropriate, our wholly-owned subsidiaries.
Perimeter
Perimeter is a leading global solutions provider for the fire safety and oil additives industries. The Fire Safety business is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers’ firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers’ needs, and a “never-fail” service network. The segment sells products to government agencies and commercial customers around the world. Our wildfire retardant products are the only qualified products for use by the USDA Forest Service.
Perimeter’s Oil Additives business provides high quality P2S5 primarily used in the preparation of ZDDP-based lubricant additives for critical engine anti-wear solutions. P2S5 is also used in pesticide and mining chemicals applications.
For more information about Perimeter, see the sections entitled “
Information About Perimeter
” and “
Perimeter’s
Management’s Discussion and Analysis of Financial Condition and Results of Operation
.”
Corporate Information
We were incorporated under the laws of the Grand Duchy of Luxembourg on June 21, 2021 as a public company limited by shares (
société anonyme
) having its registered office at 12E, rue Guillaume Kroll,
L-1882,
Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies (Registre de Commerce et des Sociétés de Luxembourg) under number B256.548. We were formed solely in contemplation of the Business Combination, which was completed on November 9, 2021.
Our registered office is 12E, rue Guillaume Kroll,
L-1882,
Grand Duchy of Luxembourg.
Our investor relations website is located at www.perimeter-solutions.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.
The PSSA Ordinary Shares are listed on the NYSE and the PSSA Warrants are listed on the OTC.
The Business Combination
On November 9, 2021, Perimeter consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated June 15, 2021, (the “Business Combination Agreement”), by and among PSSA, EverArc, EverArc (BVI) Merger Sub, and SK Holdings.

In connection with the Business Combination, (a) Merger Sub merged with and into EverArc, with EverArc surviving such merger as a direct wholly-owned subsidiary of PSSA, (b) all EverArc Ordinary Shares outstanding immediately prior to the Merger were exchanged for PSSA Ordinary Shares, (c) SK Holdings contributed a portion of its ordinary shares in Perimeter to PSSA in exchange for 10,000,000 preferred shares of PSSA valued at $100 million and sold its remaining ordinary shares in Perimeter to PSSA for approximately $1.9 billion in cash subject to certain customary adjustments for working capital, transaction expenses, cash and indebtedness (which was approximately $600 million in the aggregate), and (d) all of the outstanding EverArc Warrants were converted to PSSA Warrants.
The cash consideration for the Business Combination was funded through cash on hand, proceeds from the sale of Ordinary Shares to the EverArc Subscribers, as described below, and proceeds from the issuance of senior notes, as described below.
Senior Notes
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, on October 5, 2021, EverArc Escrow S.a` r.l. (“Escrow Issuer”), a newly-formed limited liability company governed by the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of EverArc, launched a private offering of $675,000,000 principal amount of 5.000% senior secured notes due 2029 (the “Senior Notes”) pursuant to that certain Indenture dated as of October 22, 2021 between SK Invictus Intermediate II S.a` r.l., a private limited liability company governed by the laws of the Grand Duchy of Luxembourg (“Invictus II”) and U.S. Bank National Association, as Trustee and Collateral Agent (the “Trustee”). Upon the consummation of the Business Combination, Invictus II assumed the Escrow Issuer’s obligations under the Senior Notes.
The Senior Notes bear interest at an annual rate of 5.000%. Interest on the Senior Notes is payable in cash semi- annually in arrears on April 30 and October 30 of each year, commencing on April 30, 2022.
The Senior Notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by all of Invictus II’s existing or future restricted subsidiaries (other than certain excluded subsidiaries) that guarantee the Revolving Credit Facility.
Subscription Agreements
EverArc, SK Holdings and PSSA entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of institutional investors, investors affiliated with SK Holdings and individual accredited investors (collectively, the “EverArc Subscribers”), pursuant to which the EverArc Subscribers agreed to purchase an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share which were converted into PSSA Ordinary Shares in connection with the closing of the Business Combination. In addition, members of management of Perimeter (collectively, the “Management Subscribers”) purchased an aggregate of 1,104,810 PSSA Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination and the certain director nominees of PSSA (collectively, the “Director Subscribers” and together with the EverArc Subscribers and Management Subscribers, the “PIPE Subscribers”) entered into Subscription Agreements with PSSA pursuant to which they purchased an aggregate of 200,000 PSSA Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination.
Founder Advisory Agreement
On December 12, 2019, EverArc entered into the Founder Advisory Agreement with the EverArc Founder Entity, which is owned and operated by the EverArc Founders. Under the Founder Advisory Agreement, the Founder Entity agreed, at the request of EverArc (and only to such extent as is mutually agreed): (i) prior to consummation of its initial business combination, to assist with identifying target opportunities, due diligence, negotiation, documentation and investor relations with respect to the initial business combination; and (ii) following the Business Combination, to provide strategic and capital allocation advice and such other services as may from time to time be agreed. In addition, the EverArc Founder Entity has the right to appoint up to six directors for election to the Board. Upon consummation of the Business Combination, the rights and obligations of EverArc under the Founder Advisory Agreement were assigned to, and assumed by, PSSA.
In exchange for the services provided thereunder, the EverArc Founder Entity will be entitled to receive both a variable amount (the “Variable Annual Advisory Amount”) and a fixed amount (the “Fixed Annual Advisory Amount,” each an “Advisory Amount” and collectively, the “Advisory Amounts”), each as described below:

•
Variable
Annual Advisory
Amount.
Effective upon the consummation of the Business Combination through December 31, 2031, and once the Average Price (as defined in the Founder Advisory Agreement) per PSSA Ordinary Share is at least $10.00 for ten consecutive trading days, the Variable Annual Advisory Amount will be equal in value to:

•
in the first year in which the Variable Annual Advisory Amount is payable, (x) 18% of the increase in the market value of one PSSA Ordinary Share over $10.00 (such increase in market value, the “Payment Price”)
multiplied by
(y) the Founder Advisory Agreement Calculation Number, which based on the assumptions described in this prospectus, is currently expected to be 157,137,410 PSSA Ordinary Shares and, assuming a stock price of $11.50 per PSSA Ordinary Share, the variable annual advisory amount payable to the EverArc Founder Entity in year one would have a value of $42,427,101; and

•
in the following years in which the Variable Annual Advisory Amount may be payable (if at all), (x) 18% of the increase in Payment Price over the previous year Payment Price multiplied by
(y) the Founder Advisory Agreement Calculation Number, which based on the assumptions described in this prospectus, is currently expected to be 157,137,410 PSSA Ordinary Shares. For each $1 increase in the stock price of PSSA Ordinary Shares above $11.50, or such higher stock price on which a variable annual advisory amount was previously paid to the EverArc Founder Entity, the EverArc Founder Entity will receive a variable annual advisory amount valued at $28,284,734.

•
Fixed Annual Advisory Amount
. Effective upon the consummation of the Business Combination through December 31, 2027, the Fixed Annual Advisory Amount will be equal to that number of PSSA Ordinary Shares equal to 1.5% of the Founder Advisory Agreement Calculation Number. Based on the assumptions described in this prospectus, the Fixed Annual Advisory Amount is currently expected to be 2,357,061 PSSA Ordinary Shares which, assuming a stock price of $11.50 per PSSA Ordinary Share, would have a value of $27,106,203 and assuming a stock price of $5.00 per PSSA Ordinary Share, would have a value of $11,785,306. Each additional $1 increase in the stock price of PSSA Ordinary Shares above $11.50 will increase the value of the fixed annual advisory amount payable to the EverArc Founder Entity by $2,357,061.

Each Advisory Amount, as applicable, will be paid on the relevant Payment Date in PSSA Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such Advisory Amount payable is paid in PSSA Ordinary Shares. The EverArc Founders have advised PSSA that their intention is to elect, via the EverArc Founder Entity, to receive any Advisory Amounts payable in PSSA Ordinary Shares and for any cash element (which will be calculated using the Payment Price) to only be such amount as is required to meet any related taxes. The amounts used for the purposes of calculating the Advisory Amounts and the relevant numbers of PSSA Ordinary Shares are subject to adjustment to reflect any split or reverse split of the outstanding PSSA Ordinary Shares after the date of the closing of the Business Combination.
The Founder Advisory Agreement will remain in effect through December 31, 2031 unless terminated earlier in accordance with its terms. The Founder Advisory Agreement may be terminated by EverArc at any time if the EverArc Founder Entity engages in any criminal conduct or in willful misconduct which is harmful to EverArc

(as determined by a court of competent jurisdiction in the State of New York). In addition, the Founder Advisory Agreement can be terminated at any time following consummation of the Business Combination (i) by the EverArc Founder Entity if PSSA ceases to be traded on the NYSE; or (ii) by the EverArc Founder Entity or PSSA if there is (A) a Sale of the Company (as defined in the Founder Advisory Agreement) or (B) a liquidation of PSSA.
For 2021, the Average Price was $13.6254 per share, resulting in a total variable annual advisory fee for 2021 of 7,525,906 Ordinary Shares, or a value of $102,543,480 (the “2021 Variable Amount”). The EverArc Founder Entity also received the fixed annual advisory amount which was equal to 1.5% of the Founder Advisory Agreement Calculation Number: 2,357,061 Ordinary Shares or a value of $32,115,899 (based on the Average Price for 2021) (the “2021 Fixed Amount” and together with the 2021 Variable Amount, the “2021 Advisory Amounts”). Per the Founder Advisory Agreement, the EverArc Founder Entity elected to receive approximately 60% of the 2021 Advisory Amounts in Ordinary Shares (5,952,992 Ordinary Shares) and approximately 40% of the Advisory Amounts in cash ($53,547,483). William N. Thorndike, Jr., W. Nicholas Howley, Haitham Khouri, Vivek Raj and Tracy Britt Cool hold ownership interests of 33%, 33%, 25%, 7% and 2%, respectively, in the EverArc Founder Entity.
Lock Up Arrangements
Pursuant to the Placing Agreement, the EverArc Founders, the EverArc Subscription Founder Entities, the EverArc Founder Entity and each of the Directors have agreed that they shall not, without the prior written consent of the Placing Agents offer, sell, contract to sell, pledge or otherwise dispose of any EverArc Ordinary Shares, Founder Shares or EverArc Warrants they hold directly or indirectly in EverArc (or acquire pursuant to the terms of the Founder Advisory Agreement or EverArc Warrants) or any interest in any entity other than EverArc which they may receive in connection with a Business Combination for their EverArc Ordinary Shares or EverArc Warrants, for a period commencing on the date of the Placing Agreement and ending November 9, 2022, one year after EverArc has completed the Business Combination.
Stock Exchange Listing
The PSSA Ordinary Shares are listed on the NYSE under the symbol “PRM” and the PSSA Warrants are listed on the OTC under the symbol “PRMW.”
Emerging Growth Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;
the issuance, in any three- year period, by us of more than $1.0 billion in non-convertible
debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Summary of Risk Factors.
Our business is subject to varying degrees of risk and uncertainty. Below is a summary of the principal risk factors that may affect our business, financial condition and results of operations. This summary does not address all of the risks that we face. Investors should carefully consider the risks and uncertainties summarized below along with additional discussion of such summarized risks under the heading “Risk Factors” herein, together with other information in this prospectus and our other filings with the SEC.
Risks Related Our Business and Industry

•	a small number of our customers represent a significant portion of our revenue;

•	as a supplier and service provider to the U.S. government and many foreign governments, states, and municipalities, we are subject to certain heightened risks;

•	our profitability could be negatively impacted by price and inventory risk;

•
changes in the regulation of the petrochemical industry, a downturn in the oil additives and/or fire retardant end markets or our failure to accurately predict the frequency, duration, timing, and severity of changes in demand in such markets;

•	risks from the improper conduct of, or use of our products, by employees, agents, government contractors, or collaborators could adversely affect our reputation;

•	risks related to purchasing products from our suppliers on a long-term basis and production interruptions or shutdowns;

•	reliance on third-party logistics suppliers for distribution, storage, transportation, operating supplies and products;

•	we are susceptible to supply and raw material cost increases, supply shortages, long lead times, and supply changes;

•	if we fail to continuously innovate and to provide products that gain market acceptance, we may be unable to attract new customers or retain existing customers;

•	the seasonal or cyclical nature of our business and severe weather events may cause demand for our products and services to be adversely affected;

•	our industry and the markets in which we operate have few large competitors and increased competitive pressures;

•
our competitive position could be adversely affected if we fail to protect our patents, trade secrets or other intellectual property rights, if our patents expire or if we become subject to infringement claims;

•	risks inherent in our global operations;

•	we may fail to realize the strategic and financial benefits currently anticipated from the Business Combination (as defined below);

•
subsequent to the consummation of the Business Combination (as defined below), we may be required to take write-downs or be subject to restructuring, impairment or other charges that could have a significant negative effect on our business and financial condition as well as the price of our ordinary shares, which could cause you to lose some or all of your investment;

•	our substantial indebtedness may adversely affect our cash flow and our ability to operate our business;

•	terms of our indebtedness may limit our ability to borrow additional funds or capitalize on business opportunities;

•	we may incur substantial additional indebtedness;

•	an increase in interest rates would increase the costs on our revolving credit facility and on our variable rate indebtedness;

•	discontinuation of London Inter Bank Offered Rate (“LIBOR”) could adversely affect our operating results and financial condition;

•	our business may be negatively impacted as a result of Russian actions in Ukraine.
Risks Related to Regulatory and Legal Matters

•	risks related to litigation by customers, suppliers and other third parties, including multi-district litigation and other legal proceedings;

•	certain of our products are provided to emergency services personnel and are intended to protect lives and property, so we are subject to heightened liability and reputational risks;

•
some of the products we produce may cause adverse health consequences and we are and may be subject in the future to product liability claims, and indemnity and insurance coverage could be inadequate or unavailable to cover these claims;

•
risks related to
non-compliance
with export control or economic sanctions laws and regulations U.S. Foreign Corrupt Practices Act (the “FCPA”) and similar anticorruption, anti-bribery and anti-kickback laws, environmental laws and laws and regulations related to PFAS (as defined below);

•	our contracts with the federal or state governments subject us to additional oversight and risks;

•	our products are subject to extensive government scrutiny and regulation, including the USDA Forest Service qualification process;

•	environmental laws and regulations may subject us to significant liabilities;

•	legal and regulatory claims, investigations and proceedings may be initiated against us in the ordinary course of business.
Risks Related to Operating as a Public Company

•	our management has limited experience in operating a public company;

•	the requirements of being a public company may strain our resources and divert management’s attention;

•
we have identified material weaknesses in our internal control over financial reporting which we may not successfully remediate or fail to maintain effective internal controls over financial reporting;

•
our results of operations may differ significantly from the unaudited pro forma financial data included in the registration statement filed in connection with the Business Combination (as defined below);

•
if the Business Combination’s benefits do not meet the expectations of investors or securities analysts or a market for our securities does not continue, it would adversely affect the liquidity and price of our securities;

•	EverArc Founders (as defined below) may have interests that are different than the interests of our shareholders;

•
payment of fees in cash pursuant to the advisory agreement entered into by EverArc (as defined below) on December 12, 2019 (“Founder Advisory Agreement”) with EverArc Founders, LLC, a Delaware limited liability company (“EverArc Founder Entity”) which is owned and operated by William N. Thorndike, Jr., W. Nicholas Howley, Tracy Britt Cool, Vivek Raj and Haitham Khouri (collectively the “EverArc Founders”) could reduce cash available for investment, working capital and distribution to shareholders;

•	shareholders will experience dilution as a consequence of the issuance of our ordinary shares as payment for annual Founder Advisory Agreement fees;

•	if we terminate the Founder Advisory Agreement under certain circumstances, we have to pay a significant termination fee.
Risks Related to Investment in a Luxembourg Company

•
we are organized under the laws of the Grand Duchy of Luxembourg. It may be difficult for you to obtain or enforce judgments or bring original actions against PSSA or the members of its board of directors in the U.S.;

•
Luxembourg and European insolvency and bankruptcy laws are substantially different from U.S. insolvency and bankruptcy laws and may offer PSSA’s shareholders less protection than they would have under U.S. insolvency and bankruptcy laws;

•
the rights of our shareholders may differ from the rights they would have as shareholders of a U.S. corporation, which could adversely impact trading in our ordinary shares and its ability to conduct equity financings.

Risks Related to Taxes

•
if we are or become a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. Holders of our ordinary shares or warrants could be subject to adverse U.S. federal income tax consequences;

•	if a United States person is treated as owning at least 10% of our ordinary shares, such person may be subject to adverse U.S. federal income tax consequences;

•	changes in tax laws may materially adversely affect our business, prospects, financial condition and operating results.
General Risks

•	we may require additional capital to fund our operations;

•
cybersecurity attack, acts of cyber-terrorism, failure of technology systems and other disruptions to our information technology systems may adversely impact our business, financial condition and results of operations;

•	our insurance may not fully cover all of our risks;

•	we are subject to general governmental regulation and other legal obligations, including those related to privacy, data protection and information security;

•	the continuing impacts of the COVID-19 pandemic may have an adverse effect on our business, financial condition and results of operations; and

•	the loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully.

THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the PSSA Ordinary Shares and PSSA Warrants.
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “
Risk Factors
” on page 16 of this prospectus.
Issuance of Ordinary Shares:

Ordinary Shares Offered Hereunder	8,505,000 PSSA Ordinary Shares issuable by us upon the exercise of PSSA Warrants.
Resale of Ordinary Shares:

PSSA Ordinary Shares Offered by the Selling Securityholders	116,304,810

Use of Proceeds	We will not receive any proceeds from the sale of our securities offered by the Selling Securityholders under this prospectus (the “Securities”). We will receive up to an aggregate of approximately $102,060,000 if all of the PSSA Warrants are exercised to the extent such PSSA Warrants are exercised for cash.

Risk Factors	See the section titled
“Risk Factors”
and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in PSSA Ordinary Shares.

Trading Symbols	The PSSA Ordinary Shares are listed on the NYSE under the symbol “PRM.” The PSSA Warrants are listed on the OTC under the symbol “PRMW.”

Lock-Up Restrictions	Certain of our shareholders are subject to certain restrictions on transfer until the termination of applicable lock-up
periods. See “
Summary of the
Prospectus—Lock-Up
Arrangements
” for further discussion.

RISK FACTORS
Investing in our ordinary shares involves significant risks, some of which are described below. In evaluating our business, investors should carefully consider the following risk factors. These risk factors contain, in addition to historical information, forward-looking statements that involve substantial risks and uncertainties. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below. The order in which the following risks are presented is not intended to reflect the magnitude of the risks described. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and prospects. In that case, the trading price of our ordinary shares could decline, perhaps significantly, and you therefore may lose all or part of your investment.
Risks Related to Our Business and Industry
A small number of customers represent a significant portion of our revenue, and a loss of one or more of these customers could have a material adverse effect on our business, financial condition and results of operations.
A small number of customers represent a significant portion of our revenue. A certain number of contracts with these customers are on an on-demand,
as-needed
basis, and there are no guaranteed minimums included in such contracts. In other cases, manufacturing disruptions at customer sites can significantly decrease customer demand. Because of the concentrated nature of our customer base and contract terms applicable to such customers, our quarterly revenue and results of operations may fluctuate from quarter to quarter and are difficult to estimate. In addition, any cancellation of orders or any acceleration or delay in anticipated product purchases by our larger customers could materially affect our revenue and results of operations in any quarterly period. We may be unable to sustain or increase our revenue from our larger customers or offset any discontinuation or decrease of purchases by our larger customers with purchases by new or other existing customers. To the extent one or more of our larger customers experience significant financial difficulty, bankruptcy or insolvency, this could have a material adverse effect on our sales and our ability to collect on receivables, which could harm our business, financial condition and results of operations.
In addition, certain customers, including some of our larger customers, have negotiated, or may in the future negotiate, volume-based discounts or other more favorable terms from us, which can and have had a negative effect on our gross margins or revenue. We expect that such concentrated purchases will continue to contribute materially to our revenue for the foreseeable future and that our results of operations may fluctuate materially as a result of such larger customers’ buying patterns.
We are substantially dependent on sales to the USDA Forest Service and the state of California, which account for approximately 59% of our revenue related to our fire safety segment.
Sales to the USDA Forest Service and the state of California represent a substantial portion of our revenues and this concentration of our sales makes us substantially dependent on those customers. In fiscal year 2021, sales to the USDA Forest Service and the state of California accounted for approximately 59% of our revenue related to our fire-safety segment. This customer concentration makes us subject to the risk of nonpayment, nonperformance, re-negotiation
of terms or
non-renewal
by these major customers under our commercial agreements. If the USDA Forest Services and/or the state of California reduce their spend on our fire retardant products, we may experience a reduction in revenue and may not be able to sustain profitability, and our business, financial condition and results of operations would be materially harmed.
As a supplier and service provider to the U.S. government, we are subject to certain heightened risks, such as those associated with the government’s rights to audit and conduct investigations and with its rights to terminate contracts for convenience or default.
As a supplier and service provider to the U.S. government, we are subject to certain heightened risks, such as those associated with the government’s rights to audit and conduct investigations and with its rights to terminate contracts for convenience or default. We may in the future be the subject of U.S. government investigations relating to our U.S. government contracts. Such investigations often take years to complete and could result in administrative, civil or criminal liabilities, including repayments, fines, treble and other damages, forfeitures, restitution or penalties, or could lead to suspension or debarment of U.S. government contracting or of export privileges. For instance, if a business unit were charged with wrongdoing in connection with a U.S. government investigation (including fraud, or violation of certain environmental or export laws), the U.S. government could suspend us from bidding on or receiving awards of new U.S. government contracts or subcontracts. If convicted or found liable, the U.S. government could fine and debar us from receiving new awards for a period generally not to exceed three years and could void any contracts found to be tainted by fraud. We also could suffer reputational harm if allegations of impropriety were made against us, even if such allegations are later determined to be unsubstantiated.
Some of our sales are to foreign buyers, which exposes us to additional risks such as foreign political, foreign exchange, economic and regulatory risks.
We derived approximately 27% of our revenues from customers located in foreign countries in fiscal 2021. The amount of foreign sales we make may increase in the future. The additional risks of foreign sales include:

•	potential adverse fluctuations in foreign currency exchange rates;

•	higher credit risks;

•	restrictive trade policies of the U.S. or foreign governments;

•	currency hyperinflation and weak banking institutions;

•	changing economic conditions in local markets;

•	compliance risk related to local rules and regulations;

•	political and economic instability in foreign markets;

•	changes in leadership of foreign governments; and

•	export restrictions due to local states of emergency for disease or illness.
Some or all of these risks may negatively impact our business, financial condition and results of operations.
Our profitability could be negatively impacted by price and inventory risk related to our business, including commodity price exposure.
Our realized margins depend on the differential of sales prices over our total supply costs. Our profitability is therefore sensitive to changes in product prices caused by changes in supply, transportation and storage capacity or other market conditions.
Generally, we attempt to maintain an inventory position that is substantially balanced between our purchases and sales, including our future delivery obligations. We attempt to obtain a certain margin for our purchases by selling our product to our customers. However, market, weather or other conditions beyond our control may disrupt our expected supply of product, and we may be required to obtain supply at increased prices that cannot be passed through to our customers. For example, some of our supply contracts follow market prices, which may fluctuate through the year, while our product prices may be fixed on a quarterly or annual basis, and therefore, fluctuations in our supply may not be passed through to our customers and can produce an adverse effect on our margins.

Changes in the regulation of the petrochemical industry, a downturn in the oil additives and/or fire retardant end markets or our failure to accurately predict the frequency, duration, timing, and severity of changes in demand in such markets and the broader necessity for oil additives and/or firefighting related materials could adversely affect our business, financial condition and results of operations.
Our end markets experience constantly changing demand depending on a number of factors that are out of our control. In our oil additives business, we supply P
2
S
5
which is primarily used in the lubricant additives market to produce a critical compound in engine oils. As more electric vehicles emerge on the automobile market, use of the internal combustion engine may decline, thereby lessening demand for our oil additive products. In our fire retardant business, demand is dependent on the occurrence of fires, which are seasonal and dependent on environmental and other factors. Changes in the occurrence, severity and duration of fires may change demand for our fire retardant products. For example, in 2019 we experienced the lowest U.S. fire season in 16 years. Seasonality in the fire retardant end market could periodically result in higher or lower levels of revenue and revenue concentration with a single or small number of customers. See “—The seasonal or cyclical nature of our business and severe weather events may cause demand for our products and services to be adversely affected while certain of our fixed costs remain the same, and prior performance is not necessarily indicative of our future results.” Our inability to offset the volatility of these end markets through diversification into other markets, could materially and adversely affect our business, financial condition and results of operations.
There can be no assurance that we will maintain our relationship with, or serve, our customers at current levels.
There can be no assurance that we will maintain our relationship with, or serve, our customers at current levels. In addition, there is no assurance that any new agreement we enter into to supply or share services or facilities will have terms as favorable as those contained in current arrangements. Less favorable contract terms and conditions under any customer contract or contract for supply, purchase or shared services or facilities, could have a material adverse effect on our business, financial condition and results of operations.
Risks from the improper conduct of, or use of our products by, employees, agents, government contractors, or collaborators could adversely affect our reputation as well as our business, financial condition and results of operations.
Unapproved or improper use of our products, or inadequate disclosure of risks or other information relating to the use of our products can lead to injury or other serious adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or as required by governmental authorities), and could result, in certain cases, in the removal of a product from the market. A recall could result in significant costs and lost sales and customers, enforcement actions and/or investigations by state and federal governments or other enforcement bodies, as well as negative publicity and damage to our reputation that could reduce future demand for our products. Personal injuries relating to the use of our products can also result in significant product liability claims being brought against us. See “—Some of the products we produce may cause adverse health consequences, which exposes us to product liability and other claims, and we may, from time to time, be the subject of indemnity claims. Indemnity and insurance coverage could be inadequate or unavailable to cover such product liability and other claims.”
We cannot ensure that our compliance controls, policies, and procedures will in every instance protect us from acts committed by our employees, agents, contractors, service providers or collaborators that would violate the laws or regulations of the jurisdictions in which we operate, including, without limitation, employment, foreign corrupt practices, trade restrictions and sanctions, environmental, competition, and privacy laws and regulations. Such improper actions could subject us to civil or criminal investigations, and monetary and injunctive penalties, and could adversely impact our reputation as well as our business, financial condition and results of operations.

There is no guarantee that we will be able to continue purchasing products from our suppliers on a long-term basis.
There is no guarantee that we will be able to continue purchasing products from our current suppliers on a long-term basis. Some supply contracts are renewable or renew automatically unless notice of termination is given, however there can be no assurance that they will be renewed or that notice of termination will not be given. We also have long-term relationships with certain suppliers, but there are no assurances that such relationships, and related supply, will continue. Finding a new supplier may take a significant amount of time and resources, and once we have identified such new supplier, we would have to ensure that they meet our standards for quality control and have the necessary technical capabilities, responsiveness, high-quality service and financial stability. Further, any changes in our supply would require requalification with the USDA Forest Service for products on the QPL. If we are unable to efficiently manage our supply chain and / or ensure that our products are available to meet consumer demand, our operating costs could increase and our profit margins could decrease. Any of these factors could impact our ability to supply our products to customers and consumers and may adversely affect our business, financial condition and results of operations.
Production interruptions or shutdowns could increase our operating or capital expenditures or negatively impact the supply of products resulting in reduced sales.
Manufacturing of our oil additives and fire retardant products is concentrated at certain facilities. In the event of a significant manufacturing difficulty, disruption or delay, we may not be able to develop alternate or secondary manufacturing locations without incurring material additional costs and substantial delays. Furthermore, these risks could materially and adversely affect our business if our facilities are impacted by a natural disaster or other interruption at a particular location. Transferring manufacturing to another location may result in significant delays in the availability of our products. As a result, protracted regional crises, issues with manufacturing facilities, or the
COVID-19
pandemic, could lead to eventual shortages of necessary components. It could be difficult or impossible, costly and time consuming to obtain alternative sources for these components, or to change products to make use of alternative components. In addition, difficulties in transitioning from an existing supplier to a new supplier could create delays in component availability that would have a significant impact on our ability to fulfill orders for our products.
The operation of manufacturing plants involves many risks, including suspension of operations and increased costs or requirements stemming from new government statutes, regulations, guidelines and policies, including evolving environmental regulations.
The operation of manufacturing plants involves many risks, including suspension of operations and increased costs or requirements stemming from new government statutes, regulations, guidelines and policies, including evolving environmental regulations. We need environmental and operational registrations, licenses, permits, inspections and other approvals to operate. The loss or delay in receiving a significant permit or license or the inability to renew it and any loss or interruption of the operations of our facilities may harm our business, financial condition and results of operations.
We rely on third-party logistics suppliers for the distribution, storage and transportation of raw materials, operating supplies and products.
We rely on third-party logistics suppliers for the distribution, storage and transportation of raw materials, operating supplies and products. Delays or disruptions in the supply chain may adversely impact our ability to manufacture and distribute products thus impacting business financials. Any failure to properly store our products may similarly impact our manufacturing and distribution capabilities, impacting business financials. Although no single third-party logistics supplier and no one country is critical to our production needs, if we were to lose a supplier it could result in interruption of product shipments, cancellation of orders by customers and termination of relationships. This, along with the damage to our reputation, could have a material adverse effect on our revenues and, consequently, our business, financial condition and results of operations.

In addition, actions by a third-party logistics supplier that fail to comply with contract terms or applicable laws and regulations could result in such third-party logistics supplier exposing us to claims for damages, financial penalties and reputational harm, any of which could have a material adverse effect in our business, financial condition and results of operations.
Raw materials necessary for the production of our products and with limited sources of supply are susceptible to supply cost increases which we may not be able to pass onto customers, disruptions to the supply chain, and supply changes, any of which could disrupt our supply chain and could lead to us not meeting our contractual requirements.
All of the raw materials that go into the manufacture of our fire retardant and oil additive products are sourced from third-party suppliers. Some of the key raw materials used to manufacture our products come from limited or sole sources of supply. We are therefore subject to the risk of shortages and long lead times in the supply of these raw materials and the risk that our suppliers discontinue or modify raw materials used in our products. We have a global supply chain and the
COVID-19
pandemic has and may continue to adversely affect our ability to source raw materials in a timely or cost-effective manner from our suppliers. For example, reduction in shipping resources have resulted in longer lead times for key raw materials to be transported to our facilities. In addition, the lead times associated with certain raw materials are lengthy and preclude rapid changes in quantities and delivery schedules. We have in the past experienced and may in the future experience raw materials shortages and price fluctuations of certain key raw materials and materials, and the predictability of the availability and pricing of these raw materials may be limited. Raw materials shortages or pricing fluctuations could be material in the future. In the event of a raw materials shortage, supply interruption or material pricing change from suppliers of these raw materials, we may not be able to develop alternate sources in a timely manner or at all in the case of sole or limited sources. Developing alternate sources of supply for these raw materials is time-consuming, difficult, and costly as they require extensive qualifications and testing, and we may not be able to source these raw materials on terms that are acceptable to us, or at all, which may undermine our ability to meet our requirements or to fill customer orders in a timely manner. Any interruption or delay in the supply of any of these raw materials, or the inability to obtain these raw materials from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect our ability to meet our scheduled product deliveries to our customers. This could adversely affect our relationships with our customers and could cause delays in shipment of our products and adversely affect our business, financial condition and results of operations. In addition, increased raw materials costs could result in lower gross margins. Even where we are able to pass increased raw materials costs along to our customers, there may be a lapse of time before we are able to do so such that we must absorb the increased cost. If we are unable to buy these raw materials in quantities sufficient to meet our requirements on a timely basis, we will not be able to deliver products to our customers, which may result in such customers using competitive products instead of our products.
If the cost of our raw materials fluctuates significantly, this may adversely impact our profit margin and financial position.
Our business uses phosphorus as a key raw material. The price of this raw material may fluctuate in the future. If the price for this raw material increases, our profit margin could decrease for certain business lines.
The industries in which we operate and which we intend to operate in the future are subject to change. If we fail to continuously innovate and to provide products that gain market acceptance, we may be unable to attract new customers or retain existing customers, and hence our business, financial condition and results of operations may be adversely affected.
The industries in which we operate and intend to operate in the future are subject to change, including shifts in customer demands and regulatory requirements and emergence of new industry standards and practices. Thus, our success will depend, in part, on our ability to respond to these changes in a cost-effective and timely manner. We need to anticipate the emergence of new technologies and assess their market acceptance. We also need to invest significant resources in research and development in order to keep our products competitive in the market.

However, research and development activities are inherently uncertain, and we might encounter practical difficulties in commercializing our research and development results, which could result in excessive research and development expenses or delays. If we are unable to keep up with the technological developments and anticipate market trends, or if new technologies render our products obsolete, customers may no longer be attracted to our products. As a result, our business, financial condition and results of operations would be materially and adversely affected.
The seasonal or cyclical nature of our business and severe weather events may cause demand for our products and services to be adversely affected while certain of our fixed costs remain the same, and prior performance is not necessarily indicative of our future results.
Our operating revenues of our fire retardant business tend to be somewhat higher in summer months primarily due to the hotter/drier weather, which is generally correlated with a higher prevalence of wildfires. This is in part offset by the disbursement of our operations in both the northern and southern hemispheres, so that the summer seasons alternate.
The demand for our fire retardant products can be significantly impacted by the climate. While weather-related and other event-driven increases in demand can boost revenues through additional demand for our products for a limited time, we may incur increased costs in our efforts to produce enough products and to transport our products to our customers in a timely matter.
For these and other reasons, operating results in any interim period are not necessarily indicative of operating results for an entire year, and operating results for any historical period are not necessarily indicative of operating results for a future period. Our stock price may be negatively or positively impacted by interim variations in our results.
Our industry and the markets in which we operate have few large competitors and increased competitive pressures could reduce our share of the markets we serve and adversely affect our business, financial condition and results of operations.
Increased interest and potential competition in our markets from existing and potential competitors may reduce our market share and could negatively impact our business, financial condition and results of operations. Historically we have had relatively few large competitors. Existing and potential competitors may have more resources and better access to capital markets to facilitate continued expansion. If there are new entrants into our markets, the resulting increase in competition may adversely impact our financial results.
If new products are introduced into the market that are lower in cost, have enhanced performance characteristics or are considered preferable for environmental or other reasons, demand for some of our products could be reduced or eliminated.
New fire retardants based on different chemistry or raw materials may be introduced by competitors in the future. These products may be lower in cost or have enhanced performance characteristics compared to our existing products, and our customers may find them preferable. Replacement of one or more of our products in significant volumes could have a material adverse effect on our business, financial condition and results of operations.
Our businesses depend upon many proprietary technologies, including patents, licenses, trademarks and trade secrets. Our competitive position could be adversely affected if we fail to protect our patents, trade secrets or other intellectual property rights, if our patents expire or if we become subject to claims that we are infringing upon the rights of others.
Our intellectual property is of particular importance for a number of the specialty products that we manufacture and sell. The trademarks and patents that we own may be challenged, and because of such challenges, we could eventually lose our exclusive rights to use and enforce such patented technologies and trademarks, which could adversely affect our competitive position, business, financial condition and results of operations. We are licensed to use certain patents and technology owned by other companies to manufacture products complementary to our own products. We pay royalties for these licenses in amounts not considered material, in the aggregate, to our consolidated results.
We also rely on unpatented proprietary
know-how
and continuing technological innovation and other trade secrets in all regions to develop and maintain our competitive position. Although it is our policy to enter into confidentiality agreements with our employees and third parties to restrict the use and disclosure of trade secrets and proprietary know-how,
those confidentiality agreements may be breached. Additionally, adequate remedies may not be available in the event of an unauthorized use or disclosure of such trade secrets and know-how,
and others could obtain knowledge of such trade secrets through independent development or other access by legal means. The failure of our patents, trademarks or confidentiality agreements to protect our processes, technology, trade secrets or proprietary know-how
and the brands under which we market and sell our products could have a material adverse effect on our business, financial condition and results of operations.
Our patents may not provide full protection against competing manufacturers in the United States, or in countries outside of the United States, including members of the European Union and certain other countries, and patent terms may also be inadequate to protect our products for an adequate amount of time. Weaker protection may adversely impact our sales, business, financial condition and results of operations.
In some of the countries in which we operate, the laws protecting patent holders are significantly weaker than in the United States, countries in the European Union and certain other countries. Weaker protection may assist competing manufacturers in becoming more competitive in markets in which they might not have otherwise been able to introduce competing products for a number of years. As a result, we tend to rely more heavily upon trade secret and know-how
protection in these regions, as applicable, rather than patents and this may adversely impact our sales, business, financial condition and results of operations.
Our commercial success will depend in part on our success in obtaining and maintaining issued patents and other intellectual property rights in the United States and elsewhere. If we do not adequately protect our intellectual property, competitors may be able to use our processes and erode or negate any competitive advantage we may have, which could harm our business.
We cannot provide any assurances that any of our patents have, or that any of our pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products, any additional features we develop or any new products. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented. We also cannot provide any assurances that any of our pending patent applications will be approved and a rejection of a patent application could have a materially adverse effect on our ability to protect our intellectual property from competitors.
Furthermore, though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. We may not be able to prevent the unauthorized disclosure or use of our knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these countries. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of our business. In addition, intellectual property litigation or claims could force us to do one or more of the following:

•	cease selling products that contain asserted intellectual property;

•	pay substantial damages for past use of the asserted intellectual property;

•	obtain a license from the holder of the asserted intellectual property, which may not be available on reasonable terms; and

•	redesign or rename, in the case of trademark claims, our products to avoid infringing the rights of third parties.
Such requirements could adversely affect our revenue, increase costs, and harm our business, financial condition and results of operations.
Several of our niche products and services are sold in select markets. There can be no assurance that these markets will not attract additional competitors that could have greater financial, technological, manufacturing and/or marketing resources.
Select markets for some of our niche products and services may attract additional competitors. We cannot assure you that we will have the financial resources to fund capital improvements to more effectively compete with such competitors or that even if financial resources are available to us, that projected operating results will justify such expenditures. Smaller companies may be more innovative, better able to bring new products to market and better able to quickly exploit and serve niche markets.
There are other risks that are inherent in our global operations.
A portion of our revenues and earnings are generated by
non-U.S.
operations. Risks inherent in our global operations include:

•	the potential for changes in socio-economic conditions, laws and regulations, including antitrust, import, export, labor and environmental laws, and monetary and fiscal policies;

•	unsettled or unstable political conditions;

•	government-imposed plant or other operational shutdowns;

•	corruption;

•	natural and man-made disasters,

•	hazards and losses; and

•	violence, civil and labor unrest, and possible terrorist attacks.
There can be no assurance that any or all of these events will not have a material adverse effect on our business, financial condition and results of operations.
We may fail to realize the strategic and financial benefits currently anticipated from the Business Combination.
The future success of the Business Combination, including anticipated benefits, depends, in part, on our ability to optimize our operations as a public company. The optimization of our operations following the Business Combination will be a complex, costly and time-consuming process and if we experience difficulties in this process, the anticipated benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on us for an undetermined period. There can be no assurances that we will realize the potential operating efficiencies, synergies and other benefits currently anticipated from the Business Combination.
Some of the factors involved in this are outside of our control, and any one of them could result in delays, increased costs, decreases in the amount of potential revenues, potential cost savings, and diversion of management’s time and energy, which could materially affect our business, financial condition and results of operations.
Subsequent to the consummation of the Business Combination, we may be required to take write-downs or write-offs, or we may be subject to restructuring, impairment or other charges that could have a significant negative effect on our business, financial condition and results of operations as well as the price of our ordinary shares, which could cause you to lose some or all of your investment.
Even though we have conducted extensive due diligence on Perimeter, we cannot assure you that this diligence identified all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Perimeter’s and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off
assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash
items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about our securities or us. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing
debt held by Perimeter or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.
Our substantial indebtedness may adversely affect our cash flow and our ability to operate our business and fulfill our obligations under our indebtedness.
As of December 31, 2021, we had $675.0 million in Senior Notes outstanding and no borrowings outstanding under our revolving credit facility.
Our substantial indebtedness could have significant effects on our operations. For example, it may:

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, dividends, research and development efforts and other general corporate purposes;

•	increase the amount of our interest expense, because our borrowings are at variable rates of interest, which, if interest rates increase, would result in higher interest expense;

•	cause credit rating agencies to view our debt level negatively;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•	limit our ability to make strategic acquisitions, introduce new technologies or exploit business opportunities; and

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness.
The terms of our indebtedness may limit our ability to borrow additional funds or capitalize on business opportunities, and our future debt level may limit our future financial and operating flexibility.
Our ability to access capital markets to raise capital on favorable terms will be affected by our debt level, our operating and financial performance, the amount of our current maturities and debt maturing in the next several years, and by prevailing credit market conditions. Moreover, if lenders or any future credit rating agency downgrade our credit rating, then we could experience increases in our borrowing costs, face difficulty accessing capital markets or incurring additional indebtedness, be unable to receive open credit from our suppliers and trade counterparties, be unable to benefit from swings in market prices and shifts in market structure during periods of volatility in the crude oil and natural gas markets or suffer a reduction in the market price of our Common Stock. If we are unable to access the capital markets on favorable terms at the time a debt obligation becomes due in the future. The price and terms upon which we might receive such extensions or additional bank credit, if at all, could be more onerous than those contained in existing debt agreements. Any such arrangements could, in turn, increase the risk that our leverage may adversely affect our future financial and operating flexibility and thereby impact our ability to pay cash distributions at expected rates.
We may incur substantial additional indebtedness, which could further exacerbate the risks that we may face.
Subject to the restrictions in the agreements that govern our revolving credit facility, we may incur substantial additional indebtedness (including secured indebtedness) in the future. These restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial.
Any material increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we would have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage would increase its vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures and general corporate purposes could be limited.
An increase in interest rates would increase the interest costs on our revolving credit facility and on our variable rate indebtedness and could impact adversely our ability to refinance existing indebtedness or to sell assets.
Interest payments for borrowings under our revolving credit facility are based on variable rates. As a result, an increase in interest rates will reduce our cash flow available for other corporate purposes.
Rising interest rates also could limit our ability to refinance existing indebtedness when it matures and increase interest costs on any indebtedness that is refinanced. We may enter into agreements such as floating-to-fixed
interest rate swaps, caps, floors and other hedging contracts in order to fully or partially hedge against the cash flow effects of changes in interest rates for floating rate debt.
The discontinuation of LIBOR could adversely affect our operating results and financial condition.
LIBOR has been the subject of recent proposals for reform, and, in July 2017, the U.K. Financial Conduct Authority announced its desire to phase out the use of LIBOR by the end of 2021. These reforms may cause LIBOR to perform differently than it has in the past, and LIBOR will ultimately cease to exist after June 2023, causing the establishment of an alternative reference rate(s). The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, is proposing to replace U.S. dollar LIBOR with a newly created index which is calculated based on repurchase agreements backed by treasury securities. These alternative rates, if adopted, would be used to calculate our interest rates and/or payments on our variable rate indebtedness under our revolving credit facility. Any new reference rate may result in interest rates and/or payments that are higher than, lower than or that do not otherwise correlate over time with the interest rates and/or payments that would have been applicable to our obligations if LIBOR was available in its current form. As such, the potential effect of any such event is uncertain, but were it to occur, our cost of capital, financial results, cash flows and results of operations may be adversely affected. It is unknown whether any alternative reference rates will attain market acceptance as replacements of LIBOR.
Our business may be negatively impacted as a result of Russian actions in Ukraine.
The current military conflict between Russia and Ukraine, and related sanctions, export controls or other actions that may be initiated by nations, including the United States, the European Union or Russia (e.g., potential cyberattacks, disruption of energy flows, etc.) could adversely affect our business and/or our supply chain. Although we currently maintain alternative sources for raw materials, if we are unable to source our products from the countries where we wish to purchase them, either because of the occurrence or threat of wars or other conflicts, regulatory changes or for any other reason, or if the cost of doing so increases, it could have a material adverse effect on our business, financial condition and results of operations. Disruptions in the supply of raw materials and components could temporarily impair our ability to manufacture our products for our customers or require us to pay higher prices to obtain these raw materials or components from other sources, which could have a material adverse effect on our business and our results of operations.
Risks Related to Regulatory and Legal Matters
We are the subject of litigation by customers, suppliers and other third parties and may be the subject of such litigation in the future.
We are the subject of litigation by customers, suppliers and other third parties and may be the subject of such litigation in the future. From time to time, such lawsuits are filed against us and the outcome of any litigation, particularly class or collective action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend any such lawsuits may be significant and may negatively affect our operating results if changes to our business operations are required. There may also be negative publicity associated with litigation that could decrease customer acceptance of our products, regardless of whether the allegations are valid or whether we are ultimately found liable. A significant judgment against us, the loss and/or expiration of a significant permit, license or other approval, or a significant fine, penalty or contractual dispute could have a material adverse effect on our business, financial condition and results of operations.
Certain of our products are provided to emergency services personnel and are intended to protect lives and property, so we are subject to heightened liability and reputational risks if our products fail to provide such protection as intended.
Our fire retardant products are provided to emergency services personnel and are intended to protect lives and property, so we are subject to heightened liability risks if our products fail to provide such protection. While our products are effective in retarding fires, there is no guarantee such products will be able to stop all fires due to their unpredictability and variation in size and/or speed in which a fire is burning. In addition, fires need to be fought with the cooperation and assistance of local fire authorities as well as the additional tools and resources that they bring. Therefore, while we recognize the importance of the role our products play in these critical efforts, our products are not the only factor in fighting fires and therefore we cannot guarantee that our products will always be able to protect life and property. Any failure to do so could have an adverse effect on our business.
Some of the products we produce may cause adverse health consequences, which exposes us to product liability and other claims, and we may, from time to time, be the subject of indemnity claims. Indemnity and insurance coverage could be inadequate or unavailable to cover such product liability and other claims.
Some of the products we produce may cause adverse health consequences, which exposes us to product liability and other possible claims including indemnity claims by our distributors pursuant to the terms of our distributor arrangements. A successful class action proceeding or one or a series of claims related to degradation of natural resources, product liability or exposure from usage of a product that exceeds our insurance or indemnity coverage could have a material adverse effect on our business, financial condition and results of operations. Such litigation and indemnity claim resolution is expensive, time consuming and may divert management’s attention away from the operation of the business. The outcome of litigation and disputes can never be predicted with certainty and not resolving such matters favorably could have a material adverse effect on our business, financial condition, results of operations and/or reputation, as they may require us to pay substantial damages or make substantial indemnification payments, among other consequences.
We manufacture, among other things, products used to extinguish fires. The products that we manufacture are typically used in applications and situations that involve high levels of risk of personal injury. Failure to use our products for their intended purposes, failure to use our products properly or the malfunction of our products could result in serious bodily injury or death of the user. In such cases, we may be subject to product liability claims arising from the design, manufacture or sale of our products. If these claims are decided against us, and we are found to be liable, we may be required to pay substantial damages, and our insurance costs may increase significantly as a result. We cannot assure you that our indemnity and insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other indemnity or insurance coverage will continue to be available or, if available, that we will be able to obtain insurance at a reasonable cost. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations.
We are exposed to risks related to litigation, including multi-district litigation and other legal proceedings.
We operate in a highly regulated and litigious environment. We and/or one or more of our subsidiaries are regularly involved in a variety of legal proceedings arising in the ordinary course of our business, including arbitration, litigation (and related settlement discussions), and other claims, and are subject to regulatory proceedings including governmental audits and investigations. Legal proceedings, in general, and class action and multi-district litigation, in particular, can be expensive and disruptive, and may not be insured or exceed any applicable insurance coverage. Additionally, defending against these lawsuits and proceedings may involve significant expense and diversion of management’s attention and resources. Some of these suits may purport or may be determined to be class actions and/or involve parties seeking large and/or indeterminate amounts, including punitive or exemplary damages, and may remain unresolved for several years.
For example, we are a defendant in a multi-district litigation pending in the United States District Court for the District of South Carolina (“MDL”) relating to the manufacture, sale, and distribution of fluorinated Aqueous Film Forming Foams (“AFFF”). The cases allege, among other things, groundwater contamination, drinking water contamination, damages to natural resources, and bodily injuries from exposure to PFAS chemicals in AFFF. There are over 2,000 cases currently pending in the MDL. The plaintiffs include, among others, individual firefighters, municipalities and corporate water providers, and state attorneys general. The lead defendants include 3M Company, Tyco Fire Products LP/Chemguard, and DuPont de Nemours, Inc./The Chemours Company, and approximately 10 to 15 other defendants including, among others, Amerex Corporation (“Amerex”). Amerex has been named as a defendant in approximately 1,300 AFFF lawsuits based on its prior ownership of The Solberg Company (“Solberg”), which Perimeter acquired from Amerex on January 1, 2019. Although Amerex retained certain pre-closing
liabilities for Solberg, there are approximately 430 indemnity claims from Amerex, and a very small number of potential direct claims, that have been made against Perimeter on the basis of Perimeter’s ownership of Solberg after January 1, 2019. Amerex is barred from making new, third-party indemnity claims against Perimeter after December 31, 2021. There are also a small number of AFFF cases pending against Perimeter on the basis of its manufacturing, distribution, and sale of non-Solberg
products, including Phos-Chek.
We cannot predict with certainty the outcomes of these legal proceedings and other contingencies, and the costs incurred in litigation can be substantial, regardless of the outcome. Proceedings that we believe are insignificant may develop into material proceedings and subject us to unforeseen outcomes or expenses. Additionally, the actions of certain participants in our industry may encourage legal proceedings against us or cause us to reconsider our litigation strategies. As a result, we could from time to time incur judgments, enter into settlements or revise our expectations regarding the outcome of certain matters, and such developments could harm our reputation and have a material adverse effect on our business, financial condition and results of operations.
A failure to comply with export control or economic sanctions laws and regulations could have a material adverse impact on our business, financial condition and results of operations. We may be unable to ensure that our distributors comply with applicable sanctions and export control laws.
We operate on a global basis, with 27% of our revenues in fiscal 2021 made to destinations outside the United States, including Canada, Europe, Australia, Mexico and Israel. We face several risks inherent in conducting business internationally, including compliance with applicable economic sanctions laws and regulations, such as laws and regulations administered by U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of Commerce. We must also comply with all applicable export control laws and regulations of the United States, the EU and other countries. Violations of these laws or regulations could result in significant additional sanctions including criminal or civil fines or penalties, more onerous compliance requirements, more extensive debarments from export privileges or loss of authorizations needed to conduct aspects of our international business.
In certain countries, we may engage third party agents or intermediaries, such as customs agents, to act on our behalf and if these third-party agents or intermediaries violate applicable laws, their actions may result in criminal or civil fines or penalties, or other sanctions being assessed against us. We take certain measures designed to ensure our compliance with U.S. export and economic sanctions law and we believe that we have never sold our products to Crimea, Cuba, Iran, North Korea or Syria through third party agents or intermediaries or made any effort to attract business from any of these countries. We also take steps to prevent our products from being sold, without the necessary legal authorization, to individuals or entities that are the subject or target of U.S. export and economic sanctions laws. However, it is possible that some of our products were sold or will be sold to distributors or other parties that, without our knowledge or consent, re-exported
or will
re-export
such products to these countries or sanctioned persons. Although none of our
non-U.S.
distributors are located in, or to our knowledge, conduct business with Crimea, Cuba, Iran, North Korea or Syria, we may not be successful in ensuring compliance with limitations or restrictions on business with these or other countries subject to economic sanctions. We may be exposed to compliance-related risks with export control or economic sanctions laws and regulations in the future.
Any such violation could result in significant criminal or civil fines, penalties or other sanctions and repercussions, including reputational harm that could have a material adverse impact on our business, financial condition and results of operations.
Because of our international operations, we could be materially adversely affected by violations of the U.S. FCPA and similar anticorruption, anti-bribery and anti-kickback laws.
Our business operations and sales in countries outside the United States are subject to anti-corruption, anti-bribery and anti-kickback laws and regulations, including restrictions imposed by the FCPA, as well as the United Kingdom Bribery Act of 2010 (the “UK Bribery Act”). The FCPA, UK Bribery Act, and similar anti-corruption, anti-bribery and anti-kickback laws in other jurisdictions generally prohibit companies, their employees, their intermediaries and their agents from providing anything of value to government officials or any other persons for the purpose of improperly obtaining or retaining business. We operate and sell our products in many parts of the world that have experienced governmental corruption to some degree and, in certain circumstances, strict compliance with anti-corruption, anti-bribery and anti-kickback laws may conflict with local customs and practices. We have policies in place that prohibit employees from making improper payments on our behalf. We continue to implement internal controls and procedures designed to promote compliance with anti-corruption, anti-bribery and anti-kickback laws, rules and regulations as well as mitigate and protect against corruption risks. We cannot provide assurance that our internal controls and procedures will protect us from reckless, criminal or other acts committed by our employees or third parties with whom we work. If we are found to be liable for violations of the FCPA or similar anti-corruption, anti-bribery and anti-kickback laws in international jurisdictions, either due to our own acts or omissions, or out of inadvertence, or due to the acts or inadvertence of others, we could suffer criminal or civil fines or penalties or other repercussions, including reputational harm, which could have a material adverse effect on our business, financial condition and results of operations.
Our contracts with the U.S. federal government subject us to additional oversight and risks inherent in the government procurement process.
We provide products and services, directly and indirectly, to a variety of government entities. In fiscal 2021, we derived approximately 37% of our revenue from multiple contracts with agencies of the U.S. federal government. As such, we must comply with and are affected by laws and regulations relating to the award, administration and performance of U.S. government contracts. Government contract laws and regulations affect how we do business with our customers and impose certain risks and costs on our business.
Risks associated with selling products and services to government entities include extended sales and collection cycles, varying governmental budgeting processes, and adherence to complex procurement regulations and other government-specific contractual requirements. We may be subject to audits and investigations relating to our government contracts and any violations could result in civil and criminal penalties and administrative sanctions, including termination of contracts, payment of fines, and suspension or debarment from future government business, as well as harm to our business, financial condition and results of operations.
Our products are subject to extensive government scrutiny and regulation, including the USDA Forest Service qualification process. There can be no assurance that such regulations will not change and that our products will continue to be approved for usage.
We are subject to regulation by federal, state, local and foreign government authorities. In some cases, for example, for our firefighting products, we need pass the USDA Forest Service qualification process, which is a rigorous process that requires the product passing several tests and standards, including toxicity corrosion and stability. The USDA Forest Service also requires a lengthy field evaluation, which adds to the difficulty of meeting USDA Forest Service standards. We are also subject to ongoing reviews of our products, manufacturing processes and facilities by government authorities, and must also produce product data and comply with detailed regulatory requirements.
The Registration, Evaluation and Authorization of Chemicals (“REACH”) legislation may affect our ability to manufacture and sell certain products in the EU: REACH requires chemical manufacturers and importers in the EU to prove the safety of their products. We were required to pre-register
certain products and file comprehensive reports, including testing data, on each chemical substance, and perform chemical safety assessments. Additionally, substances of high concern are subject to an authorization process. Authorization may result in restrictions on certain uses of products or even prohibitions on the manufacture or importation of products. The full registration requirements of REACH have been phased in over several years, and we have incurred additional expense to cause the registration of our products under these regulations. REACH may affect our ability to import, manufacture and sell certain products in the EU. In addition, other countries and regions of the world already have or may adopt legislation similar to REACH that affect our business, affect our ability to import, manufacture or sell certain products in these jurisdictions, and have required or will require us to incur increased costs.
The Frank R. Lautenberg Chemical Safety for the 21st Century Act modified the Toxic Control Substances Act (“TSCA”), by requiring the Environmental Protection Agency (“EPA”), to prioritize and evaluate the environmental and health risks of existing chemicals and provided the EPA with greater authority to regulate chemicals posing unreasonable risks. According to this statute, the EPA is required to make an affirmative finding that a new chemical will not pose an unreasonable risk before such chemical can go into production. As a result, TSCA now operates in a similar fashion to the REACH legislation in Europe. These laws and regulations, among others, increase the complexity and costs of transporting our products from the country in which they are manufactured to our customers. Further changes to these and similar regulations could restrict our ability to expand, build or acquire new facilities, require us to acquire costly control equipment, cause us to incur expenses associated with remediation of contamination, cause us to modify our manufacturing or shipping processes or otherwise increase our cost of doing business and have a negative impact on our business, financial condition and results of operations. In addition, the adoption of new laws, rules or regulations related to climate change poses risks that could harm our results of operations or affect the way we conduct our businesses. For example, new or modified regulations could require us to make substantial expenditures to enhance our environmental compliance efforts.
New or stricter laws and regulations may be introduced that could result in additional compliance costs and prevent or inhibit the development, manufacture, distribution and sale of our products. For example, certain PFAS in firefighting foam may become regulated as hazardous substances, phased out or banned. The USDA Forest Service may also change its qualification process or determine that our products no longer qualify under existing requirements. Such outcomes could adversely impact our business, financial condition and results of operations.
Environmental laws and regulations may subject us to significant liabilities. Changes to existing Environmental Health and Safety (“EHS”) requirements or the adoption of new EHS requirements, changes to the enforcement of EHS requirements, and the discovery of additional or unknown conditions at facilities owned, operated or used by us or at or near which our products were, are, or will be used, to the extent not covered by indemnity, insurance or a covenant not to sue, could have a material adverse effect on our business, financial condition and results of operations.
We operate in jurisdictions where legislative initiatives relating to greenhouse gas (“GHG”) emissions are being considered or adopted. There has been no material effect on any of our facilities to date, and we continue to follow developments closely. Although it is difficult to know what final regulations may be passed in the jurisdictions where our manufacturing facilities are located, we could face increased capital and operating costs to comply with GHG emissions regulations and these costs could be material. The potential impact of current and proposed environmental laws and regulations is uncertain. We cannot predict the nature of these requirements and the impact on our business, but proposed regulations or failure to comply with current and proposed regulations could have a material adverse impact on our business, financial condition and results of operations by substantially increasing capital expenditures and compliance costs, affecting our ability to meet our financial obligations. It may also lead to the modification or cancellation of operating licenses and permits, penalties and other corrective actions.
The regulatory environment in which we operate is subject to change, and new regulations and new or existing claims, such as those related to certain PFAS substances could have a material adverse effect on our business, financial condition and results of operations or make aspects of our business as currently conducted no longer possible. In addition, we are and, in the future may be, subject to claims related to substances such PFAS, including for degradation of natural resources from such PFAS and personal injury or product liability claims as a result of human exposure to such PFAS.
Our operations are subject to extensive environmental regulation in each of the countries in which we maintain facilities. For example, U.S. (federal, state and local), and other countries’ environmental laws applicable to the Company include statutes and regulations intended to impose certain obligations with respect to the manufacture, sale and distribution of firefighting foam that contains intentionally added PFAS chemicals. In addition, certain regulations also impose restrictions on the discharge of PFAS chemicals in wastewater, and may require allocating the cost of investigating, monitoring and remedying soil and groundwater contamination to a party operating the site, as well as to prevent future soil and groundwater contamination; imposing air ambient standards and, in some cases, emission standards, for air pollutants which present a risk to public health, welfare or the natural environment; governing the handling, management, treatment, storage and disposal of hazardous wastes and substances; regulating the chemical content of products; and regulating the discharge of pollutants into waterways.
With regards to our oil additives business, our use of hazardous substances in our manufacturing processes and the generation of hazardous wastes not only by us, but by prior occupants of our facilities, suggest that hazardous substances may be present at or near certain of our facilities or may come to be located there in the future. Consequently, we are required to closely monitor our compliance under all the various environmental laws and regulations applicable to us. Under certain environmental laws, we may be responsible for remediation costs or other liabilities as a result of the use, release or disposal of hazardous substances at or from any property currently or formerly owned or operated or to which we sent waste for treatment or disposal. Liability under these laws may be imposed without regard to whether we were aware of, or caused, the contamination and, in some cases, liability may be joint or several.
Our facilities are subject to increasingly more stringent federal, state and local environmental laws and regulations. Some of these laws and regulations relate to what are frequently called “emerging contaminants,” such as PFAS. Some of the Company’s products use fluorine as a raw material, which is considered a PFAS chemical. We and some of our competitors have been, are, and in the future may be the target of lawsuits and state enforcement actions because of the alleged discharge of PFAS into the environment, including for degradation of natural resources from such PFAS and personal injury or product liability claims as a result of human exposure to such PFAS. See “—We are exposed to risks related to litigation, including multi-district litigation and other legal proceedings.”
We obtain Phase I or similar environmental site assessments for most of the manufacturing facilities we own or lease at the time we either acquire or lease such facilities. These assessments typically include general inspections. These assessments may not reveal all potential environmental liabilities and current assessments are not available for all facilities. Consequently, there may be material environmental liabilities of which we are not aware. In addition, ongoing cleanup and containment operations may not be adequate for purposes of future laws and regulations. The conditions of our properties could also be affected in the future by neighboring operations or the conditions of the land in the vicinity of our properties. These developments and others, such as increasingly stringent environmental laws and regulations, increasingly strict enforcement of environmental laws and regulations, or claims for damage to property or injury to persons resulting from the environmental, health or safety impact of our operations, may cause us to incur significant costs and liabilities that could have a material adverse effect.
Our facilities are required to maintain numerous environmental permits and governmental approvals for our operations. Some of the environmental permits and governmental approvals that have been issued to us or to our facilities contain conditions and restrictions, including restrictions or limits on emissions and discharges of pollutants and contaminants, or may have limited terms. Maintaining these permits and complying with their terms as well as environmental laws and regulations applicable to our business could require us to incur material costs.
If we fail to satisfy these conditions or to comply with these restrictions or with applicable environmental laws and regulations, we may become subject to enforcement actions and the operation of the relevant facilities could be adversely affected. We may also be subject to fines, penalties, claims for injunctive relief or additional costs. We may not be able to renew, maintain or obtain all environmental permits and governmental approvals required for the continued operation or further development of our facilities, as a result of which the operation of our facilities may be limited or suspended.

Because our oil additives segment manufactures and uses materials that are known to be hazardous, highly combustible and difficult to transport, we are subject to, or affected by, certain product and manufacturing regulations, for which compliance can be costly and time consuming. In addition, we may be subject to personal injury or product liability claims as a result of human exposure to such hazardous materials.
We produce hazardous, highly combustible and difficult to transport chemicals, which subject us to regulation by many U.S. and
non-U.S.
national, supra-national, state and local governmental authorities. In some circumstances, these authorities must review and, in some cases approve, our products and/or manufacturing processes and facilities before we may manufacture and sell some of these chemicals. To be able to manufacture and sell certain new chemical products, we may be required, among other things, to demonstrate to the relevant authority that the product does not pose an unreasonable risk during its intended uses and/or that we are capable of manufacturing the product in compliance with current regulations. The process of seeking any necessary approvals can be costly, time consuming and subject to unanticipated and significant delays. Approvals may not be granted to us on a timely basis, or at all. Any delay in obtaining, or any failure to obtain or maintain these approvals would adversely affect our ability to introduce new products and to generate revenue from those products. New laws and regulations may be introduced in the future that could result in additional compliance costs, bans on product sales or use, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution or sale of our products and could increase our customers’ efforts to find less hazardous substitutes for our products. We are subject to ongoing reviews of our products and manufacturing processes.
P
2
S
5
is transported through a combination of ground and sea. These materials are highly combustible and difficult to transport, so they must be handled carefully and in accordance with applicable laws and regulations. An incident in the transportation of our materials or our failure to comply with laws and regulations applicable to the transfer of such products could lead to human injuries or significant property damage, regulatory repercussions or could make it difficult to fulfill our obligations to our customers, any of which could have a material adverse effect on our business, financial condition and results of operations.
Products we have made or used could be the focus of legal claims based upon allegations of harm to human health. We cannot predict the outcome of suits and claims, and an unfavorable outcome in these litigation matters could exceed reserves or have a material adverse effect on our business, financial condition and results of operations and cause our reputation to decline.
Our products or facilities could have environmental impacts and side effects.
If the products we sell do not have the intended effects, our business may suffer and it may be subject to products liability or other legal actions. Our products contain innovative combinations of materials. While there is data available with respect to the environmental impacts of our fire retardant products that are conducted by governmental agencies, this data is limited to certain locations and periods and therefore, may not capture all the possible environmental impacts and side effects of use or repeated use of our fire retardant products. Similarly, there have been toxicological studies conducted on the impact of our products on certain fish and mammalian species, however, this is limited in scope and therefore, does not present all the potential side effects and/or the products’ interaction with animal biochemistry. As a result, our products could have certain impact on the environment or the animal population that is currently unknown by the Company.
Legal and regulatory claims, investigations and proceedings may be initiated against us in the ordinary course of business. The outcomes and the amounts of any damages awarded, or fines or penalties assessed, cannot be predicted, and could have a material adverse effect on our reputation as well as our business, financial condition and results of operations.
We may be the subject of litigation by customers, suppliers and other third parties. A significant judgment against us, the loss of a significant permit, license or other approval, or a significant fine, penalty or contractual dispute could have a material adverse effect on our business, financial condition and results of operations. Some of the products we produce may cause adverse health consequences, which exposes us to product liability claims. See “—Some of the products we produce may cause adverse health consequences, which exposes us to product liability and other claims, and we may, from time to time, be the subject of indemnity claims.” Litigation is expensive, time consuming and may divert management’s attention away from the operation of the business. The outcome of litigation can never be predicted with certainty and an adverse outcome in any of these matters could have a material adverse effect on our reputation as well as our business, financial condition and results of operations.
Risks Related to Operating as a Public Company
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.
The requirements of being a public company may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination may be greater than we anticipate.
As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the NYSE rules. The requirements of these rules and regulations will impact our legal, accounting and compliance expenses, make some activities more difficult, time-consuming or costly and place strain on our personnel, systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Ensuring that we will have adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated
frequently. We do not have an internal audit group and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors, officers and employees, entail substantial costs, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud.
The various rules and regulations applicable to public companies make it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified officers and directors will be significantly curtailed.
We expect that the rules and regulations applicable to public companies will result in us incurring substantial additional legal and financial compliance costs. These costs will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations.
In connection with the audit of the 2021 financial statements for Successor and Predecessor periods, we identified two additional material weaknesses in internal control over financial reporting. As a result of this material weakness, our management has concluded that our disclosure controls and procedures were ineffective as of December 31, 2021, as further described in Item 9A, Controls and Procedures—Changes in Internal Control over Financial Reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses related to a lack of appropriately designed and implemented controls (i) to maintain segregation of duties between the creation, posting and approval of journal entries and (ii) to ensure the assumptions made in connection with estimates used to value intangible assets acquired in business combinations are sufficiently reviewed.
We have taken and are taking steps to remediate these material weaknesses by, among other things, hiring an additional qualified accounting resource, engaging outside resources to assist with the design and implementation of a system of risk-based internal controls, enhancing and formalizing our accounting, business operations and information technology policies, procedures and controls, planning to use outside resources to enhance our business documentation process, provide company-wide training and to help with management’s self-assessment and testing of internal controls, and revising user access controls to maintain segregation of duties between the creation, posting and approval of journal entries in our accounting system. However, we are still in the process of implementing these steps and cannot assure investors that these measures will significantly improve or remediate the material weaknesses described above.
We may in the future discover additional material weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
If we are unable to remediate our material weaknesses in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our ordinary shares are listed, the SEC or other regulatory authorities. The existence of material weaknesses in internal control over financial reporting could adversely affect our reputation or investor perceptions of us, which could have a negative effect on the trading price of our shares.
If we fail to maintain effective internal controls over financial reporting, the price of our securities may be adversely affected.
We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting, or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting, or disclosure of management’s assessment of our internal controls over financial reporting, may have an adverse impact on the price of our securities.
Our failure to timely and effectively implement controls and procedures required by Section 404(a) (“Section 404(a)”) of the Sarbanes-Oxley Act could have a material adverse effect on our business, operating results and financial condition.
We are required to provide management’s attestation on internal controls. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective or may result in a finding that there is a material weakness in our internal controls over financial reporting, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities.
Our results of operations may differ significantly from the unaudited pro forma financial data included in the registration statement filed in connection with the Business Combination.
The registration statement on Form
S-4
filed in connection with the Business Combination included our unaudited pro forma condensed consolidated combined financial statements for us. Those unaudited pro forma condensed consolidated combined financial statements were presented for illustrative purposes only, were based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed consolidated combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates related to those pro forma, or the future consolidated results of operations or financial position of us. Accordingly, our business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed consolidated combined financial statements included in the registration statement filed in connection with the Business Combination.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
The price of our ordinary shares and warrants may fluctuate significantly due to general market and economic conditions. An active trading market for our ordinary shares and warrants may never develop or, if developed, it may not be sustained. In addition, the price of our ordinary shares and warrants can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. If our ordinary shares become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our ordinary shares may be more limited than if it were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your Company securities unless a market can be established or sustained.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our ordinary shares adversely, then the price and trading volume of our ordinary shares or warrants could decline.
The trading market for our ordinary shares and warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts commence coverage of us, the price and trading volume of our ordinary shares and warrants would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our ordinary shares and warrants adversely, or provide more favorable relative recommendations about our competitors, the price of our ordinary shares and warrants would likely decline.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.
The market price of our ordinary shares may decline as a result of the Business Combination if we do not achieve the perceived benefits of the Business Combination as rapidly, or to the extent anticipated by, financial analysts or the effect of the Business Combination on our financial results is not consistent with the expectations of financial analysts. Accordingly, holders of our ordinary shares may experience a loss as a result of a decline in the market price of such our ordinary shares. In addition, a decline in the market price of our ordinary shares could adversely affect our ability to issue additional securities and to obtain additional financing in the future.
We may have limited recourse for indemnity claims under the Business Combination Agreement.
Under the terms of the Business Combination Agreement, we will have limited recourse against SK Holdings or its affiliates for losses and liabilities arising or discovered after the closing of the Business Combination. Except in the event of fraud or for certain specific indemnification matters, we cannot make a claim for indemnification against SK Holdings or its affiliates for a breach of the representations and warranties or covenants in the Business Combination Agreement. In connection with the Business Combination, we obtained a representation and warranty insurance policy to provide indemnification for breaches of certain representations and warranties which policy is subject to certain specified limitations and exclusions. There can be no assurance that, in the event of a claim, the insurance policy will cover the relevant losses, or that proceeds that are recoverable under the insurance policy (if any) will be sufficient to compensate us for any losses incurred. Therefore, we may have limited recourse against SK Holdings or its affiliates and/or the representations and warranties insurance provider in respect of claims for breach of the warranties, covenants and other provisions in the Business Combination Agreement, which could have a material adverse effect on our business, financial condition and results of operations.
Risks for any holders of our warrants.
We may redeem our warrants prior to their exercise at a time that is disadvantageous to you, thereby significantly impairing the value of such warrants. We will have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 10 consecutive trading days. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. As a result, our shareholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following the fifth anniversary of the completion of the initial public offering; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates
exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible
debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, but any such election to opt out is irrevocable. If we elect to avail ourselves of such extended transition period, when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find our ordinary shares and warrants less attractive because we rely on these exemptions. If some investors find our ordinary shares and warrants less attractive as a result, there may be a less active trading market and share price for our ordinary shares or our warrants may be more volatile. We do not expect to qualify as an emerging growth company after the last day of the 2021 fiscal year and may incur increased legal, accounting and compliance costs associated with Section 404 of the Sarbanes-Oxley Act.
The EverArc Founders, all of whom are directors in our company, have interests that are different, or in addition to the interests of our shareholders.
As a result of the Founder Advisory Agreement entered into by EverArc and the EverArc Founder Entity (and assumed by us upon the Merger) to provide incentives to the EverArc Founders to achieve EverArc’s, and following the Merger, the Company’s, objectives, the EverArc Founders have interests that are different and in addition to your interests as a shareholder and/or warrant holder generally. Specifically, under the Founder Advisory Agreement, as consideration for services provided to the Company by the EverArc Founder Entity, including strategic and capital allocation advice, the Company will pay the EverArc Founder Entity:

•
a fixed advisory amount (the “Fixed Annual Advisory Amount”) and a variable advisory amount which variable amount is earned solely based upon appreciation of the market price of our ordinary shares (the “Variable Annual Advisory Amount,” each an “Advisory Amount” and collectively, the “Advisory Amounts”) as follows:

•
a Fixed Annual Advisory Amount equal to 1.5% of 157,137,410 PSSA Ordinary Shares outstanding on the Closing Date (in each case, payable in our ordinary shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such amounts are paid in our ordinary shares). The Fixed Annual Advisory Amount earned as of December 31, 2021 was $32.1 million; and

•
a Variable Annual Advisory Amount based on the appreciation of the market price of our ordinary shares if such market price exceeds certain trading price minimums (in each case, payable in our ordinary shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such amounts are paid in our ordinary shares). The Variable Annual Advisory Amount earned as of December 31, 2021 was $102.5 million.

With respect to the fixed annual advisory fee, the EverArc Founder Entity will earn such advisory fee even if our shareholders earn a negative return following the consummation of the Business Combination.
Pursuant to the Founder Advisory Agreement, we may be required to pay significant fees to the EverArc Founder Entity, which could reduce cash available for investment in the business, working capital and distribution to shareholders.
We are required to pay the EverArc Founder Entity a Fixed Annual Advisory Amount and a Variable Annual Advisory Amount each year until the years ending December 31, 2027 and December 31, 2031, respectively, pursuant to the Founder Advisory Agreement. Under the Founder Advisory Agreement, at the election of the EverArc Founder Entity, at least 50% of the total fees will be paid in PSSA Ordinary Shares and the remainder in cash. For the year ended December 31, 2021, the EverArc Founder Entity elected to receive approximately 60% of the fees in PSSA Ordinary Shares and the remainder ($53.5 million) in cash. If the EverArc Founder Entity elects to receive a portion of the future fees in cash, we may need to use cash from operations, borrowings or other sources to make the payment, which will reduce cash available for investing activities, working capital and/or distribution to shareholders.
For additional information about the Founder Advisory Agreement, refer to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Founder Advisory Agreement” and Note 12, “Related Parties,” in the notes to the consolidated financial statements included in this prospectus.
Our shareholders will experience dilution as a consequence of the issuance of our ordinary shares as payment for each of the fixed and variable annual advisory fees payable to the EverArc Founder Entity.
We will be obligated to pay the fixed and variable annual advisory fees to the EverArc Founder Entity until the years ending December 31, 2027 and 2031, respectively. The portion of the fixed and variable advisory fee payable in our ordinary shares will reduce the percentage shareholdings for those shareholders holding our ordinary shares.
Pursuant to the Founder Advisory Agreement, we will be required to make a termination payment if the Founder Advisory Agreement is terminated under certain circumstances.
In the event the Founder Advisory Agreement is terminated by us upon the Company ceasing to be traded on the NYSE or by the Company upon a sale of us we will pay the EverArc Founders a termination payment in cash. This termination payment may be substantial and will be immediately due and payable on the date of termination of the Founder Advisory Agreement.
Risks Related to Investment in a Luxembourg Company
We are organized under the laws of the Grand Duchy of Luxembourg. It may be difficult for you to obtain or enforce judgments or bring original actions against us or the members of our Board in the U.S.
We are organized under the laws of the Grand Duchy of Luxembourg. In addition, some of the members of our Board and officers reside outside the U.S. Investors may not be able to effect service of process within the U.S. upon us or these persons or enforce judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it also may be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the U.S., including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Awards of punitive damages in actions brought in the U.S. or elsewhere are generally not enforceable in Luxembourg.
As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the U.S. and Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. Pursuant to the general provisions of Luxembourg law for the enforcement of foreign judgments and in particular, but not limited to, article 678 of the Luxembourg New Code of Civil Procedure, a party who obtains a final judgment from a court of competent jurisdiction in the U.S. may initiate enforcement proceedings in Luxembourg (
exequatur
) and the District Court (
Tribunal d’Arrondissement
) may authorize the enforcement in Luxembourg of the U.S. judgment without re-examination
of the merits, if it is satisfied that the following conditions are met (which conditions may change):

•	the judgment of the U.S. court is final and enforceable ( exécutoire ) in the U.S.;

•
the U.S. court had jurisdiction over the subject matter leading to the judgment according to the Luxembourg conflict of jurisdictions rules (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•
the U.S. court applied to the dispute the substantive law that would have been applied by Luxembourg courts (based on recent case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court);

•
the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but with the procedural rules of the jurisdiction in which the judgment was rendered, in particular, in compliance with the rights of the defendant;

•	the U.S. court acted in accordance with its own procedural laws; and

•
the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (
fraude à la loi
). Awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages), might not be recognized by Luxembourg courts. Ordinarily, an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages, such punitive damages may be considered a penalty.

In addition, actions brought in a Luxembourg court against us, the members of our Board, or our officers to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts generally do not award punitive damages. Litigation in Luxembourg also is subject to rules of procedure that differ from the U.S. rules, including, with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in the Luxembourgish, French or German language, and all documents submitted to the court would, in principle, have to be translated into Luxembourgish, French or German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Board, or our officers. In addition, even if a judgment against us, the
non-U.S.
members of our Board, or our officers based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or Luxembourg courts.
Our directors and officers have entered into, or will enter into, indemnification agreements with us. Under such agreements, the directors and officers will be entitled to indemnification from us to the fullest extent permitted by Luxembourg law against liability and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. Luxembourg law permits us to keep directors indemnified against any expenses, judgments, fines and amounts paid in connection with liability of a director towards us or a third party for management errors i.e., for wrongful acts committed during the execution of the mandate (
mandat
) granted to the director by us, except in connection with criminal offenses, gross negligence or fraud. The rights to and obligations of indemnification among or between us and any of our current or former directors and officers are generally governed by the laws of Luxembourg and subject to the jurisdiction of the Luxembourg courts, unless such rights or obligations do not relate to or arise out of such persons’ capacities listed above. Although there is doubt as to whether U.S. courts would enforce this indemnification provision in an action brought in the U.S. under U.S. federal or state securities laws, this provision could make it more difficult to obtain judgments outside Luxembourg or from non-Luxembourg
jurisdictions that would apply Luxembourg law against our assets in Luxembourg.

Luxembourg and European insolvency and bankruptcy laws are substantially different from U.S. insolvency and bankruptcy laws and may offer our shareholders less protection than they would have under U.S. insolvency and bankruptcy laws.
As a company organized under the laws of the Grand Duchy of Luxembourg and with our registered office in Luxembourg, we are subject to Luxembourg insolvency and bankruptcy laws in the event any insolvency proceedings are initiated against us including, among other things, Council and European Parliament Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast). Should courts in another European country determine that the insolvency and bankruptcy laws of that country apply to us in accordance with and subject to such EU regulations, the courts in that country could have jurisdiction over the insolvency proceedings initiated against us. Insolvency and bankruptcy laws in Luxembourg or the relevant other European country, if any, may offer our shareholders less protection than they would have under U.S. insolvency and bankruptcy laws and make it more difficult for them to recover the amount they could expect to recover in a liquidation under U.S. insolvency and bankruptcy laws.
The rights of our shareholders may differ from the rights they would have as shareholders of a U.S. corporation, which could adversely impact trading in our ordinary shares and our ability to conduct equity financings.
Our corporate affairs are governed by our articles of association and the laws of Luxembourg, including the Luxembourg Company Law (
loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée
). The rights of our shareholders and the responsibilities of our directors and officers under Luxembourg law are different from those applicable to a corporation incorporated in the U.S. For example, under Delaware law, the Board of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and its shareholders. Luxembourg law imposes, among others, a duty on directors of a Luxembourg company to: (i) act in good faith with a view to the best interests of a company; and (ii) exercise the care, diligence, and skill that a reasonably prudent person would exercise in a similar position and under comparable circumstances. Additionally, under Delaware law, a shareholder may bring a derivative action on behalf of a company to enforce a company’s rights. Under Luxembourg law, the Board has sole authority to decide whether to initiate legal action to enforce a company’s rights (other than, in certain circumstances, an action against members of our Board, which may be initiated by the general meeting of the shareholders, or, subject to certain conditions, by minority shareholders holding together at least 10% of the voting rights in the company). Further, under Luxembourg law, there may be less publicly available information about us than is regularly published by or about U.S. issuers. In addition, Luxembourg laws governing the securities of Luxembourg companies may not be as extensive as those in effect in the U.S., and Luxembourg laws and regulations in respect of corporate governance matters might not be as protective of minority shareholders as are state corporation laws in the U.S. Therefore, our shareholders may have more difficulty in protecting their interests in connection with actions taken by our directors, officers or principal shareholders than they would as shareholders of a corporation incorporated in the United States. As a result of these differences, our shareholders may have more difficulty protecting their interests than they would as shareholders of a U.S. issuer.
Our shareholders may be required to bring certain actions asserting claims arising under the Securities Act in the federal district courts of the United States.
Pursuant to our articles of association, unless we consent in writing to an alternative forum, the U.S. federal district courts will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act. This forum provision prevents our shareholders from bringing claims arising under the Securities Act in a Luxembourg court, which court our shareholders may view as more convenient, cost effective or advantageous to the claims made in such action and therefore may discourage such actions.

The Securities Act forum provision is not intended by us to limit the forum available to our shareholders for actions or proceedings asserting claims arising under the Exchange Act.
The validity and enforceability of such exclusive forum clause cannot be confirmed under Luxembourg law. If a court were to find the exclusive forum clause to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Risks Related to Taxes
If we are or become a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. Holders of our ordinary shares or warrants could be subject to adverse U.S. federal income tax consequences.
For purposes of this discussion, a (“U.S. Holder”) is a beneficial owner of our securities that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
If we are or become a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year during which a U.S. Holder holds our ordinary shares or warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. Assuming certain transactions related to the Business Combination qualifies as an F Reorganization, we should be treated as the same corporation as EverArc for purposes of the PFIC provisions. Accordingly, our PFIC status may depend on whether EverArc has qualified for the PFIC start-up
exception. EverArc’s and our actual PFIC status for any taxable year will not be determinable until after the end of such year and, in the case of the application of the start-up
exception to EverArc for its taxable year that ended on October 31, 2020, until after the end of our second succeeding taxable year. Accordingly, there can be no assurance that we will not be treated as a PFIC for any taxable year.
If we were treated as a PFIC, a U.S. Holder of our ordinary shares or warrants may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. Certain elections (including a “qualified electing fund” or a mark-to-market
election) may be available to U.S. Holders of our ordinary shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, but U.S. Holders will not be able to make similar elections with respect to our warrants.
If a United States person is treated as owning at least 10% of our ordinary shares, such person may be subject to adverse U.S. federal income tax consequences.
If a United States person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares, such person may be treated as a “United States shareholder” with respect to each of PSSA and our direct and indirect subsidiaries (“PSSA Group”) that is a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes. If the PSSA Group includes one or more U.S. subsidiaries, certain of our
non-U.S.
subsidiaries could be treated as CFCs regardless of whether we are treated as a CFC. The PSSA Group includes a U.S. subsidiary.
A United States shareholder of a CFC may be required to report annually and include in its U.S. taxable income its pro rata share of the CFC’s “subpart F income” and “tested income” (for purposes of computing “global intangible
low-taxed
income”) and earnings invested in U.S. property by the CFC, regardless of whether such CFC makes any distributions. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due from starting. An individual that is a United States shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. We cannot provide any assurances that we will assist holders in determining whether any of its
non-U.S.
subsidiaries is treated as a CFC or whether any holder is treated as a United States shareholder with respect to any of such CFCs or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations.
Changes in tax laws may materially adversely affect our business, prospects, financial condition and operating results.
New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business, prospects, financial condition and operating results. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. For example, U.S. federal tax legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act (the “Tax Act”), enacted many significant changes to the U.S. tax laws. Future guidance from the IRS with respect to the Tax Act may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), has already modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation. In addition, the Biden administration and members of Congress have proposed various changes to the U.S. federal tax regime, including an increase in the U.S. federal corporate income tax rate from the current 21% rate to, in various proposals, 26.5% or 28%. Congress is currently working on draft legislation, which may include the proposed or other changes to the U.S. federal tax law; however, it is not yet clear what changes will be made or when, or what impact any such changes will have on us.
General Risk Factors
We may require additional capital to fund our operations. If we are unable to raise additional capital on terms acceptable to us or at all or generate cash flows necessary to maintain or expand our operations, we may not be able to compete successfully, which would harm our business, financial condition and results of operations.
We expect to devote substantial financial resources to our ongoing and planned activities. We expect our expenses to continue to increase as our volumes and revenues increase. Furthermore, we expect to incur additional costs associated with operating as a public company. Accordingly, we may need to obtain additional capital to fund our continuing operations.
We believe that our existing cash and other resources will be sufficient to fund our operations and capital expenditure requirements for at least the next 12 months; however, these assumptions are based on estimates that may be wrong. As a result, we could deplete our capital resources sooner than we currently expect.
In the event that we require additional financing, we may not be able to raise such financing on terms acceptable to us or at all. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. If we are unable to raise additional capital on terms acceptable to us or at all or generate cash flows necessary to maintain or expand our operations and invest in our business, we may not be able to compete successfully, which would harm our business, financial condition and results of operations.

Cybersecurity attack, acts of cyber-terrorism, failure of technology systems and other disruptions to our information technology systems could compromise our information, disrupt our operations, and expose us to liability, which may adversely impact our business, financial condition and results of operations.
In the ordinary course of our business, we store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our employees in our information technology systems, including in our data servers and on our networks. The secure processing, maintenance and transmission of this data is critical to our operations. Despite our security measures, our information technology systems may be vulnerable to attacks by hackers or breached or disrupted due to employee error, malfeasance or other disruptions. Any such attack, breach or disruption could compromise our information technology systems and the information stored in them could be accessed, publicly disclosed, lost or stolen and our business operations could be disrupted. Any such access, disclosure or other loss of information or business disruption could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and damage to our reputation, which could adversely impact our business, financial condition and results of operations.
Our results of operations are subject to exchange rate and other currency risks. A significant movement in exchange rates could adversely impact our results of operations.
Although we conduct our business primarily in U.S. dollar, we also conduct business in many different currencies. Accordingly, currency exchange rates affect our results of operations. The effects of exchange rate fluctuations on our future operating results are unpredictable because of the number of currencies in which we conduct business and the potential volatility of exchange rates. We are also subject to the risks of currency controls and devaluations. Currency controls may limit our ability to convert currencies into U.S. dollars or other currencies, as needed, or to pay dividends or make other payments from funds held by subsidiaries in the countries imposing such controls, which could adversely affect our liquidity. Currency devaluations could also negatively affect our operating margins and cash flows. For example, if the U.S. dollar were to strengthen against a local currency, our operating margin would be adversely impacted in the country to the extent significant costs are denominated in U.S. dollars while our revenues are denominated in such local currency.
Our insurance may not fully cover all of our operational risks, including, but not limited to, environmental risks, and changes in the cost of insurance or the availability of insurance could materially increase our insurance costs or result in a decrease in our insurance coverage.
We have a significant concentration of our manufacturing facilities. Natural disasters and severe weather events (such as hurricanes, earthquakes, fires, floods, landslides and wind or hailstorms) or other extraordinary events subject us to property loss and business interruption. Illegal or unethical conduct by employees, customers, vendors and unaffiliated third parties can also impact our business. Other potential liabilities arising out of our operations may involve claims by employees, customers or third parties for personal injury, product liability or property damage and potential fines and penalties in connection with alleged violations of regulatory requirements.
In certain instances, our insurance may not fully cover an insured loss depending on the magnitude and nature of the claim. Accordingly, we cannot assure you that we will not be exposed to uninsured or underinsured losses that could have a material adverse effect on our business, financial condition and results of operations. Additionally, changes in the cost of insurance or the availability of insurance in the future could substantially increase our costs to maintain our current level of coverage or could cause us to reduce our insurance coverage.

We are subject to general governmental regulation and other legal obligations, including those related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations could harm our business. Compliance with such laws could also impair our efforts to maintain and expand our customer base, and thereby decrease our revenue.
We receive, store and process personal information and other data from and about customers in addition to our employees and services providers. Our handling of data is subject to a variety of laws and regulations, including regulation by various government agencies, such as the U.S. Federal Trade Commission (the “FTC”) and various state, local and foreign agencies. Our data handling also is subject to contractual obligations and industry standards.
The U.S. federal and various state governments have adopted or proposed limitations on the collection, distribution, use, storage and security of data relating to individuals, including the use of contact information and other data for marketing, advertising and other communications with individuals and businesses. For example, the California Consumer Privacy Act of 2018 (the “CCPA”) became effective January 1, 2020. The CCPA requires covered businesses to, among other things, make new disclosures to consumers about their data collection, use, and sharing practices, and allows consumers to opt out of certain data sharing with third parties. The CCPA also provides a new private cause of action for certain data breaches. The California Privacy Rights Act (the “CPRA”) which will become effective on January 1, 2023, will significantly modify the CCPA, and also create a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. The effects of the CCPA and the CPRA are potentially significant and may require us to incur substantial costs and expenses in an effort to comply and increase our potential exposure to regulatory enforcement and/or litigation. States such as Virginia have enacted and we expect additional states may also enact legislation similar to the CCPA and CPRA. Additionally, the FTC and many state attorneys general are interpreting federal and state consumer protection laws as imposing standards for the online collection, use, dissemination and security of data.
Several foreign countries and governmental bodies, including the European Union, have laws and regulations dealing with the handling and processing of personal information obtained from their residents, which in certain cases are more restrictive than those in the United States, and we expect additional jurisdictions may enact similar regulations. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of various types of data, including data that identifies or may be used to identify an individual, such as names, email addresses and in some jurisdictions, Internet Protocol addresses. Within the European Union, legislators have adopted the General Data Protection Regulation (the “GDPR”) which became effective in May 2018. The GDPR includes more stringent operational requirements for processors and controllers of personal data than previous EU data protection laws and imposes significant penalties for non-compliance.
These domestic and foreign laws and regulations relating to privacy and data security are evolving, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. Interpretation of certain requirements remains unclear and may evolve, in particular for regulations that have recently been enacted. Application of laws may be inconsistent or may conflict among jurisdictions resulting in additional complexity and increased legal risk. In addition, these regulations have increased our compliance costs and may impair our ability to grow our business or offer our service in some locations, may subject us to liability for non-compliance,
may require us to modify our data processing and transferring practices and policies and may strain our technical capabilities.
We also handle credit card and other personal information. Due to the sensitive nature of such information, we have implemented procedures in an effort to preserve and protect our data and our customers’ data against loss, misuse, corruption, misappropriation caused by systems failures, unauthorized access or misuse. Notwithstanding these procedures, we could be subject to liability claims by individuals and customers whose data resides in our databases for the misuse of that information. If we fail to meet appropriate compliance levels, this could negatively impact our ability to utilize credit cards as a method of payment, and/or collect and store credit card information, which could disrupt our business.

We may be subject to rules of the FTC, the Federal Communications Commission (the “FCC”) and potentially other federal agencies and state laws related to commercial electronic mail and other messages. Compliance with these provisions may limit our ability to send certain types of messages. If we were found to have violated such rules and regulations, we may face enforcement actions by the FTC or FCC or face civil penalties, either of which could adversely affect our business.
Any failure or perceived failure by us to comply with laws, regulations, policies, legal or contractual obligations, industry standards, or regulatory guidance relating to privacy or data security, may result in governmental investigations and enforcement actions, litigation, fines and penalties or adverse publicity, and could cause our customers and partners to lose trust in us, which could have an adverse effect on our reputation and business. We expect that there will continue to be new proposed laws, regulations and industry standards relating to privacy, data protection, marketing, consumer communications, information security and local data residency in the United States, the European Union and other jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business, financial condition and results of operations.
The continuing impacts of the
COVID-19
pandemic may have an adverse effect on our business, financial condition and results of operations.
In March 2020, the World Health Organization declared
COVID-19
a pandemic. Governments and municipalities around the world have instituted measures to control the spread of
COVID-19,
including quarantines,
shelter-in-place
orders, school closures, travel restrictions, and closure of non-essential
businesses. These measures have led to significant adverse economic impacts which have had, and could continue to have, an adverse impact on our business operations in a number of ways, including, without limitation, (1) disruptions to our sales operations and marketing efforts as a result of the inability of our sales team to travel and meet customers in person, (2) negative impacts on our customers and prospects that could result in (i) extended customer sales cycles, delayed spending on our services, impairment of our ability to collect accounts receivable, and (ii) reduced payment frequencies, demand for our services, renewal rates, and spending on our services, and (3) negative impacts to the financial condition or operations of our vendors and business partners, as well as disruptions to the supply chain of products needed to offer our services. Moreover, as a result of the
COVID-19
pandemic, we are temporarily requiring a portion of our employees to work remotely, which may lead to disruptions and decreased productivity and other adverse operational business impacts. The extent to which the
COVID-19
pandemic and resultant economic impact affects our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.
The loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully.
Our success depends on the continuing services of certain members of the current management team. Our executive team are incentivized by share-based compensation grants that align the interests of investors with the executive team and certain executives have employment agreements. The loss of key management, employees or third-party contractors could have a material and adverse effect on our business, financial condition and results of operations. Additionally, the success of our operations will largely depend upon our ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for our company. If we are successful in attracting and retaining such individuals, it is likely that our payroll costs and related expenses will increase significantly and that there will be additional dilution to existing shareholders as a result of equity incentives that may need to be issued to such management personnel. Our inability to attract and retain key personnel may materially and adversely affect our business operations. Any failure by our management to effectively anticipate, implement, and manage personnel required to sustain our growth would have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS
We will receive up to an aggregate of $102,060,000 if all of the PSSA Warrants are exercised to the extent such PSSA Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the PSSA Warrants for general corporate purposes. All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S SECURITIES AND RELATED STOCKHOLDER MATTERS
Market Information and Holders
PSSA Ordinary Shares are listed on the NYSE under the symbol “PRM” and the PSSA Warrants are listed on the OTC under the symbol “PRMW.”
The closing price on April 28, 2022, of the PSSA Ordinary Shares was $10.40 per share.
Dividend Policy
From the annual net profits of PSSA, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital of PSSA. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each PSSA Ordinary Share entitling to the same proportion in such distributions.
The board of directors may resolve that PSSA pays out an interim dividend to the shareholders, subject to the conditions of Article
461-3
of the 1915 Law and PSSA’s articles of association, which includes, inter alia, a supervisory/statutory auditor report (as applicable). The board of directors shall set the amount and the date of payment of the interim dividend.
Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the 1915 Law and PSSA’s articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his, her or its respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to PSSA’s accounts.

BUSINESS
Overview
We are a global solutions provider for the fire safety and oil additives industries. Our Fire Safety business is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products to support firefighting operations. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations globally. Our oil additives business produces and sells high quality Phosphorus Pentasulfide (“P2S5”) primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide critical anti-wear protection to engine components. We conduct our operations globally, with approximately 73% of our annual revenues derived in the United States, approximately 13% in Europe, approximately 7% in Canada and approximately 2% in Mexico, with and the remaining approximately 5% spread across various other countries.
Segments
Our business is organized and managed in two reporting segments: Fire Safety and Oil Additives.
Fire Safety Segment
The Fire Safety segment provides fire retardants and firefighting foams, as well as specialized equipment and services typically offered in conjunction with our retardant and foam products.
Fire Retardants
Our fire retardants help slow, stop and prevent wildfires by chemically altering fuels (e.g., vegetation) and rendering them non-flammable.
Fire retardant is typically applied ahead of an active wildland fire to stop or slow its spread, in order to allow ground-based firefighters to safely extinguish the fire. Retardants can be applied aerially via fixed or rotor wing aircraft, or by ground using standard fire engines or our dedicated ground-applied retardant units. All of our products have a high level of retardant effectiveness, and differences in visibility, viscosity, adherence to vegetation, and persistence through weathering.
Our fire retardant customers are typically government agencies with responsibility for protecting both government and private land, although we also serve commercial customers. We supply federal, state, provincial, local/municipal, and commercial customers around the world, including in the United States, Canada, France, Spain, Italy, Chile, Australia and Israel. We are a supplier of USDA Forest Service qualified fire retardant – a standard that many countries have adopted for ensuring fire retardant is effective, safe and environmentally friendly.
While fire retardant is primarily used to stop or slow the spread of active wildland fires, our fire retardant is also increasingly utilized in a preventative capacity. We are expanding our offerings to several high hazard industries, with an initial focus on utility companies. Wildfires ignited by utilities have turned into some of the most devastating wildfires in U.S. history, many of which have occurred in recent years. Western U.S. states in particular are becoming increasingly diligent in wildfire prevention efforts and increasing their investments to prevent wildfire risk.
We are focused on being an innovation leader in fire retardant, driving continuous improvements in product performance to offer increasing value for our customers. We have made significant enhancements in safety, environmental stewardship and effectiveness, as well as advancements in visibility and aerial drop performance. Working in partnership with the USDA Forest Service wildland fire chemicals group to characterize and develop new products, we consistently release new standard-setting products, recently including the Phos-Chek
®
“Fx” family of ultra-high visibility fugitive-colored products, Phos-Chek
LCE20-Fx
next generation liquid concentrate, which combines high performance with improved environmental performance, and Phos-Chek Fortify
®
durable retardant, which can offer season-long protection.
Firefighting Foams
We offer a comprehensive and effective line of firefighting foam, including Class A, Class B, Class A/B, and training foams.
Class A foam is primarily used to combat structural fires. Class A foam is specially formulated to make water more effective for structural fire suppression. The surfactants in Class A foam significantly reduce water’s surface tension, and, when mixed with air, create a foam blanket that surrounds fuels. The foam blanket creates a barrier between the fuel and the fire, knocking down the fire faster than water alone, and allowing fire fighters to see the areas of application. Utilizing Class A foam reduces the amount of water needed to extinguish the fire, reduces water damage, and increases firefighter safety through quicker knockdown and reduced mop-up/overhaul
requirements. Perimeter’s Class A foam products are used by wildland firefighters to suppress wildland fires and are typically applied from various fixed wing air tankers, helicopters equipped with fixed tanks or buckets, standard fire engines or rapid attack brush trucks, or
5-gallon
backpacks. In addition to wildfire suppression, Class A foam products are used by municipal and rural fire departments as a water enhancer to combat structural and other fires.
Class B foam is primarily used to combat flammable and combustible liquids. Fires caused by flammable and combustible liquids require foams designed for rapid extinguishment and a secure foam blanket to prevent reignition. The foam blanket must have good burn back resistance and strong integrity to minimize the spread of the fire from areas where the blanket has been compromised, for example by falling debris or the dragging of a fire hose or other equipment through the foam blanket. Our Class B foam products are primarily used by industrial customers with significant amounts of flammable and combustible liquids on-site,
including petrochemical facilities, airports and other aviation and aerospace facilities, various military and defense facilities, and other industrial and commercial facilities.
Class A/B foam is a foam listed to fight both Class A (structural) fires and Class B (flammable liquid) fires. Our Class A/B foam products are primarily used by municipal fire departments. Training foam has similar characteristics to Class A and B foams but does not include active ingredients and has a shorter drain time so successive tests can be run without waiting for the foam to disappear. Training foam is used for training and exhibition purposes as well as in the evaluation of foam equipment.
We believe that we are an innovation leader in foams. Our Class B foams either use only C6 fluorosurfactant or are fluorine free. We offer several ground-breaking fluorine free firefighting foam formulations to aid the industry transition to reduce or eliminate the use of firefighting foams that contain
Per-
and polyfluoroalkyl substances (“PFAS”) in favor of fluorine-free foams. Our products are “ahead of the curve” on many fronts—including fire control performance, reduced viscosity, drainage time and higher stability.
Custom Equipment and Services
We offer a broad range of equipment and services to support live firefighting operations within our retardant and foam business lines. Our equipment and services are typically purchased and utilized in conjunction with our retardant or foam products and are often priced in a single bundle along with these products.
Custom equipment includes specialized air base retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; and mobile foam equipment. We also have the capability to design and manufacture highly custom equipment that operates at very high throughput and reliability levels, including equipment used to support emergency air tanker base and ground crew operations, as well as custom fire suppressant systems for stationary or portable operations typically used at industrial locations or for supporting municipality firefighting capabilities.
Custom services include design, construction, and installation of specialized air base retardant equipment, management and staffing of air base retardant operations, and management of air base supply and replenishment services. We have a broad service capability footprint, with full-service operations in over 50 United States and Canadian air bases, and equipment at over 100 bases globally.
Oil Additives Segment
The Oil Additives segment produces high quality P2S5 primarily used in the preparation of lubricant additives, including a family of compounds called ZDDP, which is considered a critical component essential in the formulation of engine oils—its main function is to provide anti-wear protection to engine components. In addition, ZDDP inhibits oxidation of engine oil by scavenging free radicals that initiate oil breakdown and sludge formation, resulting in better and longer engine function. P2S5 is also used in pesticide and mining chemicals applications. We offer several grades of P2S5 with varying degrees of phosphorus content, particle size, distribution, and reactivity to global customers. The P2S5 production process requires a high degree of technical expertise given the reactivity and need for safe transportation and handling. We are committed to being a technology and safety leader, with strong product stewardship and a strong safety track-record. We also conduct regular customer visits and provide extensive technical training to ensure customers are committed to operating safely.
We are focused on being an innovation leader in the oil additives market. Most recently, we engineered and patented superior storage and handling equipment to safely and efficiently handle and transport P2S5 with lower cost and maintenance requirements.
Key Market Drivers
There are several key market drivers for our business in the Fire Safety and Oil Additives segments.
Higher Acres Burned and Longer Fire Seasons
The USDA Forest Service data of the last 38 years shows that the acreage burned in the United States has increased over time. While there is variability in the acreage burned in any given year, the five-year trailing average of acres burned in the United States has increased from a five-year trailing average of 3.2 million acres burned in 1996, to a five-year trailing average of 8.1 million acres burned in 2021. The year 2020 was the most intense fire year recorded in U.S. history with over 10 million acres burned. The U.S. fire season is also lengthening on a consistent basis—according to a 2016 report published by Climate Central, the U.S. fire season is on average 105 days longer than it was in 1970. Climate Central also reported that the average number of large fires (larger than 1,000 acres) burning each year had tripled between the period of 1970s to 2010s, and the acres burned by such fires showed a six-fold
increase in the 2010s compared to the 1970s. If acreage burned continues to increase and the fire season continues to lengthen, we expect the demand and usage of fire retardant to increase.
Increasing Wildland Urban Interfaces
Urban development is pushing farther out of cities and into the wilderness for both primary and secondary residences. For example, according to Proceedings of the National Academy of Sciences of the United States of America (“PNAS”), the Wildland-Urban Interface (“WUI”), an area where houses and wildland vegetation meet and intermingle, grew rapidly from 1990 to 2010 in terms of both number of new houses and land area, such that it was the fastest-growing land use type in the conterminous United States, with 97% of that growth the result of new housing. As of 2018, the WUI now includes
one-third
of all homes in the United States although it occupies less than one-tenth
of the land area in the U.S. According to PNAS, when homes are built in the WUI, there will be more wildfires due to human ignitions, and wildfires that occur will pose a greater risk to lives and homes, they will be hard to fight, and letting natural fires burn becomes impossible. As the WUI expands and the number of homes at risk from wildland fires increases, we expect the use of retardant to protect property and life from threatening wildfires to increase.
Increasing Firefighting Aircraft Capacity and Usage
The size and capacity of the firefighting aircraft fleet is a key driver of the amount of fire retardant consumed annually, as demand for retardant typically outpaces available aircraft capacity, as evidenced by data regarding unable to fill aerial firefighting requests published by the National Interagency Fire Center. Since 2010, U.S. aircraft capacity increased significantly and is expected to further increase. Increasing air tanker capacity and modernization is a global trend, with more, larger, and more sophisticated tankers are being used in various parts of the world.
Value-Based and Dynamic Pricing Model Protects Attractive Margins
We believe that our comprehensive and closely intertwined product, equipment, and service offering (described above) provides tremendous value to our customers and serves as an important differentiator and margin enhancement tool. Furthermore, we are able to structure tiered pricing and annual pricing escalators with key customers, allowing the business to cover a portion of certain fixed costs in lower-volume years and protect margins over time.
Comprehensive Product Offering
We are a full-service turnkey supplier to many of our key customers. In the Fire Safety segment, in addition to providing fire retardant, we also provide specialized air base equipment including storage, mixing and loading equipment, as well as the air base management and training services necessary for land and aerial wildland firefighting. Our supply chain network also provides a critical service to our customers—we are able to deliver retardant within hours to over 150 air tanker bases in North America, often in emergency situations as our customers are fighting active and threatening wildfires.
In the Oil Additives segment, our competitive advantage is based primarily on our long standing record of reliability and customer support, our global supply capability for critical, high quality raw materials, and our technical expertise to handle and transport hazardous products and manage complex logistics. We have the largest fleet of specialized tote bins in the world that utilize patented technology to ensure safe handling and transport of P2S5.
Move toward Fluorine Free Firefighting Foams
There is an accelerating transition in the fire suppression market towards products that do not contain fluorine. We expect Fluorine-Free Foams (“FFF”) to account for a growing percentage of the firefighting foam market over the next several years. We are positioned to be one of the key players in the FFF market. For example, we recently introduced SOLBERG
®
AVIGARD
™
3B and 6B for the aviation market, and SOLBERG
®
VERSAGARD
™
AS-100
for oil and gas, and general firefighting applications. The latter is a 3x3 fluorine-free foam concentrate and is designed for extinguishing and securing both Class B and deep-seated Class A fires. In addition, SOLBERG
®
RE-HEALING
™
RF3 is the only F3 that has an Underwriters Laboratories 162 sprinkler listing through non-aspirated
standard sprinklers at the same low application rates as fluorinated AFFF. We expect to continue to invest to advance fluorine-free foam technology, increase Underwriters Laboratories and similar listings for our fluorine-free foams and equipment and introduce new solutions as the industry gets closer to fully transitioning away from AFFF and alcohol resistant AFFF solutions.

We are also in a unique position to assist customers in their transitions to FFF. We provide a variety of specialized equipment to customers, including fire suppression system components used in conjunction with our fluorine free offerings. We are also experienced in transition activities, including advising on system modifications associated with transition to fluorine free solutions, as well as performance testing to verify compliance with national and industry standards for new fluorine-free systems. For example, in the past, we have assisted Brisbane Airport (Australia), Schiphol Airport (Netherlands) and Transport Canada in their respective transitions to fluorine-free foams and systems.
Growth in Miles Driven, Opportunities in Secondary Markets
P2S5 is primarily used in the production of lubricant additives, including a family of compounds called ZDDP. The consumption of ZDDP and other lubricant additives is driven by the global social and economic trends of increased vehicle production and miles driven. Over the past 30 years, the number of global miles driven has increased resulting in more engine wear and tear and increased demand for motor oil. Secondary markets for P2S5 include agricultural applications in the production of intermediates for pesticides and insecticides, flotation chemistry in the mining industry, and for hydraulic and cutting fluids. A significant development opportunity exists for P2S5 in the emerging technology of lithium sulfide solid state electrolytes used in batteries for the electric vehicle market.
Nighttime Retardant Operations Opportunity
Nighttime retardant operations represent a significant expansion in the wildfire business and has been studied for several years, but has been limited to water. In 2021, a cooperative initiative among California counties, a helicopter company and the Company was created to provide limited retardant support for night operations. If the nighttime operations program is continued and expanded, this could add materially to our revenues.

Manufacturing Capabilities
Fire Retardant
Our primary fire retardant production facility is located at 10667 Jersey Boulevard, Rancho Cucamonga, California, 91730. Our Rancho Cucamonga location was opened in 2013, and has over 100,000 square feet of manufacturing, storage, office and laboratory space. The facility is located close to major air bases in southern California, including San Bernardino Air Base, one of USDA Forest Service highest volume air bases. The facility houses a modern laboratory, including a burn chamber, which has produced significant technical improvements to our fire retardant products, a number of which have been included in our newest product offerings.
In addition to our Rancho Cucamonga facility, we have fire retardant production capability at two Canadian plants, one in Kamloops, British Columbia, and the other in Sturgeon County, Alberta. These sites manufacture Phos-Chek
®
LC95A products for sale to Canadian customers. Our production facility in
Aix-En-Provence,
France, provides fire retardant to our European Union (“EU”) and Israeli customers, while our New South Wales, Australia, facility has repackaging and storing capability to serve our Australian customers.
We also utilize third party tolling and/or manufacturing locations in Moreland, Idaho and in Pasco, Washington. These facilities are located in close proximity to major USDA Forest Service air bases in the Northwest.
We utilize other tolling and warehouse facilities in strategic locations throughout North America to facilitate rapid shipment of products to our customers. Our retardant products are typically shipped and delivered within hours to any air base or customer location in North America.
Firefighting Foams
We produce firefighting foam products in Green Bay, Wisconsin and Mieres, Spain. Our Green Bay, Wisconsin facility was acquired in 2019 from Amerex, and produces Class A and Class B foams. Our Mieres, Spain, facility also produces Class A and Class B foams. Both facilities have significant research and development capabilities and live fire testing capabilities. We have firefighting foam equipment manufacturing capabilities at our Post Falls, Idaho facility as well as at our tolling facility in Port Arthur, Texas.
Oil Additives
We have two key P2S5 production facilities. One is a tolling facility in Sauget, Illinois, operated by Flexsys Chemical Company, that primarily serves our customers in North America. The other facility is located in a chemical park in Knapsack, Germany, and serves our customers outside North America.
Intellectual Property Portfolio
Our intellectual property rights are valuable and important to our business, and we rely on copyrights, trademarks, trade secrets, non-disclosure
agreements and electronic and physical security measures to establish and protect our proprietary rights. We intend to continue to pursue additional intellectual property protection on product and equipment enhancements to the extent we believe it would be beneficial and cost-effective.
As of December 31, 2021, our intellectual property portfolio consisted of the following:

•
for the Fire Safety business, 11 owned U.S. patents, of which we expect 2 to expire in 5 years or less and 9 to expire in more than 5 years, and 41 owned foreign counterpart patents in certain foreign jurisdictions, of which we expect 26 to expire in 5 years or less and 15 to expire in more than 5 years, and

•
for the Oil Additives business, 2 owned U.S. patents we expect to expire in 15 or more years. All of our patents and trademarks are registered or pending approval with the U.S. Patent and Trademark Office and in select international offices.

Our patent portfolio covers 20 countries and the protection is focused on key retardant technology and advancements, including corrosion inhibitors, fugitive color systems and liquid fire retardant compositions.

Sales and Marketing
Fire Retardant
Fire retardant customers are typically government agencies, with responsibility for protecting both government and private land, although we also serve commercial customers. We supply federal, state, provincial, local/municipal, and commercial customers around the world. We work diligently to build relationships with our customers and stakeholders, and we develop and enhance products and solutions in a highly collaborative manner with our key customers and stakeholders. We provide our retardants in various colors, forms (i.e., liquid or powder concentrates) and for various delivery methods (i.e., fixed wing aircraft, rotor wing aircraft, ground applied, etc.). We expect the demand for our retardant products, equipment, and services to grow, and we expect to continue to foster highly responsive and collaborative relationships with existing and potential customers and stakeholders.
Firefighting Foams
Our Class A foam customers primarily consist of local fire departments, which utilize our products for wildland and structural firefighting. Our Class B foam customers primarily consist of industrial, aviation, and military customers which store and utilize flammable liquids on-site.
Our customers in the market for Class A/B foam primarily consist of municipal fire departments. We utilize a traditional sales force in marketing these products and seek to building lasting relationships with our customers.
Oil Additives
Our Oil Additives segment consists of a few key customers including Lubrizol, Afton, Infineum and Chevron. Given the consolidated nature of this business, our focus is on maintaining our existing customers and expanding their utilization of our products and services.
Customers
The markets in which we sell our products are, to varying degrees, cyclical and have experienced upswings and downturns. For fiscal year 2021, our revenues from sales to our two largest customers, the USDA Forest Service and the state of California were $103.0 million and $50.5 million, respectively, representing 40% and 19% of our Fire Safety segment revenues, respectively. This customer concentration makes us subject to the risk of nonpayment, nonperformance, re-negotiation
of terms or
non-renewal
by these major customers under our commercial agreements. As a supplier and service provider to the U.S. government, we are subject to certain heightened risks, such as those associated with the government’s rights to audit and conduct investigations and with its rights to terminate contracts for convenience or default. The loss of these customers would likely have a material adverse impact on our business, results of operations and cash flows.
Competition
Fire Retardant
Sales of fire retardant, and related equipment and services, accounted for 84% of our Fire Safety segment revenues in 2021. The fire retardant business is characterized by its highly specialized nature, its high cost-of-failure,
and the integrated nature of the offering across products, specialized equipment, and services. As a result, development and testing of products, and the approval and licensing of such products, is typically a complex and lengthy process. We plan to maintain our market leadership position through continued investments in innovation and research and development focused on improving, enhancing and customizing our fire retardant products and services on behalf of our customers.
Firefighting Foams
Sales of firefighting foams, and related equipment and services, accounted for 16% of our Fire Safety segment revenues in 2021. The market for our firefighting foam products is highly fragmented, and subject to intense competition from various manufacturers launching their own competing products. We compete with a variety of firms that offer similar products and services, many of which are better capitalized than us and may have more resources than we do. We compete for clients based on the quality of our products, the quality and breadth of the equipment and services we offer in conjunction with our products, the quality and knowledge base of our employees, the geographic reach of our products and services, and pricing of our product. We believe that we offer our customers an attractive value proposition based on these competitive factors, which allows us to compete effectively in the marketplace.
Oil Additives
Our Oil Additives business is primarily focused on the North American and European markets, with a smaller focus in Asia and South America. In each of North America and Europe, we have one primary competitor. Competitive factors include the quality of our products, our reliability and consistency as a supplier, our ability to innovate and be highly responsive to our customers’ needs, and the pricing of our products.
Seasonality
Sales in our Fire Safety segment, of which approximately 78% are in the United States, are subject to significant seasonal variation due to the length and the severity of the fire season, which in North America typically extends from April through September, as well as the availability of air tanker capacity. Consequently, we record significant portion of our sales in the second and third quarter of our fiscal year.
Environmental and Regulatory
We are subject to extensive federal, state, local and international laws, regulations, rules and ordinances relating to safety, pollution, protection of the environment, product management and distribution, and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, we are subject to frequent environmental inspections and monitoring and occasional investigations by governmental enforcement authorities. In addition, our production facilities require operating permits that are subject to renewal, modification and, in certain circumstances, revocation. Actual or alleged violations of safety laws, environmental laws or permit requirements could result in restrictions or prohibitions on plant operations or product distribution, substantial civil or criminal sanctions, as well as, under some environmental laws, the assessment of strict liability and/or joint and several liability. Moreover, changes in environmental regulations could inhibit or interrupt our operations or require us to modify our facilities or operations. Accordingly, environmental or regulatory matters may cause us to incur significant unanticipated losses, costs or liabilities.
We are committed to manufacturing high quality products while at the same time protecting and preserving the earth’s natural resources and maintaining compliance with all applicable EHS legal requirements. We have developed policies and management systems that are intended to identify the multitude of EHS legal requirements applicable to our operations, enhance compliance with applicable legal requirements, improve the safety of our employees, contractors, community neighbors and customers and minimize the production and emission of wastes and other pollutants. Although EHS legal requirements are constantly changing and are frequently difficult to comply with, these EHS management systems are designed to assist us in our compliance goals while also fostering efficiency and improvement and reducing overall risk to us.
Human Capital Management
Employees
As of December 31, 2021, we had 226 full-time employees and 13 temporary, seasonal or part-time employees. Our employees are not represented by any labor union, and we have never experienced a work stoppage or strike.

Health and Safety
Our commitment to safety is an essential part of our operating model with a zero-incident
culture. We are dedicated to building, designing, maintaining, and operating our facilities to effectively manage process safety and other hazards, and to minimize risks. By partnering with our employees, we were able to maintain a safe work environment while meeting the needs of our customers. Our safety focus has never been more critical since the early days of the
COVID-19
pandemic. We have been following guidance from the World Health Organization and the U.S. Center for Disease Control to protect employees and prevent the spread of the virus within all of our facilities globally.
Talent Development
We consider our employees to be our most valuable asset. The development, attraction and retention of employees is a critical success factor. To support the advancement of our employees, we offer training and development programs encouraging advancement from within and continue to fill our team with strong and experienced management talent.
Benefits
We offer attractive benefits packages that attract, retain, motivate and reward our talent, and we are committed to providing our employees and their families with programs that support their health and overall well-being. To assist employees with financial empowerment, we offer a 401(k) program. We also offer members the ability to save money on a tax-free
basis through flexible spending accounts and health savings accounts. We offer competitive compensation programs that includes base pay, bonus and equity grants. Our full-time employees also receive paid time off and holidays.
Our equity compensation plans are designed to assist in attracting, retaining, motivating and rewarding key employees and directors, and promoting the creation of long-term value for our shareholders by closely aligning the interests of these individuals with those of our shareholders. Equity compensation, and specifically performance-based stock options, is a significant component of our equity-based compensation strategy and value-based culture.
Diversity
We value the uniqueness of each individual, new ideas, different experiences and fresh perspectives, and firmly believe that a diverse workforce fosters an environment of collaboration and innovation where everyone can perform to their highest potential and achieve personal and profession growth. Diversity and inclusion make us stronger as a company. We are committed to diversity at all levels of management and leadership, and our leadership team and our board of directors (the “Board”) are committed to improving diversity throughout the Company and fostering a more inclusive and open environment. Our workforce includes talented people from many backgrounds. We do not tolerate discrimination and are committed to high ethical standards and equal employment opportunities in all personnel actions without regard to race, color, religion, gender, national origin, citizenship status, age, marital status, gender identity or expression, sexual orientation, physical or mental disability, or veteran status.
Available Information and Reporting Status
We file or furnish annual, quarterly and current reports and other documents with the SEC. The annual report on Form
10-K,
quarterly reports on Form
10-Q
and current reports on Form
8-K,
including any amendments, will be made available free of charge on our website, www.perimeter-solutions.com, as soon as reasonably practicable, following the filing of the reports with the SEC. In addition, our website allows investors and other interested persons to sign up to automatically receive
e-mail
alerts when news releases and financial information is posted on the website. The SEC also maintains a website, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The information on or obtainable through our website is not incorporated into this prospectus.
We are an emerging growth company (“EGC”) as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGC. We will remain an EGC until the earliest of (i) the last day of the fiscal year: (a) following the fifth anniversary of an IPO; (b) in which PSSA has total annual gross revenue of at least $1.07 billion; or (c) in which PSSA is deemed to be a large accelerated filer, which means the market value of PSSA’s Ordinary Shares that are held by non-affiliates
exceeds $700 million as of the last business day of PSSA’s prior second fiscal quarter, and (ii) the date on which PSSA has issued more than $1.0 billion in non-convertible
debt during the prior three-year period.
As an EGC, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

PERIMETER MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with the audited consolidated financial statements and notes thereto included in this prospectus. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, such statements are subject to the “safe harbor” created by those sections and involve risks and uncertainties. Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management as of the date hereof. As a result of many factors, such as those set forth under Part I, Item 1A “Risk Factors” in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements, accordingly, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Such factors may be amplified by the
COVID-19
pandemic and its potential impact on our business and the global economy.
Overview
PSSA, a public company limited by shares (
société anonyme
) was incorporated on June 21, 2021 under the laws of the Grand Duchy of Luxembourg for the purpose of effecting a business combination. PSSA is headquartered in the Grand Duchy of Luxembourg with global operations in North America, Europe, and Asia Pacific.
On November 8, 2019, EverArc was formed for the purpose of undertaking an acquisition of one target company or business. EverArc completed its initial public offering on December 17, 2019 by placing 34,000,000 EverArc Ordinary Shares and accompanying EverArc Warrants and an additional offering on January 15, 2020 by issuing 6,800,000 EverArc Ordinary Shares with no accompanying EverArc Warrants, generating net proceeds of $401.0 million. The net proceeds were not placed in any trust or escrow account but were instead held in U.S. Treasuries or money market fund instruments to be used to fund an initial business combination. EverArc Ordinary Shares and EverArc Warrants were listed for trading on the London Stock Exchange under the symbols “EVRA,” and “EVWA,” respectively.
The Merger Sub was also formed solely in contemplation of a business combination. EverArc or the Merger Sub had not commenced any operations, had only nominal assets and had no liabilities or contingent liabilities, nor any outstanding commitments other than those in connection with contemplated business combination.
On the Closing Date, PSSA consummated the transactions contemplated by the Business Combination with EverArc, SK Holdings, Perimeter Solutions and the Merger Sub pursuant to the Business Combination Agreement dated June 15, 2021.
Pursuant to the Business Combination Agreement:

•	On November 8, 2021:

•	the Merger Sub merged with and into EverArc, with EverArc surviving such merger as a direct wholly-owned subsidiary of PSSA;

•	pursuant to the Merger, 155,832,600 EverArc Ordinary Shares outstanding immediately prior to the Merger were exchanged for ordinary shares of PSSA Ordinary Shares; and

•
34,020,000 outstanding EverArc Warrants, in each case, with each whole warrant entitling the holder thereof to purchase one-fourth
of an EverArc Ordinary Share at an exercise price of $12.00 per whole EverArc Ordinary Share, were converted into the right to purchase PSSA Warrants; and

On November 8, 2021, EverArc Ordinary Shares and EverArc Warrants were formally delisted from the London Stock Exchange and pursuant to the Subscription Agreements the EverArc Subscribers purchased an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share that were converted into PSSA Ordinary Shares pursuant to the Merger.
On November 9, 2021:

•
SK Holdings (i) along with officers and certain key employees of SK Intermediate contributed a portion of their ordinary shares in SK Intermediate to PSSA in exchange for 10 million 6.50% Redeemable Preferred Shares of PSSA (“Redeemable Preferred Shares”), nominal value of $10.00 per share, valued at $100.0 million and (ii) sold its remaining ordinary shares in SK Intermediate for approximately $1,900.0 million in cash subject to certain customary adjustments for working capital, transaction expenses, cash and indebtedness;

•	PSSA’s ordinary shares, nominal value, $1.00 per share, listed and began trading on the NYSE under the symbol “PRM”; and

•
the Management Subscribers were granted an aggregate of 1,104,810 PSSA Ordinary Shares at $10.00 per share as consideration and the Director Subscribers purchased an aggregate of 200,000 PSSA Ordinary Shares at $10.00 per share.

•
$675.0 million Senior Notes issued by Escrow Issuer, a newly-formed limited liability company governed by the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of EverArc under an indenture dated as of October 22, 2021 was assumed by SK Invictus Intermediate II S.à r.l., a private limited liability company governed by the laws of the Grand Duchy of Luxembourg (“SK Intermediate II.”)

The cash consideration for the Business Combination was funded through cash on hand, proceeds from the sale of the EverArc Ordinary Shares to the EverArc Subscribers, proceeds from the issuance of Senior Notes and borrowings under our revolving credit facility.
In connection with the Business Combination, the Merger was accounted for as a common control transaction, where substantially all of the net assets of PSSA will be those previously held by EverArc. Upon the acquisition of SK Intermediate, PSSA was determined to be the Successor and SK Intermediate was deemed to be the Predecessor. The business combination with SK Intermediate was accounted for using the acquisition method of accounting and the Successor financial statements reflect a new basis of accounting based on the fair value of the net assets acquired. As a result of the application of the acquisition method of accounting, our consolidated financial statements and certain presentations are separated into two distinct periods to indicate the different ownership and accounting basis between the periods presented, the period before the consummation of the Business Combination, which includes the period from January 1, 2021 to November 8, 2021 (the “2021 Predecessor Period”); the year ended December 31, 2020 (the “2020 Predecessor Period”); the year ended December 31, 2019 (the “2019 Predecessor Period”); and the period on and after the consummation of the Business Combination, from the Closing Date to December 31, 2021 (the “Successor Period”).
SK Intermediate was formed by SK Capital Partners
IV-A,
L.P. and SK Capital Partners
IV-A,
L.P. (collectively, the “Sponsor”) on February 12, 2018 and commenced operations on the same date.
We are a global solutions provider, producing high-quality firefighting products and lubricant additives. Approximately 73% of our annual revenues is derived in the United States, approximately 13% in Europe, approximately 7% in Canada and approximately 2% in Mexico, respectively, and remaining approximately 5% across various other countries.
Our business is organized and managed in two reporting segments: Fire Safety and Oil Additives.

The Fire Safety business is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products to support firefighting operations. Our specialized equipment includes air base retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations globally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers’ needs, and a “never-fail” service network. Significant end markets include primarily government-related entities and are dependent on concessions, licenses, and permits granted by the respective governments and commercial customers around the world.
The Oil Additives business produces and sells high quality P2S5 primarily used in the preparation of lubricant additives, including a family of compounds called ZDDP that provide critical anti-wear protection to engine components. In addition, they inhibit oxidation of the oil by scavenging free radicals that initiate oil breakdown and sludge formulation, resulting in better and longer engine function. P2S5 is also used in pesticide and mining chemicals applications. Significant end markets are primarily producers of engine oil additives.
Known Trends and Uncertainties
Growth in Fire Safety
We believe that our Fire Safety segment benefits from several secular growth drivers, including increasing fire severity, as measured by higher acres burned and longer fire seasons, a growing wildland urban interface, and increasing airtanker capacity. We believe that these trends are prevalent in North America, as well as globally.
We are also attempting to grow our fire prevention and protection business, which is primarily focused on high hazard industries like electrical utilities, railroads and transportation agencies. Fire prevention products can be used to prevent fire ignitions and protect property from potential fire danger by providing proactive retardant treatment in high-risk areas. Treating these areas ahead of the fire season can potentially stop ignitions from equipment failures or sparks.
Our new Phos-Chek Fortify product, applied before or early in the fire season, can provide protection all season. In addition, Phos-Chek Fortify can proactively be applied to protect high value assets and critical infrastructure from the danger of wildfire.
We expect these trends to continue in 2022 and beyond and drive growth in demand for fire retardant products. We have invested and also intend to continue investing in the expansion our fire safety business through acquisitions in order to further grow our global customer base. Acquisitions and divestitures during the most recent two fiscal years are described in Note 3, “Business Acquisitions,” in the notes to the consolidated financial statements included in this prospectus.
Weather Conditions and Climate Trends
Our business is highly dependent on the needs of government agencies to suppress fires. As such, our financial condition and results of operations are significantly impacted by weather as well as environmental and other factors affecting climate change, which impact the number and severity of fires in any given year. Historically, sales of our products have been higher in the summer season of each fiscal year due to weather patterns which are generally correlated to a higher prevalence of wildfires. This is in part offset by the disbursement of our operations in both the northern and southern hemispheres, where the summer seasons alternate.
Fire severity in the United States increased significantly in 2021 and 2020, compared to 2019. This resulted in increased net sales in each of 2021 and 2020 compared to 2019, which experienced low fire activity due to cold and wet conditions in the key geographic regions, particularly the Western United States.

COVID-19
Pandemic
The pandemic caused by the outbreak of
COVID-19
introduced significant volatility to the global health and economic environment, including millions of confirmed
COVID-19
cases, business slowdowns or shutdowns, government challenges and market volatility in the first half of 2020. The pandemic has resulted in governments around the world implementing stringent measures to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, business curtailments and other measures.
Within the United States, which contributes approximately 73% of our annual revenues, our business has been designated as “essential,” which has allowed us to continue to serve our customers throughout the
COVID-19
pandemic; nonetheless, the pandemic has disrupted our operations. The lingering impacts of
COVID-19
into 2021 has impeded global supply chains, resulted in longer lead times and delays in procuring raw materials, and resulted in inflationary cost increases in certain raw materials, labor and transportation. In response to the global supply chain instability and inflationary cost increases we have taken several actions to minimize any potential and actual adverse impacts by working closely with our suppliers and customers and to continue to closely monitor the availability of raw materials and any other supply chain inefficiencies that may arise.
The exact pace and timing of the economic recovery remains uncertain and is expected to continue to be uneven depending on factors such as trends in the number of
COVID-19
infections (e.g., impact of new variants of
COVID-19
resurfacing), the continued efficacy of vaccines, particularly against any newly emerging variants of
COVID-19
and easing of quarantines among other factors. As the consequences of the pandemic and adverse impact to the global economy continue to evolve, the future adverse impact on our business and financial statements remains subject to significant uncertainty as of the date of this filing.
Results of Operations
We have prepared our discussion of the results of operations for the year ended December 31, 2021 compared to the year ended December 31, 2020 by comparing the results of the combined Successor Period and the 2021 Predecessor (“S/P Combined”) and the 2020 Predecessor Period as the Successor and Predecessor entities, are expected to be largely consistent, excluding the impact on certain financial statement line items that were impacted by the Business Combination such as depreciation and amortization expense on PSSA’s property, plant, and equipment and intangible asset balances made under the new basis of accounting. We believe this approach provides the most meaningful basis of comparison and is more useful in discussing our overall operating performance when compared to the same period in the prior year.
The combined results of operations included in our discussion below are not considered to be prepared in accordance with U.S. GAAP
(“non-U.S.
GAAP”) and have not been prepared as pro forma results under applicable regulations, may not reflect the actual results we would have achieved had the Business Combination occurred at the beginning of fiscal 2021, and should not be viewed as a substitute for the results of operations of the Successor Period and the 2021 Predecessor presented in our consolidated financial statements in accordance with U.S. GAAP.

Year Ended December 31, 2021 (“S/P Combined”) Compared to the Year Ended December 31, 2020
Total Company
The following table sets forth our combined results of operations for each of the periods indicated. The change column reflects the comparison of the S/P Combined amounts (“2021”) with the 2020 Predecessor Period amounts (“2020”) (in thousands):

	Successor	Predecessor
	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	(non-GAAP) S/P Combined	Predecessor	Change
				Year Ended December 31, 2020	$	%
Net sales	$21,023	$341,315	$362,338	$339,577	$22,761	7%
Cost of goods sold	20,533	172,136	192,669	177,532	15,137	9%

Gross profit	490	169,179	169,669	162,045	7,624	5%

Operating expenses
Selling, general and administrative expense	16,982	38,981	55,963	37,747	18,216	48%
Amortization expense	8,004	45,424	53,428	51,458	1,970	4%
Founders advisory fees—related party	652,990	—	652,990	—	652,990	—
Other operating expense	92	4,153	4,245	1,364	2,881	211%

Total operating expenses	678,068	88,558	766,626	90,569	676,057	746%

Operating (loss) income	(677,578)	80,621	(596,957)	71,476	(668,433)	(935%)

Other expense (income):
Interest expense, net	6,352	39,087	45,439	42,017	3,422	8%
Loss on contingent earn-out	198	2,965	3,163	—	3,163	—
Unrealized foreign currency loss (gain)	1,006	4,026	5,032	(5,640)	10,672	(189%)
Other (income) expense, net	(2)	(222)	(224)	367	(591)	(161%)

Total other expense (income), net	7,554	45,856	53,410	36,744	16,666	45%

(Loss) income before income taxes	(685,132)	34,765	(650,367)	34,732	(685,099)	(1973%)
Income tax benefit (expense)	4,675	(14,136)	(9,461)	(10,483)	1,022	(10%)

Net (loss) income	$(680,457)	$20,629	$(659,828)	$24,249	$(684,077)	(2821%)

Net Sales.
Net sales in 2021 increased by $22.8 million, or 7%, compared to 2020. The growth in net sales was primarily driven by a $16.2 million increase generated by the Fire Safety segment. Within the Fire Safety segment, fire retardant and fire suppressants sales increased by $9.7 million and $6.5 million, respectively. Fire retardant sales increased by $6.7 million in the Americas due to an active wildfire season and by $3.0 million from higher sales in Europe. Fire suppressants sales increased by $5.0 million from higher sales in Europe due to an increase in market share and by $1.5 million in the Americas related to new fluorine-free foam concentrates and equipment.
Net sales in the Oil Additives segment increased $6.6 million primarily due to higher global demand for lubricant additives as miles driven increased in 2021 after business slowdowns or shutdowns due to
COVID-19
during 2020.

Cost of Goods Sold.
Cost of goods sold in 2021 increased by $15.1 million, or 9%, compared to 2020. The increase was primarily due to $12.1 million increase in the Oil Additives segment, which was negatively impacted by higher raw material and supply chain costs, and $3.0 million increase in the Fire Safety segment, which was also impacted by higher raw material costs, along with higher outside labor and equipment costs.
Selling, General and Administrative Expense.
Selling, general and administrative expense for 2021 increased by $18.2 million compared to 2020. The increase was primarily due to $5.9 million increase in personnel related and share-based compensation expenses, $4.0 million increase in non-recurring
management bonus, $3.4 million increase in accounting, legal and consulting expenses related to Business Combination, $2.5 million increase in marketing and logistics expenses and $2.4 million increase in insurance, software and supplies expenses.
Amortization Expense.
Amortization expense in 2021 increased by $2.0 million, or 4%, compared to 2020. The increase was primarily due to the effect of changes in foreign currency exchange rates.
Founder advisory fees—related party.
Founder advisory fees—related party of $653.0 million in 2021 represents $213.3 million in Fixed Annual Advisory Fees and $439.7 million in Variable Annual Advisory Amount payable to the EverArc Founder Entity for providing services to the Company, including strategic and capital allocation advice, until the years ending December 31, 2027 and 2031, respectively. The Fixed Annual Advisory Amount was based on the year-end
closing price of our ordinary share and the Variable Annual Advisory Amount was based on the appreciation of the market price of our ordinary shares if such market price exceeds certain trading price minimums and was generated using a Monte Carlo simulation model.
Other Operating Expense.
Other operating expense in 2021 increased by $2.9 million compared to 2020. The increase was primarily related to $3.1 million in transaction costs related to the Business Combination, offset by $0.2 million in lower management fees paid to SK Holdings.
Interest Expense. Interest expense for 2021 increased by $3.4 million, or 8%, compared to 2020. The increase was primarily due to an $11.8 million write-off
of the deferred finance fees due to repayment of Predecessor debt upon consummation of the Business Combination, offset by a $7.9 million decrease in interest expense due to lower interest rates in response to unfavorable market conditions caused by the
COVID-19
and a $0.5 million decrease in the amortization of deferred finance fees, net of the aforementioned write-off.
Loss on Contingent
Earn-out.
The Contingent
earn-out
for 2021 was $3.2 million, which reflects the change in fair value of the contingent consideration for the LaderaTech earn-out
of $3.2 million.
Unrealized Foreign Currency (Gain) Loss
. Unrealized foreign currency loss for 2021 increased by $10.7 million, or 189%, compared to 2020. The increase was primarily due to $5.0 million unfavorable foreign currency exchange rate fluctuations during 2021 compared to foreign currency gain of $5.6 million during 2020.
Income Tax Benefit (Expense).
Income tax benefit (expense) for 2021 decreased by $1.0 million, or 10%, compared to 2020. The decrease is primarily due to a decrease in earnings in jurisdictions that were not covered by a valuation allowance.

Business Segments
We use segment net sales and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) to evaluate our operating performance by segment, for business planning purposes and to allocate resources. The following table provides information for our net sales and Adjusted EBITDA by operating segment (in thousands):

	Successor				Predecessor
	For the Period November 9, 2021 Through December 31, 2021				For the Period January 1, 2021 Through November 8, 2021
	Fire Safety	Oil Additives	Corporate	Total	Fire Safety	Oil Additives	Total
Net sales	$7,913	$13,110	$—	$21,023	$253,267	$88,048	$341,315

(Loss) income before income taxes	$(25,125)	$(4,891)	$(655,116)	$(685,132)	$32,632	$2,133	$34,765
Depreciation and amortization	7,418	1,961	—	9,379	36,994	15,006	52,000
Interest and financing expense	5,029	379	944	6,352	37,329	1,758	39,087
Founders advisory fees—related party	—	—	652,990	652,990	—	—	—
Transaction expenses 1	5,436	144	—	5,580	4,845	—	4,845
Share-based compensation expense	3,250	389	1,182	4,821	156	—	156
Non-cash purchase accounting impact 2	—	2,948	—	2,948	—	—	—
Loss on contingent earn-out	198	—	—	198	2,965	—	2,965
Management fees 3	—	—	—	—	1,073	—	1,073
Contingent future payments 4	—	—	—	—	4,375	—	4,375
Unrealized foreign currency loss (gain)	98	908	—	1,006	1,220	2,806	4,026

Adjusted EBITDA	$(3,696)	$1,838	$—	$(1,858)	$121,589	$21,703	$143,292

	(non-GAAP) S/P Combined				Predecessor
	Year Ended December 31, 2021				Year Ended December 31, 2020
	Fire Safety	Oil Additives	Corporate	Total	Fire Safety	Oil Additives	Total
Net sales	$261,180	$101,158	$—	$362,338	$244,968	$94,609	$339,577

Income (loss) before income taxes	$7,507	$(2,758)	$(655,116)	$(650,367)	$23,110	$11,622	$34,732
Depreciation and amortization	44,412	16,967	—	61,379	41,271	16,846	58,117
Interest and financing expense	42,358	2,137	944	45,439	41,879	138	42,017
Founders advisory fees—related party	—	—	652,990	652,990	—	—	—
Transaction expenses 1	10,281	144	—	10,425	2,300	79	2,379
Share-based compensation expense	3,406	389	1,182	4,977	—	—	—
Non-cash purchase accounting impact 2	—	2,948	—	2,948	—	—	—
Loss on contingent earn-out	3,163	—	—	3,163	—	—	—
Management fees 3	1,073	—	—	1,073	1,281	—	1,281
Contingent future payment 4	4,375	—	—	4,375	3,125	—	3,125
Unrealized foreign currency loss (gain)	1,318	3,714	—	5,032	(932)	(4,708)	(5,640)

Adjusted EBITDA	$117,893	$23,541	$—	$141,434	$112,034	$23,977	$136,011

(1)	Adjustment to reflect non-recurring expenses incurred related to business combinations.
(2)	Represents the non-cash impact of purchase accounting on the cost of inventory sold. The inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the cost.
(3)
Adjustment to reflect fees pertaining to services provided by SK Capital Partners
IV-A,
L.P. and SK Capital Partners
IV-B,
L.P (collectively, the Sponsor) when acting in a management capacity on strategic and other non-operational
matters which do not represent expenses incurred in the normal course of our operations.

(4)	Adjustment to reflect deferred consideration paid with respect to a 2019 acquisition.
Adjusted EBITDA for our Fire Safety segment increased by $5.9 million to $117.9 million in 2021. The increase was primarily due to higher sales partially offset by higher cost of goods sold and operating expenses.
Adjusted EBITDA for our Oil Additives segment decreased by $0.4 million to $23.6 million in 2021. The decrease was primarily due to higher cost of goods sold and operating expenses offset by higher sales.
Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019
Total Company
The following table sets forth our consolidated statements of income information for each of the periods indicated (in thousands):

	Predecessor
	Year Ended December 31,
	2020	2019	Change
Net sales	$339,577	$239,310	$100,267	42%
Cost of goods sold	177,532	155,427	22,105	14%

Gross profit	162,045	83,883	78,162	93%

Operating expenses
Selling, general and administrative expense	37,747	36,198	1,549	4%
Amortization expense	51,458	51,100	358	1%
Other operating expense	1,364	2,362	(998)	(42%)

Total operating expenses	90,569	89,660	909	1%

Operating income (loss)	71,476	(5,777)	77,253	(1337%)

Other expense (income):
Interest expense, net	42,017	51,655	(9,638)	(19%)
Unrealized foreign currency loss (gain)	(5,640)	2,684	(8,324)	(310%)
Other expense (income), net	367	(405)	772	(191%)

Total other expense (income), net	36,744	53,934	(17,190)	(32%)

Income (loss) before income taxes	34,732	(59,711)	94,443	(158%)
Income tax (expense) benefit	(10,483)	17,674	(28,157)	(159%)

Net income (loss)	$24,249	$(42,037)	$66,286	(158%)

Net Sales.
Total net sales increased by $100.3 million, or 42%, for the 2020 Predecessor Period compared to the 2019 Predecessor Period. The increase in consolidated net sales was primarily the result of a $93.8 million increase in net sales generated by our Fire Safety segment. During the 2019 Predecessor Period, there was a decrease in fire activity due to cold and wet conditions in the key regions of operations. Fluctuations of weather-related performance drivers resulted in increased fire activity during the 2020 Predecessor Period. Net sales in our Oil Additives segment also increased $6.5 million primarily due to increased miles driven as a result of easing
COVID-19
restrictions during the third and fourth quarters of 2020 Predecessor Period.

Cost of Goods Sold.
Total cost of goods sold increased by $22.1 million, or 14%, for the 2020 Predecessor Period compared to the 2019 Predecessor Period. The increase in consolidated cost of goods sold was primarily the result of a $22.7 million increase in cost of goods sold in our Fire Safety segment due to higher costs associated with the growth in net sales during the period. Our Oil Additives segment benefited from a more favorable cost structure during the 2020 Predecessor Period and, therefore, cost of goods sold remained comparable with the 2019 Predecessor Period.
Selling, General and Administrative Expense.
Selling, general and administrative expense increased by $1.5 million, or 4%, for the 2020 Predecessor Period compared to the 2019 Predecessor Period. The increase was primarily attributable to a $0.9 million and $0.6 million increase in customer related freight and transportation costs in our Fire Safety and Oil Additives segments, respectively, as a result of higher sales.
Other Operating Expense.
Other operating expense decreased by $1.0 million, or 42% for the 2020 Predecessor Period compared to the 2019 Predecessor Period. The decrease was primarily attributable to lower management fees as a result of reduced travel costs.
Interest Expense
. Interest expense decreased by $9.6 million, or 19%, for the 2020 Predecessor Period compared to the 2019 Predecessor Period. The decrease was primarily driven by lower London Inter Bank Offered Rate (“LIBOR”) rates during the 2020 Predecessor Period, which resulted in a $7.9 million favorable change in interest due on the Predecessor First and Second Lien Term Loans, and lower average daily outstanding balances on the Predecessor revolving credit facility during the 2020 Predecessor Period.
Unrealized Foreign Currency (Gain) Loss.
Unrealized foreign currency gain was $5.6 million for the 2020 Predecessor Period compared to an unrealized foreign currency loss of $2.7 million for the 2019 Predecessor Period. The change was primarily attributable to favorable foreign currency exchange rate fluctuations during the 2020 Predecessor Period. Income Tax (Expense) Benefit. Income tax (expense) benefit decreased by $28.2 million, or 159%, for the 2020 Predecessor Period compared to the 2019 Predecessor Period. Our effective income tax rate for the 2020 Predecessor Period and 2019 Predecessor Period was 30.2% and 29.6%, respectively. The increase in the effective tax rate for 2020 Predecessor Period compared to the 2019 Predecessor Period was mainly due to a decrease in favorable book to tax differences.
Business Segments
The following table provides information for our net sales and Adjusted EBITDA by operating segment (in thousands):

	Predecessor
	Year Ended December 31, 2020			Year Ended December 31, 2019
	Fire Safety	Oil Additives	Total	Fire Safety	Oil Additives	Total
Net sales	$244,968	$94,609	$339,577	$151,161	$88,149	$239,310

Income (loss) before income taxes	$23,110	$11,622	$34,732	$(57,915)	$(1,796)	$(59,711)
Depreciation and amortization	41,271	16,846	58,117	40,761	17,264	58,025
Interest and financing expense	41,879	138	42,017	51,642	13	51,655
Transaction expenses 1	2,300	79	2,379	3,821	—	3,821
Management fees 2	1,281	—	1,281	1,366	—	1,366
Contingent future payments 3	3,125	—	3,125	3,749	—	3,749
Unrealized foreign currency (gain) loss	(932)	(4,708)	(5,640)	1,324	1,360	2,684

Adjusted EBITDA	$112,034	$23,977	$136,011	$44,748	$16,841	$61,589

(1)	Adjustment to reflect non-recurring expenses incurred related to business combinations.

(2)
Adjustment to reflect fees pertaining to services provided by SK Capital Partners
IV-A,
L.P. and SK Capital Partners
IV-B,
L.P (collectively, the Sponsor) when acting in a management capacity on strategic and other non-operational
matters which do not represent expenses incurred in the normal course of our operations.

(3)	Adjustment to reflect deferred consideration paid with respect to a 2019 acquisition.
Adjusted EBITDA for our Fire Safety segment increased by $67.3 million to $112.0 million in the 2020 Predecessor Period. The increase was primarily due to higher net sales in the 2020 Predecessor Period compared to decrease in fire activity due to cold and wet conditions in the key regions of operations in the 2019 Predecessor Period.
Adjusted EBITDA for our Oil Additives segment increased by $7.1 million to $24.0 million in the 2020 Predecessor Period. The increase was primarily due to higher net sales in the 2020 Predecessor Period as a result of easing
COVID-19
restrictions during the third and fourth quarters of 2020 Predecessor Period.
Liquidity and Capital Resources
We have historically funded our operations primarily through cash flows from operations, borrowings under our revolving credit facility, and the issuance of debt and equity securities. However, future cash flows are subject to a number of variables, including the length and severity of the fire season, growth of the wildland urban interface and the availability of air tanker capacity, all of which could negatively impact revenues, earnings and cash flows, and potentially our liquidity if we do not moderate our expenditures accordingly.
We completed the following financing transactions to fund the Business Combination and supplement our liquidity position.
Revolving Credit Facility
On November 9, 2021, SK Intermediate II entered into a five-year revolving credit facility (the “Revolving Credit Facility”), which provides for a senior secured revolving credit facility in an aggregate principal amount of up to $100.0 million.
The Revolving Credit Facility matures on November 9, 2026. The Revolving Credit Facility includes a $20.0 million swingline sub-facility
and a $25.0 million letter of credit
sub-facility.
The Revolving Credit Facility allows Invictus II to increase commitments under the Revolving Credit Facility up to an aggregate amount not to exceed the greater of (i) $143.0 million and (ii) 100.00% of consolidated EBITDA for the most recent four-quarter period (minus the aggregate outstanding principal amount of certain ratio debt permitted to be incurred thereunder). All borrowings under the Revolving Credit Facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, subject to certain exceptions.
Borrowings under the Revolving Credit Facility bear interest at a rate equal to (i) an applicable margin, plus (ii) at Invictus II’s option, either (x) LIBOR determined by reference to the cost of funds for U.S. dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs (but which will not be less than a 0.00% LIBOR floor) or (y) a base rate determined by reference to the highest of (a) the prime commercial lending rate published by the Wall Street Journal, (b) the federal funds rate plus 0.50%, (c) the one-month
LIBOR rate plus 1.00% and (d) a minimum floor of 1.00%. The applicable margin is 3.25% in the case of LIBOR-based loans and 2.25% in the case of base rate-based loans, with two step downs of 0.25% each based upon the achievement of certain leverage ratios.
We borrowed $40.0 million under the Revolving Credit Facility to finance a portion of the costs and expenses in connection with the consummation of the Business Combination. On December 9, 2021, we repaid the full drawdown of $40.0 million.

Bridge Facility
In connection with entering into the Business Combination Agreement, EverArc entered into a commitment letter, dated June 15, 2021, with Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Goldman Sachs Bank USA (collectively, the “Commitment Parties”) pursuant to which the Commitment Parties had, with respect to bridge financing, committed to provide up to $600.0 million in bridge loans (the “Bridge Loan Commitment”) to ensure financing for the Business Combination. Effective November 9, 2021, the Bridge Loan Commitment was fully terminated as a result of the $675.0 million in committed amounts available under the Senior Notes, as described below. We did not make any borrowings under the Bridge Loan Commitment and incurred a commitment fee of $7.5 million, which was recorded as part of the November 9, 2021 accumulated deficit balance in the consolidated statements of shareholders’ equity included in this prospectus.
Senior Notes
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, the Escrow Issuer launched a private offering of $600.0 million, offering amount subsequently updated to $675.0 million, of 5.00% senior secured notes due 2029. Upon the consummation of the Business Combination, SK Intermediate II assumed the Escrow Issuer’s obligations under the Senior Notes. The Senior Notes bear interest at an annual rate of 5.00%. Interest on the Senior Notes is payable in cash semi-annually in arrears on April 30 and October 30 of each year, commencing on April 30, 2022.
The Senior Notes are general, secured, senior obligations of SK Intermediate II; rank equally in right of payment with all existing and future senior indebtedness of SK Intermediate II (including, without limitation, the Revolving Credit Facility); and together with the Revolving Credit Facility, are effectively senior to all existing and future indebtedness of Invictus II that is not secured by the collateral.
For additional information about our long-term debt, refer to Note 6, “Long-Term Debt and Redeemable Preferred Shares,” in the notes to the consolidated financial statements included in this prospectus.
Share Repurchase Plan
On December 7, 2021, subject to the approval of our shareholders, the Board authorized the Share Repurchase Plan. Under the Share Repurchase Plan, we and our subsidiaries are authorized to repurchase up to $100.0 million of our issued and outstanding ordinary shares at any time during the next 24 months or, if different, such other timeframe as approved by our shareholders. As of December 31, 2021, we had not repurchased shares under our Share Repurchase Plan. For additional information about our Share Repurchase Plan, refer to Item 5, “Market for the Company’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities,” and Note 9, “Equity,” in the notes to the consolidated financial statements included in this prospectus.
Founder Advisory Agreement
On December 12, 2019, EverArc and the EverArc Founder Entity entered into the Founder Advisory Agreement to provide incentives to the EverArc Founders to achieve EverArc’s, and following the Merger, the Company’s, objectives. In exchange for the services provided to the Company, including strategic and capital allocation advice, the EverArc Founder Entity will be entitled to receive both a Fixed Annual Advisory Amount and a Variable Annual Advisory Amount until the years ending December 31, 2027 and 2031, respectively. Under the Founder Advisory Agreement, at the election of the EverArc Founder Entity, at least 50% of the Advisory Amounts will be paid in PSSA Ordinary Shares and the remainder in cash.
As of December 31, 2021, we recorded Advisory Amounts of $653.0 million in the accompanying consolidated statement of operations, representing $213.3 million in Fixed Annual Advisory Amount and $439.7 million in

Variable Annual Advisory Amount, payable to the EverArc Founder Entity over the term of the Founder Advisory Agreement. The Fixed Annual Advisory Amount equals to 1.5% of 157,137,410 ordinary shares outstanding on the Closing Date multiplied by the year end closing price of our ordinary shares. The Variable Annual Advisory Amount is based on the appreciation of the market price of our ordinary shares if such market price exceeds certain trading price minimums and was valued using a Monte Carlo simulation model.
For 2021, the average price was $13.63 per PSSA Ordinary Share, resulting in a total Variable Annual Advisory Amount for 2021 of 7,525,906 ordinary shares, or a value of $102.5 million.
The EverArc Founder Entity also received the Fixed Annual Advisory Amount which was equal to 1.5% of 157,137,410 ordinary shares outstanding on the Closing Date: 2,357,061 ordinary shares or a value of $32.1 million, based on average price of $13.63 per PSSA Ordinary Share (the “2021 Fixed Amount” and together with the 2021 Variable Amount, the “2021 Advisory Amounts”). Per the Founder Advisory Agreement, the EverArc Founder Entity elected to receive approximately 60% of the 2021 Advisory Amounts in ordinary shares (5,952,992 ordinary shares) and approximately 40% of the Advisory Amounts in cash ($53.5 million). On February 15, 2022, the Company issued 5,952,992 PSSA Ordinary Shares and paid $53.5 million in cash in satisfaction of 2021 Advisory Amounts.
For additional information about the Founder Advisory Agreement, refer to Note 12, “Related Parties,” in the notes to the consolidated financial statements included in this prospectus.
We believe that our existing cash and cash equivalents of approximately $225.6 million as of December 31, 2021, net cash flows generated from operations and availability under the Revolving Credit Facility will be sufficient to meet our current capital expenditures, working capital, and debt service requirements for at least 12 months from the filing date of this prospectus. Our fiscal year 2022 capital expenditure budget is $10.0 million, which we expect will cover both our maintenance and growth capital expenditures. We may also utilize borrowings under other various financing sources available to us, including the issuance of equity and/or debt securities through public offerings or private placements, to fund our acquisitions, the Advisory Amounts and long-term liquidity needs. Our ability to complete future offerings of equity or debt securities and the timing of these offerings will depend upon various factors including prevailing market conditions and our financial condition.
Sources and Uses of Cash
The following table presents the sources and uses of our cash for the periods presented (in thousands):

	Successor	Predecessor

	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
Cash provided by (used in):
Operating activities	$4,359	$67,991	$70,826	$(305)
Investing activities	(1,210,623)	(15,746)	(9,467)	(25,173)
Financing activities	(697,221)	(64,210)	(45,610)	21,030
Effect of foreign currency on cash and cash equivalents	(738)	435	(3,093)	(1,689)

Net change in cash and cash equivalents	$(1,904,223)	$(11,530)	$12,656	$(6,137)

Operating Activities
Cash provided by (used in) operating activities was $4.4 million, $68.0 million, $70.8 million and $(0.3) million for the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period,

respectively. During the Successor Period the operating cash flows were negatively impacted by lower net income and an increase in working capital, offset by stock-based compensation. Operating cash flows for the 2021 Predecessor Period were negatively impacted by an increase in working capital which was offset by higher net income and non-cash
depreciation and amortization expense. The increase in working capital was primarily due to an increase in accounts receivable from higher net sales. Operating cash flows for the 2020 Predecessor Period were favorably impacted by the increased net income primarily driven by higher retardant sales, partially offset by declines in working capital. Operating cash flows for the 2019 Predecessor Period were negatively impacted by the net loss generated due to decreased fire activity and decrease in working capital.
Investing Activities
Cash used in investing activities was $1,210.6 million, $15.7 million, $9.5 million and $25.2 million for the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period, respectively. During the Successor Period, we acquired SK Intermediate for cash consideration of $1,209.2 million, net of approximately $11.0 million in cash acquired, and purchased property and equipment of $1.5 million. During the 2021 Predecessor Period, we paid a total of $7.5 million in cash related to the acquisitions of Budenheim Iberica, S.L.U., PC Australasia Pty Ltd., and Magnum Fire & Safety Systems. We also purchased property and equipment of $8.3 million. During the 2020 Predecessor Period, we paid $2.0 million, net of cash acquired, related to the acquisition of LaderaTech, Inc., and also purchased property and equipment of $7.5 million. In 2019 Predecessor Period, we paid $16.3 million, net of cash acquired of $0.5 million at closing related to the acquisition of First Response Fire Rescue, LLC, River City Fabrication, LLC, and H&S Transport, LLC. We also purchased property and equipment of $8.9 million.
Financing Activities
Cash (used in) provided by financing activities was $(697.2) million, $(64.2) million, $(45.6) million and $21.0 million for the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period, respectively. During the Successor Period, we borrowed $40.0 million against the Revolving Credit Facility and paid $2.3 million of revolver fees. The Revolving Credit Facility was repaid in full on December 9, 2021. Upon the business combination, the Director Subscribers acquired PSSA Ordinary Shares valued at $2.0 million. We repaid $696.5 million of debt previously held by SK Intermediate. During the 2021 Predecessor Period, we distributed $60.0 million to our shareholders and we received $19.5 million in proceeds from the Revolving Credit Facility, which was offset by repayments of $19.5 million on the Revolving Credit Facility and repayments of $4.2 million on long-term debt.
During the 2020 Predecessor Period, we received $72.1 million in proceeds from the Revolving Credit Facility, which was fully offset by repayments of $97.1 million and $20.6 million against the outstanding balance on the Revolving Credit Facility and long-term debt, respectively. Cash provided by financing activities for the 2019 Predecessor Period was primarily attributable to proceeds from the revolving credit facility of $83.3 million and long-term debt of $16.0 million, partially offset by repayment of the revolving credit facility of $60.3 million and long-term debt of $5.6 million as well as a distribution to shareholders of $12.4 million.
Critical Accounting Estimates and Policies
Our consolidated financial statements have been prepared in conformity with U.S. GAAP, which often requires the judgment of management in the selection and application of certain accounting principles and methods. The preparation of these financial statements requires us to make estimates, assumptions and judgments that affect the reported amount of assets, liabilities and expenses. On an ongoing basis, we evaluate these estimates and judgments. We based our estimates on historical experience and on various assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results could, therefore, differ materially from these estimates under different assumptions or conditions.

We have identified the following estimates as our most critical accounting estimates, which are those that are most important to aid in fully understanding and evaluating the Company’s financial condition and results of operations, and that require management’s most subjective and complex judgments. Information regarding our other significant accounting estimates and policies are described in more detail in Note 2, “Summary of Significant Accounting Policies and Recent Accounting Pronouncements” in the notes to the consolidated financial statements included in this prospectus. We believe that the following accounting estimates and policies are most critical to the judgments and estimates used in the preparation of the consolidated financial statements.
Business Combinations
We account for our business combinations using the acquisition accounting method, which requires us to determine and recognize assets acquired and liabilities assumed at their acquisition date fair value, including any contingent consideration and the recognition of acquisition-related costs in the consolidated statements of operations and comprehensive income (loss) in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.
Accounting for business combinations requires us to make significant estimates and assumptions at the acquisition date, including estimates of the fair value of acquired inventory, property and equipment, identifiable intangible assets, contractual obligations assumed, preacquisition contingencies, where applicable, and equity issued. Significant assumptions relevant to the determination of the fair value of the assets acquired and liabilities assumed include, but are not limited to, future expected cash flows, discount rates, royalty rates, and other assumptions. The approach to valuing an initial contingent consideration associated with the purchase price also uses similar unobservable factors such as projected revenues and expenses over the term of the contingent earn-out
period, discounted for the period over which the initial contingent consideration is measured, and relevant volatility rates. Based upon these assumptions, the initial contingent consideration is then valued using a Monte Carlo simulation. These significant assumptions are based on company specific information and projections, which are not observable in the market and, therefore, are considered Level 2 and Level 3 measurements. These significant assumptions are forward-looking and could be affected by future changes in economic and market conditions.
We generally use third-party qualified consultants to assist management in determining the fair value of assets acquired and liabilities assumed. This includes, when necessary, assistance with the determination of economic useful lives and valuation of property, plant and equipment and identifiable intangibles. The purchase price allocation process also entails us to refine these estimates over a measurement period not to exceed one year to reflect new information obtained surrounding facts and circumstances existing at acquisition date. The excess of the purchase price over the fair value of the identified assets acquired and liabilities assumed is recorded as goodwill.
Impairment of Goodwill and Long-Lived Assets
Goodwill is deemed to have an indefinite life and is assessed for impairment annually at the reporting unit level or more frequently when events or circumstances occur that indicate that it is more likely than not that the fair value of a reporting unit or an intangible asset is less than its carrying value.
We perform a qualitative assessment to determine whether it is more likely than not that goodwill is impaired. Factors utilized in the qualitative assessment include macroeconomic conditions, industry and market considerations, cost factors, overall financial performance and events specific to us. If the qualitative assessment indicates it is more likely than not that goodwill is impaired, the entity performs a quantitative assessment, which consists of a comparison of the fair value of the reporting unit with its carrying amount.
Our reporting units are either our operating business segments or one level below our operating business segments for which discrete financial information is available and for which operating results are regularly reviewed by our business management. We estimate the fair value based on present value techniques involving future cash flows. Future cash flows for all reporting units include assumptions about revenue growth rates, adjusted EBITDA margins, discount rate as well as other economic or industry-related factors. Significant management judgment is involved in estimating these variables and they include inherent uncertainties since they are forecasting future events.
Long-lived assets include acquired property, plant, and equipment and intangible assets subject to amortization. We evaluate the recoverability of long-lived assets for possible impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Such events and changes may include significant changes in performance relative to expected operating results, significant changes in asset use, significant negative industry or economic trends, and changes in our business strategy. We determine the recoverability of such assets by comparing an asset’s respective carrying value to estimates of the sum of the undiscounted future cash flows expected to result from its asset group. If such review indicates that the carrying amount of long-lived assets is not recoverable, the carrying amount of such assets is reduced to fair value.
Given the timing of the Business Combination and in absence of events or circumstances that indicated that it is more likely than not that the carrying value was impaired, the fair value was equal to or greater than the carrying value of the reporting units and long-lived assets as of December 31, 2021 and no impairment charge was recorded for any period presented.
Income Taxes
We compute income taxes using the
asset-and-liability
method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities, as well as loss and tax credit carryforwards. Changes in tax rates and laws are recognized in income in the period such changes are enacted.
On a
jurisdiction-by-jurisdiction
basis, we establish a valuation allowance if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. We consider all positive and negative evidence, including historical operating results, the existence of cumulative losses, estimates of future operating income, and the reversal of existing taxable temporary differences in assessing the need for a valuation allowance.
Our tax positions are subject to income tax audits by multiple tax jurisdictions throughout the world. We recognize the tax benefit of an uncertain tax position only if it is more likely than not the position will be sustainable upon examination by the taxing authority, including resolution of any related appeals or litigation processes. This evaluation is based on all available evidence and assumes that the tax authorities have full knowledge of all relevant information concerning the tax position. The tax benefit recognized is measured as the largest amount of benefit which is more likely than not (greater than 50% likely) to be realized upon ultimate settlement with the taxing authority. We record interest and penalties related to unrecognized tax benefits in income tax expense.
We make adjustments to these reserves in accordance with the income tax guidance when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different from the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.
Share-Based Compensation
We have granted equity-based awards consisting of
non-qualified
performance-based stock options to key employees, officers and directors. Equity-based compensation expense is measured based on the grant-date fair value of those awards and is recognized proportionately for each tranche over the vesting period, which generally is five years. We estimate the grant date fair value using the Black-Scholes option-pricing model, which requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the risk-free interest rate, the expected equity volatility, and the expected term of the option.
Service-based restricted stock units are valued using the market price of our ordinary shares on the grant date. The grant date fair value of the restricted stock units is expensed on a straight-line basis over the applicable vesting period.
Under the Founder Advisory Agreement, in exchange for the services provided to the Company, including strategic and capital allocation advice, the EverArc Founders Entity is entitled to receive both, a Fixed Annual Advisory Amount and a Variable Annual Advisory Amount until the years ending December 31, 2027 and 2031, respectively. At the election of the EverArc Founders Entity, at least 50% of the Advisory Amounts will be paid in PSSA Ordinary Shares and the remainder in cash. As of December 31, 2021, the Advisory Amounts to be paid over the term of the Founder Advisory Agreement was estimated to be $653.0 million of which $213.3 million was the Fixed Annual Advisory Amount and $439.7 million was the Variable Annual Advisory Amount. The Fixed Annual Advisory Amount was calculated using the year end closing price of our ordinary shares multiplied into 1.5% of 157,137,410 ordinary shares outstanding on the Closing Date and the Variable Annual Advisory Amount was calculated based on the appreciation of the market price of our ordinary shares if such market price exceeds certain trading price minimums using the Monte Carlo simulation model, which requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the risk-free interest rate, the expected equity volatility, and the expected term of the Founder Advisory Agreement.
New Accounting Standards
For information about new accounting standards, see Note 2, “Summary of Significant Accounting Policies and Recent Accounting Pronouncements” in the notes to the consolidated financial statements included in this prospectus.
Quantitative and Qualitative Disclosures About Market Risk.
We are exposed to market risk from changes in foreign currency exchange rates, short-term interest rates and price fluctuations of certain material commodities in the ordinary course of our business. We have not engaged in hedging activities since inception and currently, do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.
Foreign Currency Risk
Foreign currency exchange risks are attributable to sales to foreign customers and purchases from foreign suppliers not denominated in a location’s functional currency, foreign plant operations, intercompany indebtedness, intercompany investments and include exposures to the Euro, Canadian dollar, Norwegian krone and Australian dollar. We have elected to use the U.S. dollar for our Luxembourg entities. Transactions that are paid in a foreign currency are remeasured into U.S. dollars and recorded in the consolidated financial statements at prevailing currency exchange rates. A reduction in the value of the U.S. dollar against currencies of other countries could result in the use of additional cash to settle operating, administrative and tax liabilities.
Interest Rate Risk
For variable rate debt, interest rate changes generally do not affect the fair market value of such debt, but do impact future earnings and cash flows, assuming other factors are held constant. We are subject to market risk exposure related to changes in interest rates on borrowings under the Revolving Credit Facility. Interest on borrowings under the Revolving Credit Facility is based on adjusted LIBOR plus or base rate plus an applicable margin. At December 31, 2021, we had no borrowings outstanding under the Revolving Credit Facility.

On November 9, 2021, in connection with the Business Combination, SK Intermediate II assumed the Senior Notes. Our Senior Notes bear interest at a fixed rate and the fair value approximates the carrying value.
In addition, on November 9, 2021, in connection with the Business Combination, Redeemable Preferred Shares valued at $100.0 million were issued. The holders of Redeemable Preferred Shares are entitled to a preferred annual cumulative right to a dividend equal to 6.50% of its nominal value. The Redeemable Preferred Shares are mandatorily redeemable on occurrence of certain events as defined in the Business Combination Agreement, but no later than November 8, 2029. If we fail to timely redeem the Redeemable Preferred Shares, the dividend on Redeemable Preferred Shares will permanently increase to the interest rate currently being paid (whether default or not) under the Revolving Credit Facility plus 10.00%.
Commodity Price Risk
Our realized margins depend on the differential of sales prices over our total supply costs. Generally, we attempt to maintain an inventory position that is substantially balanced between our purchases and sales, including our future delivery obligations. However, market, weather or other conditions beyond our control may disrupt our expected supply of product, and we may be required to obtain supply at increased prices that cannot be passed through to our customers. For example, some of our material supply contracts follow market prices, which may fluctuate through the year, while our product sales prices may be fixed on a quarterly or annual basis, and therefore, fluctuations in our material supply may not be passed through to our customers and can produce an adverse effect on our margins.

MANAGEMENT
Directors and Executive Officers
The following table sets forth the directors and executive officers of PSSA. The PSSA board of directors is comprised of 9 directors.

Name	Age	Title
W. Nicholas Howley	70	Co-Chairman of the Board of Directors
William N. Thorndike, Jr.	58	Co-Chairman of the Board of Directors
Haitham Khouri	41	Director
Edward Goldberg	59	Director, Chief Executive Officer
Vivek Raj	38	Director
Tracy Britt Cool	37	Director
Bernt Iversen II	64	Director
Sean Hennessy	64	Director
Robert S. Henderson	65	Director
Barry Lederman	52	Chief Financial Officer
Noriko Yokozuka	45	General Counsel
Stephen Cornwall	58	Chief Commercial Officer
Ernest Kremling II	58	Chief Operating Officer
Shannon Horn	48	Business Director
W. Nicholas Howley
. Mr. Howley has served as Co-Chairman of the Board since November 2021. Mr. Howley co-founded TransDigm Group Inc. (“TransDigm”), a NYSE-listed aerospace manufacturing company, in 1993 and has served as the Chairman of TransDigm’s board of directors since 2003 and as Executive Chairman from 2018 to 2021. Mr. Howley served as President and/or Chief Executive Officer of TransDigm from 2003 through 2018 and as President and/or Chief Executive Officer of TransDigm Inc. from 1998 through 2018. Mr. Howley holds a B.S. degree in mechanical engineering from Drexel University and an M.B.A. degree from Harvard Business School.
William N. Thorndike, Jr
. Mr. Thorndike has served as Co-Chairman of our Board since November 2021. Mr. Thorndike founded Housatonic Partners, a leading middle market private equity firm with offices in Boston and San Francisco, in 1994 and has been a Managing Director since that time. Prior to founding Housatonic Partners, Mr. Thorndike worked with T. Rowe Price Associates, a global asset management firm, and Walker & Company, a publishing company, where he was named to its board of directors. Mr. Thorndike has served as a director of over 30 companies since founding Housatonic Partners. He is currently a director of CNX Resources Corporation, a natural gas company, and serves on various boards of directors of private companies. He also serves as a Trustee of WGBH, a public broadcaster serving southern New England, and the College of the Atlantic. Mr. Thorndike is the author of “The Outsiders: Eight Unconventional CEOs and Their Radically Rational Blueprint for Success,” which has been translated into 12 languages. Mr. Thorndike holds an A.B. degree in English and American Literature from Harvard University and an M.B.A. degree from Stanford University.
Haitham Khouri
. Mr. Khouri has served as a member of our Board since June 2021 and has served as Vice Chairman of the Company since December 2021. Mr. Khouri was a Senior Analyst at Hound Partners from 2009 to 2018. Between 2005 and 2007 Mr. Khouri was a private equity Associate at Oak Hill Capital Partners. Between 2003 and 2005 Mr. Khouri was an investment banking analyst at Deutsche Bank. Mr. Khouri began his career in 2002 as an Analyst at JP Morgan. Mr. Khouri holds a BA in Economics from Cornell University and an MBA with Distinction from Harvard Business School.
Edward Goldberg
. Mr. Goldberg has served as a member of our Board and as our Chief Executive Officer since November 2021. Mr. Goldberg joined SK Invictus Intermediate S.à r.l. (d/b/a Perimeter Solutions) (“SK Invictus”) in March 2018 as Chief Executive Officer and brings more than 18 years of executive leadership to fire safety products and operations. Before joining SK Invictus, Mr. Goldberg was Business Director for ICL Performance Additives and Solutions, where he held general management responsibility for the company’s global fire safety segment. Mr. Goldberg is credited with building ICL’s global fire safety business, focusing on products for wildland fire management and municipal and industrial fire suppression. Mr. Goldberg holds a BS in Chemical Engineering from Cornell University
Vivek Raj
. Mr. Raj has served as a member of our Board since June 2021. Mr. Raj founded Geneses Investments, a private investment firm, in 2018. Mr. Raj was a private equity investor between 2011 and 2018 and before that held operational roles in the energy industry. Mr. Raj holds a Bachelor of Technology from the Indian Institute of Technology, Delhi and an MBA from Harvard Business School.
Tracy Britt Cool
. Ms. Britt Cool has served as a member of our Board since November 2021. In 2020, Ms. Britt Cool co-founded Kanbrick, a long-term investment partnership focused on acquiring and building great companies in the consumer and industrial sectors. At Kanbrick, Ms. Britt Cool combines her passion for long-term value investing with her experience as an entrepreneurial-minded operator to help take mid-size companies to the next level. From 2009 to 2020, Ms. Britt Cool worked at Berkshire Hathaway, where she spent five years at Berkshire Hathaway’s headquarters in Omaha as the Financial Assistant to the Chairman and five years as Chief Executive Officer of Pampered Chef, a Berkshire Hathaway subsidiary based in Chicago. At Pampered Chef, a provider of kitchenware products, Ms. Britt Cool turned around a decade long decline and achieved meaningful growth in revenue and earnings. Additionally, Ms. Britt Cool served on the boards of directors of several Berkshire Hathaway companies including Kraft Heinz, Benjamin Moore, Oriental Trading Company, Larson Juhl, and Johns Manville. Ms. Britt Cool is the co-founder of Smart Woman Securities, an organization that provides personal finance and investment education to undergraduate women. Ms. Britt Cool holds an A.B. degree in economics from Harvard College and an M.B.A. degree from Harvard Business School.
Bernt Iversen II.
Mr. Iversen served as Executive Vice President – Mergers & Acquisitions and Business Development of TransDigm from May 2012 to December 2020. Prior to that, Mr. Iversen served as Executive Vice President of TD Group from December 2010 through May 2012 and as President of Champion Aerospace LLC, a wholly-owned subsidiary of TransDigm Inc., from June 2006 to December 2010. Mr. Iversen holds a Bachelor’s Degree in Engineering from Western Michigan University.
Sean Hennessy
. Mr. Hennessy has served as a member of our Board since 2021. Mr. Hennessy is the retired Senior Vice President, Corporate Planning, Development & Administration of The Sherwin Williams Company, a manufacturer and distributor of coatings and related products, serving in that role from January 2017 to March 2018 in connection with the company’s integration of its Valspar acquisition. Prior to that Mr. Hennessy served as Chief Financial Officer of The Sherwin Williams Company from 2001 to 2016. He is a certified public accountant. Mr. Hennessy also serves on the board of directors of TransDigm. Mr. Hennessy holds a Bachelor’s degree from the University of Akron.
Robert S. Henderson
. Mr. Henderson has served as a member of our Board since November 2021. Mr. Henderson served as the Vice Chairman at TransDigm from 2017 to 2021. He also served as the COO of TransDigm’s Airframe Segment from 2014 to 2016 and as Executive Vice President from 2005 to 2014. From 1999 to 2008 he also served as President of AdelWiggins Group, a division of TransDigm. Mr. Henderson has significant experience integrating acquisitions and leading multiple operating units concurrently. Mr. Henderson holds a Bachelor’s degree in Mathematics from Brown University.
Barry Lederman
. Mr. Lederman has served as Chief Financial Officer of the Company since the consummation of the Business Combination in November 2021. Mr. Lederman joined SK Invictus in November 2019 as Chief Financial Officer and brings extensive financial and international experience, having led teams of several public and private companies including the sale of Halo Pharmaceuticals to Cambrex Corporation in 2018. Prior to joining Halo, he served as the CFO for Eisai Inc. and Qualitrol Company LLC. He holds a Master of Business Administration with a dual concentration in Finance and Operations Management and a Bachelor of Science degree in Electrical Engineering, both from the University of Rochester. Mr. Lederman is also a CPA licensed in New Jersey and New York.

Noriko Yokozuka
. Ms. Yokozuka has served as General Counsel of the Company since the consummation of the Business Combination in November 2021. Ms. Yokozuka joined SK Invictus in March 2018 as General Counsel. Prior to joining SK Invictus, Ms. Yokozuka served as General Counsel for ICL Americas. She previously worked as in-house counsel for a healthcare venture capital firm and family office in New York. Ms. Yokozuka started her career with the Investment Management and Corporate groups at Skadden, Arps, Slate, Meagher & Flom. Ms. Yokozuka received her law degree from the University of Virginia – School of Law and her undergraduate degree from Yale University.
Stephen Cornwall
. Mr. Cornwall has served as Chief Commercial Officer of the Company since the consummation of the Business Combination in November 2021. Mr. Cornwall joined SK Invictus in December 2019 as Chief Commercial Officer and has over 27 years in the chemical industry, from Monsanto to SK Invictus, in various sales and marketing management positions focused on the phosphorus and derivatives product lines. Mr. Cornwall is the past president of the Chemical Club of New England and the Racemics Group, as well as the past chairman and a board member of the Chemical Educational Foundation. He is also the 2012 recipient of the supplier of the year award from the National Association of Chemical Distributors. Mr. Cornwall holds a Bachelor of Arts in Economics from Westminster College.
Ernest Kremling
. Mr. Kremling has served as Chief Operating Officer of the Company since the consummation of the Business Combination in November 2021. Mr. Kremling joined SK Invictus in January 2021 as Chief Operating Officer and brings extensive chemical industry experience, having held numerous global senior leadership positions at various organizations. Mr. Kremling began his career at Dow where he held roles of increasing responsibility, later holding Executive Leadership positions in Operations / Supply Chain and Business General Management at KMG Chemicals. Before joining SK Invictus, he was Senior Executive for Production, Technology, Safety and Environment for the Americas at Lanxess. He holds a Bachelor of Arts in Chemistry from Hendrix College.
Shannon Horn
. Mr. Horn has served as Business Director of the Company since the consummation of the Business Combination in November 2021. Mr. Horn joined SK Invictus in 2019 as Business Director and brings over 30 years of experience in the fire safety business. Since 2003, Mr. Horn owned and operated First Response Fire and Rescue, River City Fabrication and H&S Transport, which provided services and equipment support to the company’s fire safety business. SK Invictus acquired these three businesses in March 2019. Mr. Horn holds accounting and business degrees from Long Beach City College and Portland State University – School of Business.
Corporate Governance
Our Board is responsible for overseeing the management of our Company. Our Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”), which set forth our governance principles and policies relating to, among other things:

•	director independence;

•	director qualifications and responsibilities;

•	board structure and meetings;

•	management succession; and

•	the performance evaluation of our Board.
Our Governance Guidelines are available in the Investor Relations section of our website at www.perimeter-solutions.com.
Independence of our Board of Directors
Based on information provided by each director concerning his or her background, employment, and affiliations, and after considering the transactions described above, our board of directors has affirmatively determined that each of Messrs. Raj, Iversen II, Hennessy and Henderson and Ms. Britt Cool are “independent” as that term is defined under the applicable rules and regulations of the SEC and the NYSE governance standards. Because Messrs. Howley, Thorndike and Khouri control the entity which receives advisory fees from us, they are not independent under NYSE governance standards. As our Chief Executive Officer, Mr. Goldberg is also not independent.
Board Committees
Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Copies of the committee charters of each of the committees setting forth the responsibilities of the committees are available on our website. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus. The committees will periodically review their respective charters and recommend any needed revisions to our board of directors. The following is a summary of the composition of each committee:

Name	Audit Committee	Compensation Committee	Governance Committee	Executive Committee
Tracy Britt Cool			✓
Edward Goldberg
Robert S. Henderson	✓	✓	✓*
Sean Hennessy	✓*	✓
W. Nicholas Howley				✓
Bernt Iversen II
Haitham Khouri				✓*
Vivek Raj		✓	✓
William N. Thorndike, Jr.				✓
Audit Committee
Our Audit Committee operates pursuant to a formal charter that governs the responsibilities of the Audit Committee. Pursuant to the Audit Committee Charter, the Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Pursuant to the Audit Committee Charter, the

Audit Committee reviews and
pre-approves
all audit and
non-audit
services performed by our independent accountant.
Independence and Financial Expertise.
Each member of the Audit Committee:

•	meets the independence requirements of the NYSE governance listing standards;

•	meets the enhanced independence standards for audit committee members required by the SEC; and

•	is financially literate, knowledgeable and qualified to review financial statements.
In addition, Mr. Hennessy qualifies as an “audit committee financial expert” under SEC rules.
Compensation Committee
Our Compensation Committee operates pursuant to a formal charter that governs the responsibilities of the Compensation Committee. Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for, among other things:

•
reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;

•	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;

•	reviewing and approving all employment agreement and severance arrangements for our executive officers;

•	making recommendations to our board of directors regarding the compensation of our directors; and

•	retaining and overseeing any compensation consultants.
Independence.
Each member of the Compensation Committee:

•	meets the independence requirements of the NYSE governance listing standards;

•	meets the independence requirements of the NYSE governance listing standards; and

•	meets the enhanced independence standards for compensation committee members established by the SEC.
Compensation Committee Interlocks and Insider Participation.
None of the members of the Compensation Committee who presently serve or, in the past year, have served on the Compensation Committee has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.
The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee operates pursuant to a formal charter that governs the responsibilities of the Nominating and Corporate Governance Committee. Pursuant to the Nominating and

Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•	overseeing succession planning for our Chief Executive Officer and other executive officers;

•	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

•	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

•	developing and recommending to our board of directors a set of corporate governance guidelines.
The Nominating and Corporate Governance Committee may, when it deems appropriate, delegate certain of its responsibilities to one or more Nominating and Corporate Governance Committee members or subcommittees.
Independence.
Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE governance standards and SEC rules and regulations.
Consideration of Director Nominees
. The Nominating and Corporate Governance Committee considers possible candidates for nominees for directors from many sources, including shareholders. The Nominating and Corporate Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the Nominating and Corporate Governance Committee.
In making nominations, the Nominating and Corporate Governance Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. In evaluating nominees, the Nominating and Corporate Governance Committee is required to take into consideration the following attributes, which are desirable for a member of the Board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints. In addition, while we do not have a formal, written diversity policy, the Nominating and Corporate Governance Committee will attempt to select candidates who will assist in making the Board a diverse body. We believe that a diverse group of directors brings a broader range of experiences to the Board and generates a greater volume of ideas and perspectives, and therefore, is in a better position to make complex decisions.
Executive Committee
Responsibilities
. Our Executive Committee operates pursuant to a formal charter that governs the responsibilities of the Executive Committee. Pursuant to the Executive Committee Charter, the Executive Committee is responsible for, among other things:

•	acting on behalf of the Board between Board meetings and while the Board is not in session; and

•	providing oversight over and making recommendations to the Board regarding:

•	the Company’s capital allocation and capital markets activities;

•	the Company’s merger, acquisition, divestiture and similar activities;

•	the Company’s overall strategy, including top-level organizational structure and products or markets served;

•	the Company’s public guidance and communications;

•	the compensation of the Company’s Chief Executive Officer;

•	officer succession planning;

•	investor relations activities;

•	periodic business reviews; and

•	such other duties assigned by the Board.
Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.
Code of Ethics
We have adopted a written Code of Business Conduct and Ethics (“Code of Conduct”) that establishes the standards of ethical conduct applicable to all our directors, officers, and employees. In addition, we have adopted a written Code of Ethics for Senior Financial Officers (“Code of Ethics”) applicable to our Chief Executive Officer and senior financial officers. Copies of our Code of Conduct and Code of Ethics are publicly available in the Investor Relations section of our website at www.perimeter-solutions.com. Any waiver of our Code of Ethics with respect to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions or waiver of our Code of Conduct with respect to our directors or executive officers may only be authorized by our Board and will be disclosed on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.
Compensation of Directors
PSSA will pay a retainer of $75,000 per year to its
non-employee
independent directors, $15,000 per year to the chairperson of its audit committee, $5,000 per year to the chairperson of its compensation committee and $5,000 per year to the chairperson of its nominating and corporate governance committee.
In addition, each year, PSSA will make grants of stock options to each non-employee
independent director covering compensation for one fiscal year, granted on the same terms and conditions as those granted to Company employees, which vests over five years.

COMPENSATION OVERVIEW
The following discussion and analysis of compensation arrangements of the named executive officers of Perimeter for the fiscal year ended December 31, 2021 and should be read together with the compensation tables and related disclosures provided below and in conjunction with Perimeter’s financial statements and related notes appearing elsewhere in this prospectus. Compensation information included in the following discussion is presented in actual dollar amounts.
Unless stated otherwise or the context otherwise requires, in this Compensation Discussion and Analysis of Perimeter, the terms “Perimeter,” “we,” “us,” “our” and the “Company” refer to SK Invictus Intermediate S.à r.l. and its subsidiaries.
Introduction
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which requires compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.
This section discusses the material components of the executive compensation program offered to the executive officers of the Company who are our “named executive officers” for 2021. Such executive officers consist of the following persons, referred to herein as our named executive officers, or the “NEOs”:

(1)	Edward Goldberg – Chief Executive Officer;

(2)	Barry Lederman – Chief Financial Officer; and

(3)	Ernest Kremling II – Chief Operating Officer.
Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our NEOs for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus (2) ($)	Option Awards (3) ($)		Non-Equity Incentive Plan Compensation (6) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (7) ($)	Total ($)
Edward Goldberg ,	2021	383,750	—	18,990,125		285,000	—	48,483	19,707,358
Chief Executive Officer	2020	342,692	—	—		313,500	—	48,263	704,455

Barry Lederman ,	2021	317,760	—	6,330,044		250,000	—	46,543	6,944,347
Chief Financial Officer	2020	311,538	100,000	467,933	(4)	285,000	—	44,700	1,209,171

Ernest Kremling II (1) ,	2021	274,039	50,000	7,972,504	(5)	160,000	—	56,662	8,513,205
Chief Operating Officer

1)	Mr. Kremling joined SK Invictus as Chief Operating Officer in January 2021.
2)	Represents a cash signing bonus paid in connection with the commencement of employment.
3)
Represents the aggregate grant date fair value of stock option awards. The fair values of these awards were determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 10 to the Company’s consolidated financial statements, which are included in our Annual Report on Form
10-K
for the year ended December 31, 2021, filed with the SEC.

4)
Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of 18,510 Class B Units of SK Invictus Holdings S.à r.l. (“Incentive Units”) granted to Mr. Lederman in connection with the commencement of his employment. The Incentive Units represent membership interests in SK Invictus Holdings S.à r.l. that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation
S-K
as an instrument with an “option-like feature.” The grant date fair value of these Incentive Units was based on a Black-Scholes valuation methodology using the following assumptions: estimated volatility ranging from 160.5% to 211.4% (depending on the performance-vesting criteria applicable to the Incentive Units), risk-free interest rate of 0.1%, 0% expected dividend yield and a one-year
term.
5)
Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of (i) 1,000,000
5-Year
Options, (ii) 29,167 Bridge Options and (iii) 15,660 Incentive Units granted to Mr. Kremling. The grant date fair value of the Incentive Units was based on a Black-Scholes valuation methodology using the following assumptions: estimated volatility ranging from 100.0% to 150.7% (depending on the performance-vesting criteria applicable to the Incentive Units), risk-free interest rate of 0.1%, 0% expected dividend yield and a 0.8 year term.

6)
Represents the annual bonus earned by each of our Named Executive Officers pursuant to their respective employment agreements based on the achievement of the applicable performance conditions. See “Narrative Disclosure to Summary Compensation Table” below for additional information.

7)
For the year ended December 31, 2021, amounts reported were the following: (i) for Mr. Goldberg, $20,300 in 401(k) plan contributions; $25,861 in Company-paid medical, dental, life and disability insurance premiums; and $2,322 in group term life insurance benefits; (ii) for Mr. Lederman, $20,300 in 401(k) plan contributions; $25,415 in Company-paid medical, dental, life and disability insurance premiums; and $828 in group term life insurance benefits; and (iii) for Mr. Kremling, $10,611 in relocation payments; $20,244 in 401(k) plan contributions; $23,682 in Company-paid medical, dental, life and disability insurance premiums; and $2,125 in group term life insurance benefits. For the year ended December 31, 2020, amounts reported were the following: (i) for Mr. Goldberg, $19,950 in 401(k) plan contributions; $25,978 in Company-paid medical, dental, life and disability insurance premiums; and $2,335 in group term life insurance benefits; and (ii) for Mr. Lederman, $19,950 in 401(k) plan contributions; $23,537 in Company-paid medical, dental, life and disability insurance premiums; and $1,213 in group term life insurance benefits.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
On October 1, 2021, Perimeter Solutions LP, a Delaware limited partnership (the “Employer”) and the Company entered into a new employment agreement with each NEO that became effective upon the closing of the Business Combination on November 9, 2021 (each, an “Employment Agreement” and collectively, the “Employment Agreements”). The Employment Agreements will supersede all prior employment related agreements of the NEOs with the Employer or any of its affiliates, other than any new equity compensation agreements entered into with the Company.
Each New Agreement provides for an indefinite term of employment that continues until terminated and sets forth the NEO’s base salary, target annual bonus opportunity, severance payments, reimbursement of expenses and eligibility to participate in the Company’s 2021 Equity Plan (the “2021 Equity Plan”) and any other employee benefit plans in effect that are generally available to other senior officers. For the year ended December 31, 2021, each NEO’s annual bonus will be determined in accordance with the bonus plan in effect as of the date of the Employment Agreements. For subsequent years, the annual bonus for each NEO will be determined in accordance with the annual cash bonus plan of the Company or Employer, as applicable, in effect from time to time and the target bonus opportunity set forth in the Employment Agreement for that NEO. The NEOs are subject to customary confidentiality, non-competition
and
non-solicitation
covenants under the Employment Agreements.
The Employment Agreement with: (i) Mr. Goldberg provides for an initial annual base salary of $575,000 and a target annual bonus opportunity equal to 100% of his annual base salary; (ii) Mr. Lederman provides for an initial annual base salary of $380,000 and a target annual bonus opportunity equal to 50% of his annual base salary; and (iii) Mr. Kremling provides for an initial annual base salary of $285,000 and a target annual bonus opportunity equal to 40% of his annual base salary. Mr. Lederman’s Employment Agreement also entitles Mr. Lederman to receive a mutually agreed upon reasonable reimbursement amount for his out-of-pocket
living

expenses associated with commuting to the St. Louis, Missouri, metro area (consisting of monthly rent, a rental car, meals and the price of a first class airfare ticket associated with traveling to and from Wayne, New Jersey, to the St. Louis, Missouri, metro area) for as long as Mr. Lederman does not live in the St. Louis, Missouri, metro area.
Each Employment Agreement also provides for severance payments upon a termination without Cause (as defined in the Employment Agreement), resignation for Good Reason (as defined in the Employment Agreement) or termination due to Disability (as defined in the Employment Agreement). In each case, the applicable NEO will be entitled to a severance amount equal to: (i) 1.25 times the NEO’s annual base salary; (ii) 1.0 times the NEO’s target bonus for the fiscal year in which the termination occurs; and (iii) 15.0 times the difference of: (a) the Monthly COBRA Continuation Coverage Rate (as defined in the Employment Agreement) as of the date of termination; less the monthly cost that is being charged to the NEO for such coverage as of the date of termination. The severance amount will be payable in substantially equal installments over the
15-month
period following the date of termination, subject to the NEO executing a release of claims.
Base Salaries
Each of our named executive officers receives a base salary which has been established by our compensation committee or Board, as applicable, taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our named executive officers are reviewed annually by our compensation committee or Board, as applicable, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.
For the year ended December 31, 2021, the annual base salaries for each of Messrs. Goldberg, Lederman and Kremling were $575,000, $380,000, and $285,000, respectively.
Annual Cash Incentive Compensation
Consistent with the Company’s
pay-for-performance
philosophy, and to promote alignment with shareholders’ interests, the Company expects that a portion of each named executive officer’s compensation will be based, at the discretion of the Compensation Committee, on individual and/or Company performance. The Company expects that target payout opportunities under its annual cash incentive plan will be based on the combination of the Company’s EBITDA performance and each executive’s individual performance.
Edward Goldberg
Pursuant to his employment agreement, Mr. Goldberg was eligible to receive an annual cash incentive award with a target incentive opportunity equal to 50% of his annual base salary for the year 2020 and for 2021, he was eligible to receive an annual cash incentive award equal to 100% of his annual base salary subject to the performance metrics and targets to be established by the Compensation Committee. For 2021, Mr. Goldberg was eligible to receive a cash incentive opportunity of $300,000, which is an amount made up of two components. The first component, which makes up 60% of the amount, is calculated based on the company meeting certain Adjusted EBITDA for fiscal year 2021. The Company met its Adjusted EBITDA target of $142 million, which paid out Mr. Goldberg’s EBITDA portion of his bonus at 150%. The second component, which makes up 40% of the amount, is calculated based on Mr. Goldberg meeting certain performance targets.
Barry Lederman
Pursuant to his employment agreement, Mr. Lederman is eligible to receive an annual cash incentive award with a target incentive opportunity equal to 50% of his annual base salary subject to performance metrics and targets as established by the Compensation Committee. For 2021, pursuant to his Employment Agreement, Mr. Lederman is eligible to receive a cash incentive opportunity of $250,000, such amount made up of 60% EBITDA portion and 40% based on Mr. Lederman’s performance targets. The Company met its Adjusted EBITDA target of $142 million, which paid out Mr. Lederman’s EBITDA portion of his bonus at 150%.

Ernest Kremling II
Pursuant to his employment agreement, Mr. Kremling is eligible to receive an annual cash incentive award with a target incentive opportunity equal to 40% of his annual base salary. For 2021, pursuant to his Employment Agreement, Mr. Kremling is eligible to receive a cash incentive opportunity of $160,000, such amount made up of 60% EBITDA portion and 40% based on Mr. Kremling’s performance targets. The Company met its Adjusted EBITDA target of $142 million, which paid out Mr. Kremling’s EBITDA portion of his bonus at 150%.
Equity Compensation
Overview
On November 8, 2021, we granted performance-based nonqualified stock options to our NEOs, among other executive officers and other members of senior management under the 2021 Equity Plan. Each grant is subject to the terms and conditions set forth in the 2021 Equity Plan and a stock option agreement entered into between the Company and the applicable recipient.
These options have an exercise price of $10.00 per ordinary share of the Company and consist of two types of vesting criteria. Of the aggregate number of options granted, to our NEOs, 141,459 were eligible to vest based on the achievement of certain performance goals for the year ended December 31, 2021 (the “Bridge Option”), and the remaining 4,850,000 will be eligible to vest based on the achievement of certain performance goals for the years ending December 31, 2022 through December 31, 2026 (the
“5-Year
Option”).
The Bridge Option was subject to two vesting conditions: (i) a performance-based condition that we achieve an EBITDA of at least $136.0 million for the year ended December 31, 2021; and (ii) a service-based condition that the recipient remain in continuous service through the first anniversary of the grant date. The performance-based condition was achieved in March 2022 when our Compensation Committee verified that the Company exceeded such EBITDA target. Therefore, each NEO’s Bridge Option will vest and become exercisable if such NEO remains in continuous service through the first anniversary of the grant date. No portion of the Bridge Option will be considered vested unless and until such service-based condition is also met.
The
5-Year
Option will be eligible to vest over a five-year period in equal annual tranches based on the achievement of annual operating performance per diluted share (“AOP”) targets set forth in the award agreements. The AOP targets are based on a compounded annual growth rate, and the actual AOP achieved for any given year will be calculated in accordance with a formula set forth in the award agreements. For each yearly tranche, the 5- Year Option originally required 15% compounded annual growth for minimum vesting (resulting in 25% of that tranche vesting) and 25% compounded annual growth for maximum vesting (resulting in 100% of that tranche vesting). However, the Compensation Committee adjusted these compounded annual growth targets to 13.5% and 23.5%, respectively, in March 2022 to ensure that the performance targets for the
5-Year
Option are appropriately set considering the Company’s cost structure as a public company and that such targets remain competitive and consistent with the Company’s philosophy of linking compensation directly to value creation. If the actual AOP achieved for any given year exceeds the maximum target, such excess may be treated as having been achieved in the following two fiscal years and/or the prior two fiscal years (without duplication) if less than the full amount of options would otherwise have vested for such years.
To further align management and shareholders, the option agreements also provide participants with the right to receive dividend equivalent payments (DEPs). If the Company declares a dividend on its ordinary shares, each NEO will receive a cash DEP equal to the amount such NEO would otherwise have been entitled to receive had such options been exercised immediately prior to payment of the dividend, provided that no NEO will be entitled to receive any DEPs on unvested options unless and until such options vest pursuant to their terms.
In the event of a change of control, a percentage of the unvested options that remain eligible for vesting with respect to the then-current performance year and each remaining performance year will vest in an amount equal to the greater of (i) the average vesting percentage of the prior two performance years and (ii) the amount that would have vested for each applicable remaining year if such determination had been based on the price per share paid at the closing of such change of control transaction instead of AOP.

Employee Benefit Plans
Our named executive officers are eligible to participate in employee benefit plans, including medical, life and disability benefits on the same basis as other eligible employees. These benefits include:

•	health, dental and vision insurance;

•	vacation, paid holidays and sick days;

•	group term life insurance, voluntary life insurance and supplemental accident and critical illness insurance; and

•	short-term and long-term disability insurance.
401(k) Plan
Our named executive officers are eligible to participate in an employee 401K plan, which consists of the factors, a match and an employer discretionary contribution. The plan allows both pre-tax
and ROTH contribution options.

•	The company match formula is 100% of the first 3% and 50% of the next 2%, which is vested when contributed.

•	The employer discretionary amount is 3% of eligible compensation, which has a 3-year cliff vesting schedule.
Outstanding Equity Awards at Fiscal Year End
The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2020, which consist exclusively of Class B Units of Parent. Please see “—
Equity Incentives
” above for additional information regarding the Incentive Units.
The following table summarizes the outstanding equity plan awards for each named executive officer as of December 31, 2021.

	Option Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Edward Goldberg	11/8/2021	—	3,087,500	(2)	3,087,500	$10.00	11/8/2031
Barry Lederman	11/8/2021	—	1,029,167	(3)	1,029,167	$10.00	11/8/2031
Ernest Kremling II	11/8/2021	—	1,029,167	(3)	1,029,167	$10.00	11/8/2031

(1)
On November 8, 2021, each of our named executive officers was granted an award of performance-based nonqualified stock options under the 2021 Equity Plan. These options consist of Bridge Options and
5-Year
Options as described above under “Narrative Disclosure to Summary Compensation Table—Equity Compensation”.

(2)	Includes (i) 87,500 Bridge Options and (ii) 3,000,000 5-Year Options.
(3)	Includes (i) 29,167 Bridge Options and (ii) 1,000,000 5-Year Options.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Perimeter’s Related Party Transactions
The following is a summary of transactions since January 1, 2018 to which we are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under “Management of Perimeter—Perimeter Executive Compensation” and “Management of Perimeter—Perimeter Director Compensation.”
Purchase and Sales Agreement
We have a purchase and sales agreement with the former owners of the original Invictus business (the “Sellers”) for specific raw materials. The Sellers and/or their affiliates currently own all of the outstanding preferred interests in Perimeter’s parent. During the six months ended June 30, 2021 and 2020, we had raw material purchases of $430,465 and $1,540,746, respectively, in the ordinary course of business. Additionally, during the six months ended June 30, 2021 and 2020, we sold raw materials at cost of $3,414,316 and $3,695,083, respectively. This related party transaction is not at arm’s length.
Transition Services Agreement
We entered into a transition services agreement (the “TSA”) during 2018 with the Sellers to provide certain functional and infrastructure support for supply chain, information technology, human resources, finance and accounting, and other miscellaneous services for a period of time until we transitioned over such services. We paid $281,932 in total fees under the TSA in 2019, which is presented in selling, general, and administrative expenses in the condensed consolidated statements of operations and comprehensive loss. The TSA arrangement ceased during 2019 and, as such, no further fees have been paid.
Sponsor Fee
When involved, an affiliate of SK Capital Partners
IV-A,
L.P. and SK Capital Partners
IV-B,
L.P (collectively, the “Sponsor”) charges a 1% fee on business acquisition transactions in addition to reimbursement for out-of-pocket
expenses. We did not pay any transaction-related costs to the Sponsor during the six months ended June 30, 2021 and 2020. Additionally, the Sponsor provides board oversight, operational and strategic support, and assistance with business development in return for a quarterly management fee. Total management consulting fees and expenses were $625,000 for both the six months ended June 30, 2021 and 2020.
EverArc Related Party Transactions
In December 2019, the EverArc Founder Entity acquired 100 Founder Shares for an aggregate purchase price of $1,000. Prior to the initial investment in EverArc of $1,000 by the EverArc Founder Entity, EverArc had no assets, tangible or intangible.
If any of EverArc’s officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she had pre-existing
fiduciary or contractual obligations at the time they were appointed as a director of EverArc, he or she will honor his or her pre-existing
fiduciary or contractual obligations to present such opportunity to such entity. EverArc’s officers and directors currently have certain relevant fiduciary duties or contractual obligations to entities other than EverArc that may take priority over their duties to EverArc.
No compensation of any kind, including finder’s and consulting fees, will be paid to EverArc’s Founder Entity, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on EverArc’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket
expenses incurred by such persons in connection with activities on EverArc’s behalf.
EverArc pays Oak Fund Services (Guernsey) Limited an annual fee of £36,000 per annum for general corporate services and such other fees agreed from time to time for any additional services that may be provided.
Lock Up Arrangements
Pursuant to the Placing Agreement, the EverArc Founders, the EverArc Subscription Founder Entities, the EverArc Founder Entity and each of the Directors have agreed that they shall not, without the prior written consent of the Placing Agents offer, sell, contract to sell, pledge or otherwise dispose of any EverArc Ordinary Shares, Founder Shares or EverArc Warrants they hold directly or indirectly in EverArc (or acquire pursuant to the terms of the Founder Advisory Agreement or EverArc Warrants) or any interest in any entity other than EverArc which they may receive in connection with a Business Combination for their EverArc Ordinary Shares or EverArc Warrants, for a period commencing on the date of the Placing Agreement and ending one year after EverArc has completed the Business Combination or upon the passing of a resolution to voluntarily wind-up
EverArc for failure to complete the Business Combination (whichever is earlier).
The restrictions on the ability of the Directors, the EverArc Founders and the EverArc Founder Entity to transfer their EverArc Ordinary Shares, Founder Shares or EverArc Warrants, as the case may be, are subject to certain usual and customary exceptions for: gifts; transfers for estate planning purposes; transfers to trusts (including any direct or indirect wholly-owned subsidiary of such trusts) for the benefit of the Directors, the EverArc Founders or their families or charitable organizations; transfers to the Directors, the EverArc Subscription Founder Entities or the EverArc Founders; transfers to affiliates or direct or indirect equity holders, holders of partnership interests or members of the EverArc Subscription Founder Entities or the EverArc Founder Entity, in each case, subject to certain conditions; transfers among the EverArc Founders, the EverArc Subscription Founder Entities or the EverArc Founder Entity (including any affiliates thereof or direct or indirect equity holders, holders of partnership interests or members of the EverArc Subscription Founder Entities or the EverArc Founder Entity); transfers to any direct or indirect subsidiary of EverArc, a target company or shareholders of a target company in connection with an Business Combination, provided that in each of the foregoing cases, the transferees enter into a lock up agreement for the remainder of the period referred to above which is subject to similar exceptions to those set out in this paragraph; transfers of any EverArc Ordinary Shares or EverArc Warrants acquired after the date of Admission in an open-market transaction, or the acceptance of, or provision of, an irrevocable undertaking to accept, a general offer made to all Shareholders on equal terms; and after the Business Combination, transfers to satisfy certain tax liabilities in connection with, or as a result of transactions related to, completion of the Business Combination, the exercise of EverArc Warrants, or the receipt of share dividends; and, after the Business Combination, transfers by a Director, a Founder, the EverArc Subscription Founder Entities or the EverArc Founder Entity (or certain connected or permitted transferees thereof) of up to 10 per cent of such person’s shares for purposes of charitable gifts.
Founder Advisory Agreement
On November 9, 2021, in connection with the consummation of the Business Combination, the Company, EverArc and the EverArc Founders, LLC (“EverArc Founder Entity”) entered into an Assignment and Assumption Agreement (the “Founder Assignment Agreement”) pursuant to which the Company assumed, and agreed to pay, perform, satisfy and discharge in full, all of EverArc’s liabilities and obligations under the previously disclosed advisory services agreement dated December 12, 2019 (the “Founder Advisory Agreement”) between the EverArc Founder Entity and EverArc. Pursuant to the Founder Advisory Agreement and Founder Assignment Agreement, the EverArc Founder Entity provides services to the Company, including strategic and capital allocation advice. The EverArc Founder Entity is owned and operated by William N. Thorndike, Jr., W. Nicholas Howley, Haitham Khouri, Tracy Britt Cool and Vivek Raj (the “Founders”). Each of the Founders serves as a director of the Company and Haitham Khouri also serves as an executive officer of the Company.
In exchange for the services provided under the Founder Advisory Agreement, the EverArc Founder Entity is entitled to receive both a variable amount (the “Variable Annual Advisory Amount”) and a fixed amount (the “Fixed Annual Advisory Amount,” each an “Advisory Amount” and collectively, the “Advisory Amounts”), each as described below:

•
Variable Annual Advisory Amount. Effective upon the consummation of the Business Combination through December 31, 2031, and once the Average Price (as defined in the Founder Advisory Agreement) per ordinary share of the Company is at least $10.00 for ten consecutive trading days, the Variable Annual Advisory Amount will be equal in value to:

•
in the first year in which the Variable Annual Advisory Amount is payable, (x) 18% of the increase in the market value of one ordinary share of the Company over $10.00 (such increase in market value, the “Payment Price”) multiplied by (y) 157,137,410 Ordinary Shares, the Founder Advisory Agreement Calculation Number; and

•
in the following years in which the Variable Annual Advisory Amount may be payable (if at all), (x) 18% of the increase in Payment Price over the previous year Payment Price multiplied by (y) 157,137,410 Ordinary Shares, the Founder Advisory Agreement Calculation Number.

•
Fixed Annual Advisory Amount. Effective upon the consummation of the Business Combination through December 31, 2027, the Fixed Annual Advisory Amount will be equal to 2,357,061 Ordinary Shares (1.5% of the 157,137,410 Ordinary Shares, the Founder Advisory Agreement Calculation Number).

For 2021, the Average Price was $13.6254 per share, resulting in a total variable annual advisory fee for 2021 of 7,525,906 Ordinary Shares, or a value of $102,543,480. The EverArc Founder Entity also received the fixed annual advisory amount which was equal to 1.5% of the Founder Advisory Agreement Calculation Number: 2,357,061 Ordinary Shares or a value of $32,115,899 (based on the Average Price for 2021) (the “2021 Fixed Amount” and together with the 2021 Variable Amount, the “2021 Advisory Amounts”). Per the Founder Advisory Agreement, the EverArc Founder Entity elected to receive approximately 60% of the 2021 Advisory Amounts in Ordinary Shares (5,952,992 Ordinary Shares) and approximately 40% of the Advisory Amounts in cash ($53,547,483). William N. Thorndike, Jr., W. Nicholas Howley, Haitham Khouri, Vivek Raj and Tracy Britt Cool hold ownership interests of 33%, 33%, 25%, 7% and 2%, respectively, in the EverArc Founder Entity.
The Founder Advisory Agreement can be terminated at any time (i) by the EverArc Founder Entity if the Company ceases to be traded on the NYSE; or (ii) by the EverArc Founder Entity or the Company if there is (A) a Sale of the Company (as defined in the Founder Advisory Agreement) or (B) a liquidation of the Company.
Subject to certain limited exceptions, the EverArc Founder Entity’s liability for losses in connection with the services provided is excluded and the Company has agreed to indemnify the EverArc Founder Entity and its affiliates in relation to certain liabilities incurred in connection with acts or omissions by or on behalf of the Company or the EverArc Founder Entity. If the Founder Advisory Agreement is terminated under (i) or (ii)(A), the Company will pay the EverArc Founder Entity an amount in cash equal to: (a) the Fixed Annual Advisory Amount for the year in which termination occurs and for each remaining year of the term of the agreement, in each case at the Payment Price; and (b) the Variable Annual Advisory Amount that would have been payable for the year of termination and for each remaining year of the term of the agreement. In each case the Payment Price in the year of termination will be calculated on the basis of the Payment Year ending on the trading day immediately prior to the date of termination, save that in the event of a Sale of the Company, the Payment Price will be calculated on the basis of the amount paid by the relevant third party (or cash equivalent if such amount is not paid in cash). For each remaining year of the term of the agreement the Payment Price in each case will increase by 15% each year. No account will be taken of any Payment Price in any year preceding the termination when calculating amounts due on termination. Payment will be immediately due and payable on the date of termination of the Founder Advisory Agreement. On the entry into liquidation of the Company, an Advisory Amount will be payable in respect of a shortened year which will end on the trading day immediately prior to the date of commencement of liquidation.
The Founder Advisory Agreement is governed by New York law.

PRINCIPAL SECURITYHOLDERS
The following table sets forth certain information regarding (i) all shareholders known by the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding Ordinary Shares and (ii) each director, each named executive officer and all directors and executive officers as a group, together with the approximate percentages of issued and outstanding Ordinary Shares owned by each of them. Percentages are calculated based upon shares issued and outstanding plus shares which the holder has the right to acquire under share options, restricted stock units or warrants exercisable for or convertible into Ordinary Shares within 60 days. Unless otherwise indicated, amounts are as of April 14, 2022 and each of the shareholders has sole voting and investment power with respect to the Ordinary Shares beneficially owned, subject to community property laws where applicable. As of April 14, 2022 we had 163,234,542 Ordinary Shares issued and outstanding.
Unless otherwise indicated, the address of each person named in the table below is c/o Perimeter Solutions, SA, 12E, rue Guillaume Kroll,
L-1882
Luxembourg, Grand Duchy of Luxembourg.

Beneficial Owner	Number	%
More than 5% Shareholders:
The WindAcre Partnership Master Fund LP (1)	20,000,000	12.3%
Matrix Capital Management Company LP (2)	12,462,500	7.6%
Entities Affiliated with Tiger Eye Capital LLC (3)	10,720,926	6.6%
Principal Global Investors, LLC (4)	10,079,126	6.2%
Entities Affiliated with Tiger Global Management, LLC (5)	10,000,000	6.1%
Capital Research Global Investors (6)	9,260,505	5.7%
Senator Investment Group LP (7)	9,175,000	5.6%

Named Executive Officers and Directors:
W. Nicholas Howley (8)	720,239	—
William N. Thorndike, Jr. (8)	625,000	—
Haitham Khouri (9)	462,500	—
Edward Goldberg	222,957	—
Vivek Raj (10)	125,000	—
Tracy Britt Cool (11)	37,500	—
Sean Hennessy	100,000	—
Robert S. Henderson	325,000	—
Bernt Iversen II	125,000	—
Barry Lederman	196,416	—
Ernest Kremling II	150,498	—
All Executive Officers, Directors and Covered Persons as a group (15 persons):	3,625,049	2.2%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding Ordinary Shares.
(1)
Based on a Schedule 13G filed with the SEC on December 10, 2021. Consists of 20,000,000 Ordinary Shares owned by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”). The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner and managing member of WindAcre and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin disclaims beneficial ownership of the securities owned by the Master Fund except to the extent of his pecuniary interest therein. The registered office address of the Master Fund is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

(2)
Based on a Schedule 13G filed with the SEC on February 14, 2022. Matrix Capital Management Company LP (“Matrix”) and David E. Goel each have shared power to vote or direct the vote of and dispose or direct the disposition of 12,462,500 Ordinary Shares (including 5,000,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Matrix Capital Management Master Fund, LP (the “Matrix Fund”)). Mr. Goel is the Managing General Partner of Matrix. Matrix is the investment advisor to the Matrix Fund and various other funds. The business address for Matrix, Matrix Fund and Mr. Goel is c/o Matrix, Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451.
(3)
Based on a Schedule 13G filed with the SEC on February 15, 2022. Consists of (i) 9,224,679 Ordinary Shares held by Tiger Eye Master Fund Ltd (“TEM”), (ii) 516,500 Ordinary Shares held by Tiger Eye Opportunity Fund I LLC (“TEO”), (iii) 785,000 Ordinary Shares held by Tiger Eye Opportunity Fund II LLC (“TEO II”), (iv) 63,123 Ordinary Shares held by Gambill Capital Management LLC (“GCM”), (v) 2,437 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by TEM, (vi) 129,125 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by TEO and (vii) 62 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by GCM. TEM, TEO, TEO II and GCM are managed by Tiger Eye Capital LLC (“TEC”). TEC and Benjamin S. Gambill III, as portfolio manager of TEC, will make decisions as to voting and disposition of securities and may be deemed to beneficially own 10,720,926 Ordinary Shares. The business address for TEM, TEO, TEO II, GCM and Mr. Gambill is 101 Park Avenue, 48th Floor, New York, NY 10178.

(4)
Based on a Schedule 13G filed with the SEC on February 15, 2022. Principal Global Investors, LLC has shared voting and shared dispositive power over 10,079,126 Ordinary Shares. The business address of Principal Global Investors, LLC is 801 Grand Avenue, Des Moines, IA 50392.

(5)
Based on a Schedule 13G filed with the SEC on November 19, 2021. Reflects 10,000,000 Ordinary Shares owned by advisory clients of Tiger Global Management, LLC and/or its related persons’ proprietary accounts. The 10,000,000 Ordinary Shares held by Tiger Global Management, LLC and/or its related persons’ proprietary accounts may be deemed to be beneficially owned by Tiger Global Investments, L.P., Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III and Scott Shleifer. Tiger Global Management, LLC is controlled by Charles P. Coleman III and Scott Shleifer. The business address for Tiger Global Investments, L.P. is c/o Citco Fund Services (Cayman Islands) Limited, P.O. Box 31106, 89 Nexus Way, Camana Bay, Grand Cayman
KY1-1205,
Cayman Islands and the business address for all other entities and individuals herein is 9 West 57th Street, 35th Floor, New York, NY 10019.

(6)
Based on a Schedule 13G filed with the SEC on February 11, 2022. Capital Research Global Investors (“CRGI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the “investment management entities”). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.” CRGI is deemed to be the beneficial owner of 9,260,505 Ordinary Shares. The business address for CRGI is 333 S. Hope St., 50th Floor, Los Angeles, California 90071.

(7)
Based on a Schedule 13G filed with the SEC on February 10, 2022. Consists of (i) 8,425,000 Ordinary Shares and (ii) 750,000 Ordinary Shares that may be acquired pursuant to the exercise of 3,000,000 of the Company’s warrants held by various investment funds of which Senator Investment Group LP, or (“Senator”), is investment manager and may be deemed to have voting and dispositive power with respect to the shares. Douglas Silverman controls the Delaware limited liability company that may be deemed to control Senator, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the various investment funds managed by Senator. Mr. Silverman disclaims beneficial ownership of the shares. The business address for Senator is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(8)	Includes 125,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by each of Mr. Howley and Mr. Thorndike.
(9)	Includes 92,500 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Mr. Khouri.
(10)	Includes 25,000 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Mr. Raj.
(11)	Includes 7,500 Ordinary Shares that may be acquired pursuant to the Company’s warrants held by Ms. Britt Cool.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 116,304,810 PSSA Ordinary Shares. The Selling Securityholders may from time to time offer and sell any or all of the PSSA Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “
Selling Securityholders
” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the PSSA Ordinary Shares other than through a public sale.
The following table sets forth the names of the Selling Securityholders, the aggregate number of PSSA Ordinary Shares owned by each Selling Securityholder immediately prior to the sale of PSSA Ordinary Shares in this offering, the number of PSSA Ordinary Shares that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. The PSSA Ordinary Shares offered by the Selling Securityholders hereunder do not include the 8,505,000 PSSA Ordinary Shares issuable upon the exercise of PSSA Warrants issued in connection with the Business Combination in exchange for public warrants issued as part of EverArc’s initial public offering.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all PSSA Ordinary Shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.
For purposes of the table below, we have assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	PSSA Ordinary Shares	Percentage (1)	PSSA Ordinary Shares	PSSA Ordinary Shares	Percentage (1)
Edward Goldberg (2)	222,957	*	222,957	—	—
Barry Lederman (3)	196,416	*	196,416	—	—
Noriko Yokozuka (4)	47,157	*	47,157	—	—
Stephen Cornwall (5)	46,487	*	42,087	4,400	*
Ernest Kremling (6)	150,498	*	150,498	—	—
Shannon Horn (7)	445,695	*	445,695	—	—
Sean Hennessy (8)	100,000	*	100,000	—	—
Kevin Stein (9)	115,000	*	115,000	—	—
BV Texas Partners LLC (10)	200,000	*	200,000	—	—
Alyeska Master Fund, LP (11)	6,508,204	3.99%	6,112,097	396,107	*
Aperture Endeavour Equity Fund (12)	300,000	*	300,000	—	—
BCP – 2021 Series LLC – Series EH (13)	101,000	*	101,000	—	—
Cooper Square Fund II, L.P. (14)	766,593	*	589,911	176,682	*
Cooper Square Fund, L.P. (14)	1,888,386	1.16%	1,710,308	178,078	*
Cooper Square Offshore Master Fund, Ltd. (14)	478,141	*	403,396	74,745	*
CPG Cooper Square International Equity, LLC (14)	157,088	*	111,385	45,703	*
American Funds Insurance Series – Global Small Capitalization Fund (15)	721,454	*	721,454	—	—

	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	PSSA Ordinary Shares	Percentage (1)	PSSA Ordinary Shares	PSSA Ordinary Shares	Percentage (1)
SMALL CAP World Fund, Inc. (15)	11,978,546	7.34%	11,978,546	—	—
EC Longhorn LLC (16)	50,000	*	50,000	—	—
Ghisallo Master Fund LP (17)	800,000	*	800,000	—	—
Janus Henderson Capital Funds PLC – Janus Henderson US Venture Fund (18)	218,539	*	75,194	143,345	*
Janus Henderson Venture Fund (18)	3,722,475	2.28%	1,164,806	2,557,669	1.57%
Matrix Capital Management Master Fund, LP (19)	2,500,000	1.53%	2,500,000	—	—
Meritage Fund LLC (20)	8,000,000	4.90%	8,000,000	—	—
Petrus Securities, L.P. (21)	700,000	*	700,000	—	—
Principal Funds, Inc. – MidCap Fund (22)	5,544,586	3.40%	2,660,760	2,883,826	1.777%
Principal Global Investors Collective Investment Trust – Mid-Cap Equity Fund (22)	109,370	*	47,088	62,282	*
Principal Life Insurance Company – Principal MidCap Separate Account (22)	584,073	*	224,859	359,214	*
Principal Variable Contracts Funds, Inc. – MidCap Account (22)	160,175	*	67,293	92,882	*
SEG Partners Offshore Master Fund, Ltd. (14)	3,410,959	2.09%	1,851,876	1,559,083	*
SEG Partners L.P. (14)	423,235	*	269,471	153,764	*
SEG Partners II, L.P. (14)	6,132,293	3.76%	3,063,653	3,068,640	1.88%
Senator Global Opportunity Master Fund LP (23)	10,000,000	6.13%	7,000,000	3,035,000	1.86%
Slate Path Capital GP LLC (24)	6,000,000	3.68%	6,000,000	—	—
Stockbridge Absolute Return Fund, L.P. (25)	12,376	*	12,376	—	—
Stockbridge Fund, L.P (25)	4,519,157	2.77%	4,519,157	—	—
Stockbridge Yale (25)	468,467	*	468,467	—	—
The WindAcre Partnership Master Fund LP (26)	20,000,000	12.25%	20,000,000	—	—
Entities affiliated with Third Point LLC (27)	2,000,000	1.23%	2,000,000	—	—
Tiger Eye Master Fund Ltd. (28)	11,968,087	7.33%	9,500,000	2,468,087	1.51%
Tiger Eye Opportunity Fund II LLC (28)	500,000	*	500,000	—	—

	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	PSSA Ordinary Shares	Percentage (1)	PSSA Ordinary Shares	PSSA Ordinary Shares	Percentage (1)
Tiger Global Investments, L.P. (29)	10,000,000	6.13%	10,000,000	—	—
Aaron Davenport (30)(31)	100,000	*	100,000	—	—
Amber Shook (30)	2,500	*	2,500	—	—
Barry Siadat (30)(32)	100,000	*	100,000	—	—
Jamshid Keynejad (30)(33)	100,000	*	100,000	—	—
Jayesh Taunk (30)(34)	4,000	*	4,000	—	—
John Norris (30)	100,000	*	100,000	—	—
Joshua and Lauren Lieberman (30)	2,500	*	2,500	—	—
Michael Anagnos (30)	5,000	*	5,000	—	—
Robert Abrams (30)	2,500	*	2,500	—	—
Simon Dowker (35)	2,500	*	2,500	—	—
Stephen d’Incelli (30)	10,000	*	10,000	—	—
Mike Lisman	15,000	*	15,000	—	—

*	Less than one percent of outstanding PSSA Ordinary Shares.
(1)	Percentages are based on 163,234,542 PSSA Ordinary Shares outstanding as of April 14, 2022.
(2)	Edward Goldberg serves as the Chief Executive Officer of PSSA. Shares are subject to a six-month lock up period.
(3)	Barry Lederman serves as the Chief Financial Officer of PSSA. Shares are subject to a six-month lock up period.
(4)	Noriko Yokozuka serves as General Counsel of PSSA. Shares are subject to a six- month lock up period.
(5)	Stephen Cornwall serves as the Chief Commercial Officer of PSSA. 42,087 PSSA Ordinary shares are subject to a six-month lock up period.
(6)	Ernest Kremling serves as the Chief Operations Officer of PSSA. Shares are subject to a six-month lock up period.
(7)	Shannon Horn serves as the Business Director of PSSA. Shares are subject to a six- month lock up period during.
(8)	Sean Hennessy serves as a Director of PSSA. Shares are subject to a twelve-month lock up period.
(9)	Kevin Stein served as a Director of PSSA until April 2022. 100,000 PSSA Ordinary Shares are subject to a twelve-month lock up period.
(10)
BV Texas Partners LLC is managed by Akard Partners LLC. Scout Management Partners LLC and MDS Akard Partners I, LLC are the managing members of Akard Partners LLC and may be deemed to have voting and dispositive power with respect to such shares. Cody Donnan and Michael Starcher control Scout Management Partners LLC and MDS Akard I, LLC, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by BV Texas Partners LLC. Messrs. Donnan and Starcher disclaim beneficial ownership of the shares held by BV Texas Partners LLC. The business address for BV Texas Partners is 2121 North Akard Street, Dallas, TX, 75201.

(11)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska Fund”), has voting and investment control of the shares held by Alyeska Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Fund. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman,
KY1-1104,
Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(12)
Aperture Endeavour Equity Fund (the “Aperture Fund”) is a series within the Advisors’ Inner Circle Fund III, a Delaware statutory trust, and has appointed Aperture Investors, LLC (“Aperture Investors”) as its Investment Adviser. Thomas Tully, an employee of Aperture Investors, has been appointed the sole Portfolio Manager of the Aperture Fund and may therefore be deemed to have voting and dispositive power over the Aperture Fund’s assets but disclaims all beneficial ownership of such assets.

(13)
BCP – 2021 Series LLC – Series EH (“BCP”) is managed by Bratenahl Capital Partners, LTD. Michael C. Howley, manager of Bratenahl Capital Partners, LTD. has voting and dispositive power over the shares. BCP is located at 700 W. St. Clair Ave. Suite 414, Cleveland, OH 44113.

(14)
Consists of (i) 2,950,061 PSSA Ordinary Shares (including 306,351 PSSA Ordinary Shares that may be acquired pursuant to the exercise of 1,225,404 PSSA Warrants) held by Cooper Square Fund, L.P., (ii) 941,997 PSSA Ordinary Shares (including 39,580 PSSA Ordinary Shares that may be acquired pursuant to the exercise of 158,320 PSSA Warrants) held by Cooper Square Fund II, L.P., (iii) 629,461 PSSA Ordinary Shares (including 29,069 PSSA Ordinary Shares that may be acquired pursuant to the exercise of 116,276 PSSA Warrants) held by Cooper Square Offshore Master Fund, Ltd., (iv) 168,481 PSSA Ordinary Shares held by CPG Cooper Square International Equity, LLC, (v) 561,628 PSSA Ordinary Shares (including 77,890 PSSA Ordinary Shares that may be acquired pursuant to the exercise of 311,561 PSSA Warrants) held by SEG Partners L.P., (vi) 5,947,999 PSSA Ordinary Shares (including 521,167 PSSA Ordinary Shares that may be acquired pursuant to the exercise of 2,084,668 PSSA Warrants) held by SEG Partners II, L.P. and (vii) 3,675,373 PSSA Ordinary Shares (including 400,943 PSSA Ordinary Shares that may be acquired pursuant to the exercise of 1,603,771 PSSA Warrants) held by SEG Partners Offshore Master Fund, Ltd. Select Equity, a limited partnership controlled by George S. Loening, has the power to vote or direct the vote of, and dispose or direct the disposition of, the shares beneficially owned by Cooper Square Fund, L.P., Cooper Square Fund II, L.P., Cooper Square Offshore Master Fund, Ltd., CPG Cooper Square International Equity, LLC, SEG Partners L.P., SEG Partners II, L.P. and SEG Partners Offshore Master Fund, Ltd. Select Equity is an investment adviser and possesses the power to vote or direct the vote of, and dispose or direct the disposition of such shares. George S. Loening is a control person of Select Equity and possesses the power to vote or direct the vote of, and dispose or direct the disposition of, such shares.

(15)
Consists of (i) 11,978,546 PSSA Ordinary Shares held by SMALLCAP World Fund, Inc. (“SCWF”) and (ii) 721,454 PSSA Ordinary Shares held by American Funds Insurance Series – Global Small Capitalization Fund (“VISC” and, together with SCWF, the “CRMC Shareholders”). Capital Research and Management Company (“CRMC”) is the investment adviser for each CRMC Shareholder. For purposes of the reporting requirements of the Exchange Act, CRMC, Capital Research Global Investors (“CRGI”) or Capital World Investors (“CWI”) may be deemed to be the beneficial owner of the PSSA Ordinary Shares held by each CRMC Shareholder; however, each of CRMC, CRGI and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Arun Swaminathan, Thatcher Thompson, Michael Beckwith, and Shlok Melwani, as portfolio managers, have voting and investment powers over the shares held by SCWF. Renaud H. Samyn, Michael Beckwith, Bradford F. Freer, Harold H. La, Aidan O’Connell, and Gregory W. Wendt, as portfolio managers, have voting and investment powers over the shares held by VISC. The address for each of the CRMC Shareholders is c/o Capital Research and Management Company, 333 S. Hope St., 55th Floor, Los Angeles, California 90071. Each of the CRMC Shareholders acquired the securities being registered hereby in the ordinary course of its business.

(16)
Eminence Capital, LP serves as the investment adviser to, and may be deemed to have shared voting and dispositive power over the shares held by, EC Longhorn LLC. Ricky C. Sandler is the Chief Executive Officer of Eminence Capital, LP and may be deemed to have shared voting and dispositive power over the shares held by EC Longhorn LLC. Each of Mr. Sandler and Eminence Capital, LP expressly disclaims beneficial ownership of such securities. The business address for EC Longhorn LLC is c/o Eminence Capital, LP 399 Park Avenue, 25th Floor, New York, NY 10022.

(17)
Ghisallo Master Fund LP. (“Ghisallo Fund) is the beneficial owner of the shares. Ghisallo Capital Management LLC (“Ghisallo Capital”) is the investment manager of Ghisallo Fund and has voting control over the shares. Michael Germino is the managing member of Ghisallo Capital. Ghisallo Fund is located at c/o Walkers Corporate, 190 Elgin Avenue, George Town Grand Cayman, CI KY
1-9008.

(18)
Such shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Jonathan Coleman and Scott Stutzman are the portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206.

(19)
David Goel is the Managing General Partner of Matrix Capital Management Master Fund, LP (“Matrix”) and may be deemed to have voting and dispositive power over the shares held by Matrix. The mailing address for Matrix is 1000 Winter Street, Suite 4500, Waltham, Massachusetts 02451.

(20)	Meritage Group LP, investment manager of Meritage Fund LLC, has all voting and dispositive power over the shares. The business address of Meritage Fund LLC is 66 Field Point Road, Greenwich, CT 06830.
(21)
Includes 700,000 shares held by Petrus Securities, L.P. Petrus Trust Company, LTA is the investment manager of Petrus Securities, L.P. and Petrus Capital Management, LLC is the general partner of Petrus Securities L.P. As such, each of Petrus Trust Company, LTA and Petrus Capital Management, LLC has voting and investment control of the shares held by Petrus Securities, L.P. Each of Petrus Trust Company, LTA and Petrus Capital Management, LLC may be deemed to be the beneficial owner of such shares; provided, however, each of Petrus Trust Company, LTA and Petrus Capital Management, LLC disclaims any beneficial ownership of the shares held by Petrus Securities, L.P. The business address of Petrus Securities, L.P., Petrus Trust Company, LTA and Petrus Capital Management, LLC is 3000 Turtle Creek Boulevard, Dallas, Texas 75219 USA.

(22)
Principal Global Investors, LLC has authority to vote the shares. Bill Nolin, CIO and Portfolio Manager of Principal Global Investors, LLC is the natural person with such authority. The business address of Principal Global Investors, LLC is 711 High Street, Des Moines IA 50392.

(23)
Consists of (i) 10,000,000 PSSA Ordinary Shares held by Senator Global Opportunity Master Fund L.P. (“Senator Global Fund”) and (ii) 750,000 PSSA Ordinary Shares that may be acquired pursuant to the exercise of 3,000,000 PSSA Warrants. Senator Investment Group LP, or (“Senator”), is investment manager of Senator Global Fund and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Senator Global Fund. Mr. Silverman disclaims beneficial ownership of the shares held by Senator Global Fund. The business address for Senator Global Fund is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(24)
Slate Path Capital GP LLC (“Slate Path GP”) is the General Partner of Slate Path Master Fund LP (“Slate Path LP”). David Greenspan, Managing Member, Slate Path GP, has control over the voting and dispositive power of shares beneficially owned. The business address for Slate Path LP is 717 Fifth Avenue, 16th Floor, New York, NY 10022.

(25)
Each of Stockbridge Fund, L.P. (“SF”), Stockbridge Absolute Return Fund, L.P. (“SARF”), and Stockbridge Partners LLC (“SP”) in its capacity as the investment manager for an account managed for Yale University, holds directly PIPE Shares. Stockbridge Associates LLC (“SA”) is the general partner of SF and SARF, and SP is the registered investment adviser for SF. Berkshire Partners Holdings LLC (“BPH”) is the general partner of BPSP, L.P. (“BPSP”), which is the managing member of SP. As the managing member of SP, BPSP may be deemed to beneficially own PSSA Ordinary Shares that are beneficially owned by SP. As the general partner of BPSP, BPH may be deemed to beneficially own PSSA Ordinary Shares that are beneficially owned by BPSP. BPH, BPSP, SP, and SA are under common control and may be deemed to be, but do not admit to being, a group for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Each of BPH, BPSP, SP, and SA disclaims beneficial ownership of any securities except to the extent of its pecuniary interest therein. The business address for SF, SARF, and SP is 200 Clarendon Street Boston, MA 02116, Attention: c/o Compliance.

(26)
Consists of 20,000,000 PSSA Ordinary Shares owned of record by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”). The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner and managing member of WindAcre and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin disclaims beneficial ownership of the securities owned by the Master Fund except to the extent of his pecuniary interest therein. The registered office address of the Master Fund is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

(27)
The securities of PSSA set forth herein are directly beneficially owned by Third Point Loan LLC (“TP Loan”). TP Loan is an affiliate of Third Point LLC (“Third Point”) and holds the securities listed herein as nominee for funds managed and/or advised by Third Point and not in its individual capacity. Daniel S. Loeb is the Chief Executive Officer of Third Point. By reason of the provisions of Rule
13d-3
under the Securities Exchange Act of 1934, as amended, Third Point and Mr. Loeb may be deemed to be the beneficial owners of the securities beneficially owned by TP Loan. Third Point and Mr. Loeb hereby disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein. The business address for Mr. Loeb and the entities identified in this footnote is c/o Third Point LLC, 55 Hudson Yards, 51st Floor, New York, NY 10001.

(28)
Consists of (i) 11,965,649 PSSA Ordinary Shares held by Tiger Eye Master Fund Ltd (“TEM”), (ii) 500,000 PSSA Ordinary Shares held by Tiger Eye Opportunity Fund II LLC (“TEO”), (iii) 516,500 PSSA Ordinary Shares held by Tiger Eye Opportunity Fund I LLC (“TEOF”) and (iv) 2,438 PSSA Ordinary Shares that may be acquired pursuant to the exercise of 9,750 PSSA Warrants held by TEM. TEM, TEO and TEOF are managed by Tiger Eye Capital LLC (“TEC”). Benjamin S. Gambill III, as portfolio manager of TEC, will make decisions as to voting and disposition of securities. The business address for TEM, TEO and TEOF is 101 Park Avenue, 48th Floor, New York, NY 10178.

(29)	Reflects securities held of record by Tiger Global Investments, L.P. and/or other entities or persons affiliated with Tiger Global Management, LLC. Tiger Global Management, LLC is controlled by Chase

Coleman and Scott Shleifer. The address for each of these entities and individuals is 9 West 57th Street, 35th Floor, New York, NY 10019.
(30)	The Selling Securityholder is an employee of an affiliate of SK Holdings, the owner of Perimeter prior to consummation of the Business Combination.
(31)	Aaron Davenport serves as Co-Invest Supervisor and Chairman on the board of Parent.
(32)	Barry Siadat serves on the board of SK Capital Investment IV, Ltd., the ultimate general partner of Parent.
(33)	Jamshid Keynejad serves as a Class A Supervisor on the board of Parent. Jamshid Keynejad also serves on the board of SK Capital Investment IV, Ltd., the ultimate general partner of Parent.
(34)	Jayesh Taunk serves as an Additional Supervisor on the board of Parent.
(35)	Simon Dowker is a consultant to an affiliate of SK Holdings, the owner of Perimeter prior to consummation of the Business Combination.

DESCRIPTION OF SECURITIES
Ordinary Shares
Share Capital
PSSA was incorporated on June 21, 2021 by EverArc, with an initial share capital of $40,000, represented by 40,000 PSSA Ordinary Shares with a nominal value of $1.00 per share.
PSSA’s share capital is set at $4,100,000,000, divided into 4,000,000,000 PSSA Ordinary Shares with a nominal value of $1.00 per share and 10,000,000 PSSA Preferred Shares with a nominal value of $10.00 per share. A shareholder in a Luxembourg société anonyme
holding fully paid up shares is not liable, solely because of his, her or its shareholder status, for additional payments to PSSA or its creditors. As of April 14, 2022, there were 163,234,542 PSSA Ordinary Shares outstanding and 10,000,000 PSSA Preferred Shares outstanding.
Share Issuances
Pursuant to Luxembourg law, the issuance of PSSA Ordinary Shares requires approval by the shareholders at the time of an extraordinary general meeting of the shareholders to be held before a notary in the Grand Duchy of Luxembourg (subject to necessary quorum and majority requirements). The shareholders may approve an authorized capital and authorize the board of directors, for a period up to 5 years, to increase the share capital in one or several tranches with or without share premium, against payment in cash or in kind, by conversion of claims on PSSA or in any other manner for any reason whatsoever including (i) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to shares, bonds, notes or similar instruments issued by PSSA), convertible bonds, notes or similar instruments; (ii) determine the place and date of the issue or successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares and instruments and (iii) remove or limit the statutory preferential subscription right of the shareholders in case of issue against payment in cash or shares, warrants (which may be separate or attached to shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments up to the maximum amount of such authorized capital for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg official gazette
(Recueil Electronique des Sociétés
, “RESA”). The shareholders may amend, renew (each time for a period up to 5 years) or extend such authorized capital and such authorization to the board of directors to increase the share capital and issue ordinary shares.
In addition, the general meeting of shareholders may authorize the board of directors to make an allotment of existing or newly issued shares without consideration to (a) employees of PSSA or certain categories amongst those; (b) employees of companies or economic interest grouping in which PSSA holds directly or indirectly at least ten per cent (10%) of the share capital or voting rights; (c) employees of companies or economic interest grouping which holds directly or indirectly at least ten per cent (10%) of the share capital or voting rights of PSSA; (d) employees of companies or economic interest grouping in which at least fifty per cent (50%) of the share capital or voting rights is held directly or indirectly by a company which holds directly or indirectly at least fifty per cent (50%) of the share capital of PSSA; and (e) members of the corporate bodies of PSSA or of the companies or economic interest grouping listed in point (b) to (d) above or certain categories amongst those, for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg RESA.
PSSA recognizes only one holder per ordinary share. In case an ordinary share is owned by several persons, they shall appoint a single representative who shall represent them in respect of PSSA. PSSA has the right to suspend the exercise of all rights attached to that share, except for relevant information rights, until such representative has been appointed.

Upon the consummation of the Business Combination, the board of directors will resolve on the issuance of PSSA Ordinary Shares out of the authorized capital (capital autorisé) in accordance with applicable law. The board of directors also resolves on the applicable procedures and timelines to which such issuance will be subjected. If the proposal of the board of directors to issue new PSSA Ordinary Shares exceeds the limits of PSSA’s authorized share capital, the board of directors must then convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for the purpose of increasing the issued share capital. Such meeting will be subject to the quorum and majority requirements required for amending the articles of association. If the capital call proposed by the board of directors consists of an increase in the shareholders’ commitments, the board of directors must convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for such purpose. Such meeting will be subject to the unanimous consent of the shareholders.
Preemptive Rights
Under Luxembourg law, existing shareholders benefit from a preemptive subscription right on the issuance of ordinary shares for cash consideration. However, PSSA’s shareholders have, in accordance with Luxembourg law, authorized the board of directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of ordinary shares within the scope of PSSA’s authorized share capital. The general meeting of shareholders duly convened to consider an amendment to the articles of association also may, by two-thirds
majority vote, limit, waive, or cancel such preemptive rights or renew, amend or extend them, in each case for a period not to exceed five years. Such ordinary shares may be issued above, at, or below market value, and, following a certain procedure, even below the nominal value or below the accounting par value per ordinary share. The ordinary shares also may be issued by way of incorporation of available reserves, including share premium.
Share Repurchases
PSSA cannot subscribe for its own ordinary shares. PSSA may, however, repurchase issued ordinary shares or have another person repurchase issued ordinary shares for its account, subject to the following conditions:

•	prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

•	the terms and conditions of the proposed repurchase and in particular the maximum number of ordinary shares to be repurchased;

•	the duration of the period for which the authorization is given, which may not exceed five years;

•
in the case of repurchase for consideration, the minimum and maximum consideration per share, provided that the prior authorization shall not apply in the case of ordinary shares acquired by either PSSA, or by a person acting in his or her own name on its behalf, for the distribution thereof to its staff or to the staff of a company with which it is in a control relationship;

•	only fully paid-up ordinary shares may be repurchased; and

•
the voting and dividend rights attached to the repurchased shares will be suspended as long as the repurchased ordinary shares are held by PSSA; and the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to PSSA’s shareholders.

The Board approved a proposal to submit to the shareholders of the Company a share repurchase program (the “Share Repurchase Program”) whereby the Board is empowered to purchase outstanding PSSA Ordinary Shares within certain limits. The Share Repurchase Program shall be subject to Luxembourg law and provide for equal treatment for shareholders. The term of authorization to the Board will be five (5) years. The maximum number of PSSA Ordinary Shares authorized to be repurchased will be up to twenty-five percent (25%) of PSSA Ordinary Shares outstanding as of the date of shareholder approval. PSSA Ordinary Shares are eligible for purchase at a minimum price of one dollar ($1.00) per share and a maximum price of one hundred dollars ($100.00) per share. The purchase volumes will be subject to daily volume restrictions per SEC regulations.
In addition, pursuant to Luxembourg law, PSSA may directly or indirectly repurchase ordinary shares by resolution of its board of directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the board of directors to be necessary to prevent serious and imminent harm to PSSA, or if the acquisition of ordinary shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with it (i.e., its subsidiaries or controlling shareholder) or in any of the circumstances listed in article
430-16
of the 1915 Law.
Preferred Shares
As long as the PSSA Preferred Shares are in issue and outstanding, no shares ranking pari passu or senior to the PSSA Preferred Shares shall be issued by PSSA, other than additional PSSA Preferred Shares or other equity securities interest issued with the consent of a majority of holders of the PSSA Preferred Shares.
Each PSSA Preferred Share is entitled to a Preferential Dividend amounting to the applicable Regular Dividend Rate of its nominal value (i.e. $10.00 per share). The Preferential Dividend shall be paid each year within 3 business days following each Preferential Dividend Payment Date. On each Preferential Dividend Payment Date, 40% of the Preferential Dividend for such year (or 50% of the Preferential Dividend for such year if PSSA paid a dividend on the PSSA Ordinary Shares during period since the payment of the last Preferential Dividend Payment Date) shall be paid in cash and the remainder of the Preferential Dividend shall be paid in kind, unless PSSA elects to pay any additional portion of the Preferential Dividend in cash; provided, that, (x) PSSA shall not be required to pay any portion of such annual Preferential Dividends in cash on a Preferential Dividend Payment Date to the extent that PSSA or its subsidiaries are prohibited from paying such portion of the annual Preferential Dividend in cash under either (i) the Senior Credit Agreement or (ii) the Bridge Loan/Secured Notes, and (y) in the event that PSSA or its subsidiaries are so prohibited from paying all or a portion of such Preferential Dividends in cash as described in the foregoing clause (x), PSSA shall pay the maximum amount not prohibited by the Senior Credit Agreement or the Bridge Loan/Secured Notes in cash. If PSSA fails to pay any portion of the cash portion of the Preferential Dividend for any reason in a given year by the Preferential Dividend Payment Date (including due to clause (x) of the immediately preceding sentence), then (i) the Preferential Dividend rate for such year (i.e. the year in which PSSA fails to pay any portion of the cash portion of the Preferential Dividend Payment), but not necessarily the subsequent year, will increase to the Increased Dividend Rate and (ii) the Preferential Dividend Rate for the following year will be reset at the Regular Dividend Rate and will be subject to increase to the Increased Dividend Rate for such year (but not necessarily the subsequent year) if PSSA fails to pay any portion of the cash portion of the Preferential Dividend Payment by the Preferential Dividend Payment Date for such year.
PSSA may redeem the PSSA Preferred Shares at any time prior to the earliest of (i) six months following the latest maturity date of the Senior Credit Agreement and Bridge Loan/Secured Notes, (ii) nine years after the date of issuance of the PSSA Preferred Shares or (iii) upon the occurrence of a Change of Control (as defined in PSSA’s articles of association) (the “Defined Maturity Date”) at PSSA’s sole option. The redemption price per share would be equal to the nominal value of the PSSA Preferred Shares plus any accrued and unpaid Preferential Dividend, if any. If PSSA fails to redeem the PSSA Preferred Shares at the Defined Maturity Date, the Preferential Dividend rate will permanently increase to the interest rate currently being paid (whether default or not) under the Senior Credit Agreement plus 10%.
As long as PSSA Preferred Shares are issued and outstanding, PSSA and its subsidiaries shall not (a) enter into a credit agreement (except to the extent related to the issuance of senior secured notes as contemplated by the

Bridge Loan/Secured Notes) or (b) amend the Senior Credit Agreement, in each case, in a manner that would adversely affect the redemption rights of the PSSA Preferred Shares by extending the maturity date under such credit facility beyond the defined maturity date or increase the restrictions on PSSA’s ability to pay the cash portion of Preferential Dividends without the consent of holders owning a majority of the PSSA Preferred Shares. If, in any year, PSSA fails to make any portion of the cash portion of any Preferential Dividend by the Preferential Dividend Payment Date, then, during the following year, PSSA may not, without the consent of the holders of a majority of the outstanding PSSA Preferred Shares, pay a cash dividend on the PSSA Ordinary Shares until such time as PSSA has paid the cash portion of the Preferential Dividend Payment for such following year (which cash portion of the Preferential Dividend Payment may be paid by PSSA in advance of the Preferential Dividend Payment Date for, and at any time during, such following year); for the avoidance of doubt, the restrictions set forth in this sentence shall not apply to any non-pro
rata purchase, repurchase or redemption of any equity securities of PSSA or any of its subsidiaries. As long as PSSA Preferred Shares are issued and outstanding, during the occurrence and continuance of a default by PSSA to pay any Preferential Dividend (for the avoidance of doubt, the payment of any cash portion of the Preferential Dividend in kind in accordance with the terms of PSSA’s articles of association shall not constitute a default by PSSA), the approval of holders owning a majority of the outstanding PSSA Preferred Shares shall be required (i) for the declaration of dividends to the benefit of all other categories of PSSA shares issued and outstanding and (ii) for the purchase, repurchase or redemption of any equity securities of PSSA or any of its subsidiaries (other than pursuant to equity incentive agreements with employees).
PSSA Preferred Shares are not entitled to vote, save for the matters provided for by Luxembourg law, including any amendment, alteration or change to the rights attached to the PSSA Preferred Shares in a manner adverse to the PSSA Preferred Shares for which the consent of holders owning a majority of the PSSA Preferred Shares will be required.
PSSA Preferred Shares, being
non-voting
shares, shall not be included for the calculation of the quorum and majority at each general meeting of PSSA, save for the matters provided for by Luxembourg law and in the relevant provisions of the articles of association of PSSA.
In case of liquidation of PSSA, after payment of all the debts of and charges against PSSA and of the expenses of liquidation, the holders of PSSA Preferred Shares, if any, shall be entitled to a preferential right to repayment of the nominal value of the PSSA Preferred Shares plus any accrued but unpaid Preferential Dividends before repayment of the nominal value of the PSSA Ordinary Shares.
The rights attached to the PSSA Preferred Shares under PSSA’s articles of association shall not be amended in a manner adverse to the PSSA Preferred Shares without the consent of holders owning a majority of the PSSA Preferred Shares.
Voting Rights
Each PSSA Ordinary Share entitles the holder thereof to one vote. Neither Luxembourg law nor PSSA’s articles of association contain any restrictions as to the voting of PSSA Ordinary Shares by non-Luxembourg
residents. The 1915 Law distinguishes general meetings of shareholders and extraordinary general meetings of shareholders with respect to quorum and majority requirements.
Meetings
Ordinary General Meeting
At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”

Extraordinary General Meeting
Extraordinary resolutions are required for any of the following matters, among others: (i) an increase or decrease of the authorized or issued capital, (ii) a limitation or exclusion of preemptive rights, (iii) approval of a statutory merger or de-merger
(scission), (iv) PSSA’s dissolution and liquidation opening, (v) any and all amendments to PSSA’s articles of association and (vi) change of nationality. Pursuant to PSSA’s articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least one half of PSSA’s issued share capital unless otherwise mandatorily required by law. If the said quorum is not present, a second meeting may be convened, for which the 1915 Law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting, except otherwise provided by law, by at least a two-thirds
majority of the votes validly cast on such resolution by shareholders. Abstentions are not considered “votes.”
Annual Shareholders Meetings
An annual general meeting of shareholders shall be held in the Grand Duchy of Luxembourg within six months of the end of the preceding financial year, except for the first annual general meeting of shareholders which may be held within 18 months from incorporation.
Warrants
In connection with the consummation of the Business Combination, PSSA entered into the PSSA Warrant Instrument with Computershare Inc., as warrant agent (the “Warrant Agent”) to, among other things, assume EverArc’s obligations under the existing EverArc Warrant Instrument. Pursuant to the PSSA Warrant Instrument, PSSA assumed, and agreed to pay, perform, satisfy and discharge in full, all of EverArc’s liabilities and obligations under the EverArc Warrant Instrument arising from and after the Merger Effective Time.
Each PSSA Warrant is exercisable in multiples of four to purchase one whole PSSA Ordinary Share. The exercise price is $12.00 per PSSA Ordinary Share, subject to adjustment as described in the PSSA Warrant Instrument. A PSSA Warrant may be exercised at any time prior to 5:00 p.m., New York time on the earlier to occur of: (x) the date that is three (3) years after the date on which the Business Combination is completed or (y) such earlier date as determined by the PSSA Warrant Instrument provided that if such day is not a trading day, the trading day immediately following such day, unless earlier redeemed in accordance with the terms of the PSSA Warrant Instrument as described below.
Redemptions of Warrants
Pursuant to the PSSA Warrant Instrument, the PSSA Warrants may be redeemed (i) in whole and not in part, (ii) at a price of $0.01 per warrant, (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder, and (iv) if, and only if, the reported last sale price of the PSSA Ordinary Shares equals or exceeds $18.00 per share for any 10 consecutive trading days.
Dividends
From the annual net profits of PSSA, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital of PSSA. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each PSSA Ordinary Share entitling to the same proportion in such distributions.

The board of directors may resolve that PSSA pays out an interim dividend to the shareholders, subject to the conditions of article
461-3
of the 1915 Law and PSSA’s articles of association, which includes, inter alia, a supervisory/statutory auditor report (as applicable). The board of directors shall set the amount and the date of payment of the interim dividend.
Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the 1915 Law and PSSA’s articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his, her or its respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to PSSA’s accounts.
Exclusive Forum
PSSA’s articles of association provide that unless PSSA consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act. The Securities Act forum provision is not intended by PSSA to limit the forum available to its shareholders for actions or proceedings asserting claims arising under the Exchange Act. The validity and enforceability of such exclusive forum clause cannot be confirmed under Luxembourg law. If a court were to find the exclusive forum clause to be inapplicable or unenforceable in an action, PSSA may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes the material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition by U.S. Holders (as defined below) of PSSA Ordinary Shares and PSSA Warrants (collectively, “PSSA securities”). This discussion assumes that any distribution made (or deemed made) on PSSA securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of PSSA securities will be in U.S. dollars. This discussion applies only to U.S. Holders that hold PSSA securities as capital assets for U.S. federal income tax purposes (generally property held for investment) and is general in nature and therefore does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances or status, including alternative minimum tax and Medicare contribution tax consequences, or to holders subject to special rules, such as:

•	brokers, dealers and other investors that do not own PSSA securities as capital assets;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•
tax-exempt
organizations (including private foundations), governments or agencies or instrumentalities thereof, qualified retirement plans, individual retirement accounts or other tax deferred accounts, trusts and estates;

•	banks or other financial institutions, financial services entities, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•	persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of PSSA’s stock;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or beneficial owners of partnerships or other pass-through entities;

•	persons holding PSSA securities as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

•	persons required to accelerate the recognition of any item of gross income with respect to PSSA securities as a result of such income being recognized on an applicable financial statement;

•	persons whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	persons that received PSSA securities as compensation for services; or

•	persons that are not U.S. Holders, all of whom may be subject to tax rules that differ materially from those summarized below.
For purposes of this discussion, a “
U.S. Holder
” is a beneficial owner of PSSA securities that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published rulings by the IRS and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of the U.S. federal estate and gift tax, or any state, local or
non-U.S.
tax laws to a holder of PSSA securities. We have not and do not intend to seek any rulings from the IRS regarding the matters described herein. There is no assurance that the IRS will not take positions inconsistent with those discussed below or that any such positions would not be sustained by a court.
ALL HOLDERS OF PSSA SECURITIES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF PSSA SECURITIES, INCLUDING THE APPLICATION AND EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND
NON-U.S.
TAX LAWS IN LIGHT OF THEIR PARTICULAR SITUATION.
Distributions on PSSA Ordinary Shares
Subject to the discussion below under “—
Passive Foreign Investment Company Rules
,” the gross amount of any distribution on PSSA Ordinary Shares that is made out of PSSA’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds PSSA’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable
return of capital to the extent of the U.S. Holder’s tax basis in its PSSA Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange. However, it is not expected that PSSA will maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders should therefore assume that any distribution by PSSA with respect to PSSA Ordinary Shares will be reported as dividend income. U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from PSSA.
Subject to the discussion below under “—
Passive Foreign Investment Company Rules
,” dividends received by
non-corporate
U.S. Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a
non-U.S.
corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. There can be no assurances that PSSA will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. A
non-U.S.
corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on the NYSE (which PSSA Ordinary Shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that PSSA Ordinary Shares will be considered readily tradable on an established securities market in future years.
Non-corporate
U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of PSSA’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. PSSA will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “—
Passive Foreign Investment Company Rules
.”
Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by PSSA may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S.

foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on PSSA Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex and U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.
Sale, Taxable Exchange or Other Taxable Disposition of PSSA Ordinary Shares or PSSA Warrants
Subject to the discussion below under “—
Passive Foreign Investment Company Rules,
” upon any sale, exchange or other taxable disposition of PSSA Ordinary Shares or PSSA Warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the disposition and (ii) the U.S. Holder’s adjusted tax basis in such shares or warrants. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares or warrants exceeds one year. Long-term capital gain realized by a non-corporate
U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.
Exercise or Lapse of a PSSA Warrant
Subject to the discussion below under “—
Passive Foreign Investment Company Rules
,” a U.S. Holder generally will not recognize taxable gain or loss on the acquisition of a PSSA Ordinary Share upon exercise of a PSSA Warrant for cash. The U.S. Holder’s tax basis in the PSSA Ordinary Share received upon exercise of the PSSA Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the PSSA Warrant and the exercise price. Subject to the discussion below under “—
Passive Foreign Investment Company Rules
,” the U.S. Holder’s holding period for PSSA Ordinary Shares received upon exercise of the of a PSSA Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the PSSA Warrant and will not include the period during which the U.S. Holder held the PSSA Warrant. If a PSSA Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant.
Possible Constructive Distributions
The terms of each PSSA Warrant provide for an adjustment to the number of PSSA Ordinary Shares for which the PSSA Warrant may be exercised or to the exercise price of the PSSA Warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. A U.S. Holder of a PSSA Warrant would, however, be treated as receiving a constructive distribution from PSSA if, for example, the adjustment increases the holder’s proportionate interest in PSSA’s assets or earnings and profits (e.g., through an increase in the number of PSSA Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the PSSA Ordinary Shares, which is taxable to the U.S. Holders of such shares as described under “—
Distributions on PSSA Ordinary Shares
” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from PSSA equal to the fair market value of such increased interest.
Passive Foreign Investment Company Rules
Generally
. The treatment of U.S. Holders of PSSA Ordinary Shares and PSSA Warrants could be materially different from that described above if PSSA is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of PSSA Ordinary Shares or PSSA Warrants. A foreign (i.e.,
non-U.S.)
corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) 75% or more of its gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities.
PSSA may directly or indirectly hold interests in lower-tier PFICS. Under attribution rules, if PSSA is a PFIC, U.S. Holders will be deemed to own their proportionate shares of any lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even if the U.S. Holder has not received the proceeds of those distributions or dispositions.
A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder or warrant holder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder or warrant holder, regardless of whether it satisfied either of the qualification tests in subsequent years.
Based on the expected composition of PSSA’s assets and income and the manner in which PSSA expects to operate its business, PSSA believes that it should not be classified as a PFIC for its current taxable year. However, the tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to accurately predict future income and assets relevant to this determination. Further, because PSSA may value its goodwill based on the market value of the PSSA Ordinary Shares, a decrease in the market value of the PSSA Ordinary Shares and/or an increase in PSSA’s cash or other passive assets (including as a result of the Business Combination) would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that PSSA is a PFIC for any taxable year.
Additionally, if EverArc is determined to be a PFIC with respect to a U.S. Holder who exchanged EverArc Ordinary Shares or EverArc Warrants for PSSA Ordinary Shares or PSSA Warrants in the Business Combination, and such U.S. Holder did not or could not make any of the PFIC elections (as described below) with respect to such EverArc Ordinary Shares or EverArc Warrants, then PSSA would also be treated as a PFIC as to such U.S. Holder with respect to such PSSA Ordinary Shares and PSSA Warrants even if PSSA did not meet the test for PFIC status in its own right. Further, if this rule were to apply, such U.S. Holder would be treated for purposes of the PFIC rules as if it held such PSSA Shares and PSSA Warrants for a period that includes its holding period for the EverArc Ordinary Shares and EverArc Warrants exchanged therefor, respectively. In addition, if this rule were to apply, absent certain elections, the adverse tax consequences related to PFIC shares would generally apply to any PSSA Ordinary Shares issued upon exercise of PSSA Warrants (which generally would be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the PSSA Warrants). Because, prior to the Business Combination, EverArc was a blank-check company with no active business, it is likely that EverArc was a PFIC for its taxable years that ended on October 31, 2020 and October 31, 2021.
If PSSA is treated as a PFIC with respect to the PSSA Ordinary Shares or PSSA Warrants held by a U.S. Holder, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) QEF regime, and (iii)
mark-to-market
regime. A U.S. Holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income under any of the foregoing regimes.

Excess Distribution Regime
. If you do not make a QEF election or a
mark-to-market
election, as described below, you will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of your PSSA Ordinary Shares or PSSA Warrants, and (ii) any “excess distribution” you receive on your PSSA Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on PSSA Ordinary Shares during the preceding three years or your holding period, whichever is shorter). Generally, under this excess distribution regime:

•	the gain or excess distribution will be allocated ratably over the period during which you held your PSSA Ordinary Shares or PSSA Warrants (as applicable)

•	the amount allocated to the current taxable year, will be treated as ordinary income; and

•
the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of your PSSA Ordinary Shares or PSSA Warrants cannot be treated as capital gains, even if you hold the shares or warrants as capital assets.
QEF Regime. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. Holders subject to U.S. federal income tax should not expect that they will receive cash distributions from PSSA sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. In addition, U.S. Holders of PSSA Warrants will not be able to make a QEF election with respect to their warrants.
The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to our shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed our net profits.
A U.S. Holder’s tax basis in PSSA Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as qualified dividend income. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF income inclusions affect your allocable share of PSSA’s income and your basis in your PSSA Ordinary Shares.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from PSSA. If PSSA determines that it is a PFIC for any taxable year, PSSA will endeavor to provide the information that a U.S. Holder making a QEF election is required to obtain to make and maintain a QEF election, but there is no assurance that PSSA will timely provide such information. There is also no assurance that PSSA will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if PSSA holds an interest in a lower-tier PFIC, U.S. Holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which PSSA holds an interest will not qualify as a PFIC, or that a PFIC in which PSSA holds an interest will provide the information necessary for a QEF election to be made by a U.S. Holder (in particular if PSSA does not control that PFIC).
Mark-to-Market
Regime. Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if they are (i) “regularly traded” on a national securities exchange that is registered with the Securities Exchange Commission or on the national market system established under Section 11A of the Securities and Exchange Act of 1934, or (ii) “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that PSSA Ordinary Shares, which are expected to be listed on the NYSE, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that PSSA Ordinary Shares will be “regularly traded” for purposes of these rules.
Pursuant to such an election, a U.S. Holder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. A U.S. Holder may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market
election. Any gain recognized on a disposition of PSSA Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market
election).
A
mark-to-market
election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. Holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market
election with respect to stock of lower-tier PFICs that is
non-marketable.
There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market
election with respect to the stock of a publicly traded holding company (such as PSSA) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We advise you to consult your own tax advisor to determine whether the mark-to-market
tax election is available to you and the consequences resulting from such election. In addition, U.S. Holders of PSSA Warrants will not be able to make a mark-to-market
election with respect to their PSSA Warrants.
PFIC Reporting Requirements
. If PSSA is a PFIC, a U.S. Holder of PSSA Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such Forms are properly filed.
The rules dealing with PFICs and with the QEF and
mark-to-market
elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of PSSA Ordinary Shares and PSSA Warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to PSSA securities under their particular circumstances.
Additional Reporting Requirements
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to PSSA Ordinary Shares or

PSSA Warrants, subject to certain exceptions (including an exception for PSSA Ordinary Shares or PSSA Warrants held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold PSSA Ordinary Shares or PSSA Warrants. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. Holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of PSSA Ordinary Shares or PSSA Warrants.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Luxembourg Taxation Considerations
The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to non-Luxembourg
resident holders in respect of the ownership and disposition of PSSA Ordinary Shares.
This summary does not purport to address all material tax considerations that may be relevant to a holder or prospective holder of PSSA Ordinary Shares.
This summary is based on the laws, regulations and applicable tax treaties as in effect on the date hereof in Luxembourg, all of which are subject to change, possibly with retroactive effect. Holders of PSSA Ordinary Shares should consult their own tax advisers as to the particular tax consequences, under the tax laws of the country of which they are residents for tax purposes of the ownership or disposition of PSSA Ordinary Shares.
(a) Luxembourg Withholding Tax on Dividends Paid on PSSA Ordinary Shares to
non-Luxembourg
resident holders
Dividends distributed by PSSA will in principle be subject to Luxembourg withholding tax at the rate of 15%.
Non-Luxembourg
holders, provided they are resident in a country with which Luxembourg has concluded a treaty for the avoidance of double taxation, may be entitled to claim treaty relief under the conditions and subject to the limitations set forth in the relevant treaty.
A
non-resident
corporate holder resident in a European Union Member State will be able to claim an exemption from Luxembourg dividend withholding tax under the conditions set forth in Council Directive 2011/96/EU of
30 November 2011 on the common system of taxation applicable in the case of parent companies and subsidiaries of different Member States (recast) as implemented in Luxembourg. In addition, fully taxable non-resident
corporate holders will be exempt from withholding tax if they are resident in a country with which Luxembourg has concluded a double tax treaty (under the conditions as set forth in article 147 of the Luxembourg Income Tax Law).

(b) Luxembourg Income Tax on Dividends Paid on PSSA Ordinary Shares and Capital Gains
Non-Luxembourg
Resident Holders
An individual or corporate
non-Luxembourg
holder of PSSA Ordinary Shares who/which realizes a gain on disposal thereof (and who/which does not have a permanent establishment in Luxembourg to which PSSA Ordinary Shares would be attributable) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of PSSA, at any time during the past five years, and either (1) such holder has been a resident of Luxembourg for tax purposes for at least 15 years and has become a non-resident
within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (2) the disposal of PSSA Ordinary Shares occurs within six months from their acquisition, subject to any applicable tax treaty.
Estate and Gift Tax
No Luxembourg inheritance tax is levied on the transfer of PSSA Ordinary Shares upon the death of a non-Luxembourg
resident holder.
No Luxembourg gift tax will be levied in the event that a gift of PSSA Ordinary Shares is made outside of Luxembourg.
Other Luxembourg Tax Considerations
There is no requirement that the registration tax, transfer tax, capital tax, stamp duty or any other similar tax or duty be paid by a holder in respect of or in connection with the issue or transfer of PSSA Ordinary Shares.

PLAN OF DISTRIBUTION
We are registering the issuance by us of 8,505,000 PSSA Ordinary Shares that may be issued upon the exercise of the PSSA Warrants at an exercise price of $12.00 per share. We are also registering the resale by the Selling Securityholders from time to time of up to 116,304,810 of PSSA Ordinary Shares.
We will receive up to an aggregate of $102,060,000 if all of the PSSA Warrants are exercised to the extent such PSSA Warrants are exercised for cash. All of the PSSA Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.
Primary Offering
Pursuant to the terms of the PSSA Warrants, the PSSA Ordinary Shares will be distributed to those holders who surrender the PSSA Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the PSSA Warrants issued that such holder desires to exercise a PSSA Warrant, we will, within the time allotted by the agreement governing the PSSA Warrants, issue instructions to our transfer agent to issue to the holder PSSA Ordinary Shares, free of a restrictive legend.
Resale by Selling Securityholders
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement or other agreement with us, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, a Selling Securityholder that is an entity may elect to make an in-kind
distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest
will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor-in-interest
intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.
In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker- dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. PSSA Ordinary Shares are expected to be listed on the NYSE under the symbol “PRM.”
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker- dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker- dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The legality of the PSSA Ordinary Shares offered hereby has been passed upon for PSSA by Maples and Calder (Luxembourg) SARL.
EXPERTS
The consolidated financial statements of Perimeter Solutions, SA as of December 31, 2021 (Successor) and SK Invictus Intermediate S À R.L. and subsidiaries as of December 31, 2020 and for the period from November 9, 2021 through December 31, 2021 (Successor), for the period from January 1, 2021 through November 8, 2021 and for the years ended December 31, 2020 and 2019 (Predecessor) included in this prospectus and in the registration statement has been so included in reliance on the report of BDO USA, LLP, independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
PSSA and certain of its subsidiaries (the
“non-U.S.
companies”) are or will be incorporated under the laws of countries other than the U.S. In addition, certain of the directors and officers of the
non-U.S.
companies reside outside of the U.S. and most of the assets of the
non-U.S.
companies and some of the assets of their directors and officers are located outside the U.S. As a result, it may be difficult for investors to effect service of process on the
non-U.S.
companies or those persons in the U.S. or to enforce in the U.S. judgments obtained in U.S. courts against the
non-U.S.
companies or those persons based on the civil liability provisions of the U.S. securities laws or other laws. Uncertainty exists as to whether courts in the jurisdiction of organization of the
non-U.S.
companies will enforce judgments obtained in other jurisdictions, including the U.S., against the
non-U.S.
companies or their directors or officers under the securities or other laws of those jurisdictions or entertain actions in those jurisdictions against the
non-U.S.
companies or their directors or officers under the securities or other laws of those jurisdictions.
Luxembourg
It may be possible to effect service of process within Luxembourg upon PSSA and its respective directors and officers provided that The Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters of November 15, 1965 is complied with.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to our Ordinary Shares offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and PSSA Ordinary Shares. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.perimeter-solutions.com. The information on, or that can be accessed through, our website is not part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders and Board of Directors
Perimeter Solutions, SA
Grand Duchy of Luxembourg
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Perimeter Solutions, SA (the “Company”) as of December 31, 2021 (Successor) and SK Invictus Intermediate S À R.L. and subsidiaries as of December 31, 2020 (Predecessor), the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for the period from November 9, 2021 through December 31, 2021 (Successor), for the period from January 1, 2021 through November 8, 2021 (Predecessor), for the years ended December 31, 2020 and 2019 (Predecessor), and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 (Successor) and December 31, 2020 (Predecessor), and the results of its operations and its cash flows for the period from November 9, 2021 through December 31, 2021 (Successor), for the period from January 1, 2021 through November 8, 2021 (Predecessor), for the years ended December 31, 2020 and 2019 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BDO USA, LLP
We have served as the Company’s auditor since 2021.
Houston, Texas
March 31, 2022

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	Successor	Predecessor
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$225,554	$22,478
Accounts receivable, net	24,319	28,896
Inventories	110,087	58,784
Income tax receivable	816	11,457
Prepaid expenses and other current assets	14,161	11,406

Total current assets	374,937	133,021
Property, plant and equipment, net	62,247	48,235
Goodwill	1,041,325	482,041
Customer lists, net	753,459	304,308
Technology and patents, net	247,368	135,928
Tradenames, net	100,005	33,464
Other assets, net	2,219	1,209

Total assets	$2,581,560	$1,138,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$27,469	$9,869
Accrued expenses and other current liabilities	19,025	16,045
Founders advisory fees payable—related party	53,547	—
Deferred revenue	445	286
Current maturities of long-term debt	—	6,723

Total current liabilities	100,486	32,923
Long-term debt, less current maturities	664,128	680,548
Deferred income taxes	298,633	112,162
Founders advisory fees payable—related party	312,242	—
Redeemable preferred shares	96,867	—
Redeemable preferred shares—related party	3,699	—
Other non-current liabilities	22,195	21,151

Total liabilities	1,498,250	846,784

Commitments and Contingencies (Note 8)
Shareholders’ equity:
Ordinary shares, $1 nominal value per share, 4,000,000,000 shares authorized; 157,237,435 shares issued and outstanding at December 31, 2021	157,237	—
Common stock, $1 par value per share, 53,045,510 shares authorized, issued and outstanding at December 31, 2020	—	53,046
Additional paid-in capital	1,670,033	289,344
Accumulated other comprehensive loss	(7,135)	(3,174)
Accumulated deficit	(736,825)	(47,794)

Total shareholders’ equity	1,083,310	291,422

Total liabilities and shareholders’ equity	$2,581,560	$1,138,206

See accompanying notes to consolidated financial statements.

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share and per share data)

	Successor	Predecessor
	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
Net sales	$21,023	$341,315	$339,577	$239,310
Cost of goods sold	20,533	172,136	177,532	155,427

Gross profit	490	169,179	162,045	83,883

Operating expenses:
Selling, general and administrative expense	16,982	38,981	37,747	36,198
Amortization expense	8,004	45,424	51,458	51,100
Founders advisory fees—related party	652,990	—	—	—
Other operating expense	92	4,153	1,364	2,362

Total operating expenses	678,068	88,558	90,569	89,660

Operating (loss) income	(677,578)	80,621	71,476	(5,777)

Other expense (income):
Interest expense, net	6,352	39,087	42,017	51,655
Loss on contingent earn-out	198	2,965	—	—
Unrealized foreign currency loss (gain)	1,006	4,026	(5,640)	2,684
Other (income) expense, net	(2)	(222)	367	(405)

Total other expense (income), net	7,554	45,856	36,744	53,934

(Loss) income before income taxes	(685,132)	34,765	34,732	(59,711)
Income tax benefit (expense)	4,675	(14,136)	(10,483)	17,674

Net (loss) income	(680,457)	20,629	24,249	(42,037)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(7,135)	236	4,787	(358)

Total comprehensive (loss) income	$(687,592)	$20,865	$29,036	$(42,395)

Net (loss) income per share:
Basic and diluted	$(4.33)	$0.39	$0.46	$(0.79)
Weighted average number of ordinary shares outstanding:
Basic and diluted	157,158,579	53,045,510	53,045,510	53,045,510
See accompanying notes to consolidated financial statements.

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Predecessor
Balance, December 31, 2018	53,045,510	$53,046	$299,204	$(7,603)	$(30,006)	$314,641
Shareholders’ capital distributions	—	—	(12,360)	—	—	(12,360)
Capital issued in Ironman Acquisition	—	—	2,500	—	—	2,500
Net loss	—	—	—	—	(42,037)	(42,037)
Other comprehensive loss	—	—	—	(358)	—	(358)

Balance, December 31, 2019	53,045,510	53,046	289,344	(7,961)	(72,043)	262,386
Net income	—	—	—	—	24,249	24,249
Other comprehensive income	—	—	—	4,787	—	4,787

Balance, December 31, 2020	53,045,510	53,046	289,344	(3,174)	(47,794)	291,422
Shareholders’ capital distributions	—	—	(60,000)	—	—	(60,000)
Share-based compensation	—	—	156	—	—	156
Net income	—	—	—	—	20,629	20,629
Other comprehensive income	—	—	—	236	—	236

Balance, November 8, 2021	53,045,510	$53,046	$229,500	$(2,938)	$(27,165)	$252,443

	PSSA Ordinary Shares		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Successor
Balance, November 9, 2021	156,937,410	$156,937	$1,376,312	$—	$(56,368)	$1,476,881
Sale of PSSA Ordinary Shares issued to Director Subscribers	200,000	200	1,800	—	—	2,000
Share-based compensation	—	—	290,846	—	—	290,846
Ordinary shares issued related to share-based compensation	100,000	100	1,075	—	—	1,175
Warrants exercised	25	—	—	—	—	—
Net loss	—	—	—	—	(680,457)	(680,457)
Other comprehensive loss	—	—	—	(7,135)	—	(7,135)

Balance, December 31, 2021	157,237,435	$157,237	$1,670,033	$(7,135)	$(736,825)	$1,083,310

See accompanying notes to consolidated financial statements.

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Successor	Predecessor
	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
Cash flows from operating activities:
Net (loss) income	$(680,457)	$20,629	$24,249	$(42,037)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	9,379	52,000	58,117	58,025
Interest and payment-in-kind on preferred shares	944	—	—	—
Share-based compensation	4,821	156	—	—
Share-based compensation—Founders advisory fees—related party (equity settled)	287,200	—	—	—
Deferred income taxes	(670)	(11,244)	(2,684)	(22,188)
Amortization of deferred financing costs	224	14,592	3,471	3,555
Amortization of acquisition related inventory step-up	2,948	—	—	—
Loss on contingent earn-out	198	2,965	—	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	28,983	(24,846)	6,094	(9,566)
Inventories	(13,259)	(10,201)	11,170	(10,146)
Income tax receivable	(8,887)	11,601	(4,929)	(4,829)
Prepaid expenses and current other assets	(5,230)	(9,426)	(9,948)	10,755
Other assets	54	884	479	33
Accounts payable	8,194	10,108	(9,608)	3,901
Deferred revenue	332	(149)	—	—
Accrued expenses and other current liabilities	338	7,380	(6,503)	11,628
Founders advisory fees—related party (cash settled)	365,789	—	—	—
Other liabilities	3,458	3,542	918	564

Net cash provided by (used in) operating activities	4,359	67,991	70,826	(305)

Cash flows from investing activities:
Acquisition of SK Invictus, net of cash acquired	(1,209,155)	—	—	—
Purchase of property and equipment	(1,468)	(8,282)	(7,497)	(8,859)
Purchase of businesses, net of cash acquired	—	(7,464)	(1,970)	(16,314)

Net cash used in investing activities	(1,210,623)	(15,746)	(9,467)	(25,173)

Cash flows from financing activities:
Sale of PSSA Ordinary Shares issued to Director Subscribers	2,000	—	—	—
Shareholders’ capital distributions	—	(60,000)	—	(12,360)
Proceeds from revolving credit facility	40,000	19,500	72,100	83,300
Repayments of revolving credit facility	(40,000)	(19,500)	(97,100)	(60,300)
Proceeds from issuance of long-term debt	—	—	—	16,000
Repayments of long-term debt	(696,971)	(4,210)	(20,610)	(5,610)
Payment of debt issue costs	(2,250)	—	—	—

Net cash (used in) provided by financing activities	(697,221)	(64,210)	(45,610)	21,030

Effect of foreign currency on cash and cash equivalents	(738)	435	(3,093)	(1,689)

Net change in cash and cash equivalents	(1,904,223)	(11,530)	12,656	(6,137)
Cash and cash equivalents, beginning of period	2,129,777	22,478	9,822	15,959

Cash and cash equivalents, end of period	$225,554	$10,948	$22,478	$9,822

Supplemental disclosures of cash flow information:
Cash paid for interest	$174	$24,559	$45,441	$44,746
Cash paid for income taxes	$4,517	$7,092	$19,336	$8,166
Non-cash investing and financing activities:
Redeemable preferred shares issued as consideration for business combination	$100,000	$—	$—	$—
Management Subscribers rollover contribution	$11,048	$—	$—	$—
Receipt of common shares as a shareholder contribution	$—	$—	$—	$2,500
Equity consideration in connection with purchase of a business	$—	$—	$—	$(2,500)
See accompanying notes to consolidated financial statements.

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Notes to Consolidated Financial Statements
1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Organization and General
Perimeter Solutions, SA, (“PSSA”), a public company limited by shares (
société anonyme
) was incorporated on June 21, 2021 under the laws of the Grand Duchy of Luxembourg for the purpose of effecting a business combination. PSSA is headquartered in the Grand Duchy of Luxembourg with global operations in North America, Europe, and Asia Pacific.
EverArc Holdings Limited, the former parent company of PSSA (“EverArc”), was formed for the purpose of undertaking an acquisition of one target company or business.
EverArc (BVI) Merger Sub Limited, incorporated in the British Virgin Islands and a wholly-owned subsidiary of PSSA (the “Merger Sub”), was also formed solely in contemplation of a business combination. The Merger Sub had not commenced any operations, had only nominal assets and had no liabilities or contingent liabilities, nor any outstanding commitments other than those in connection with contemplated business combination.
Business Combination
On November 9, 2021 (the “Closing Date”), PSSA consummated the transactions contemplated by the business combination (the “Business Combination”) with EverArc, SK Invictus Holdings, S.à r.l., (“SK Holdings”), SK Invictus Intermediate S.à r.l., (“SK Intermediate”), doing business under the name Perimeter Solutions (“Perimeter” or “Perimeter Solutions”) and the Merger Sub pursuant to a business combination agreement (the “Business Combination Agreement”) dated June 15, 2021. The term the “Company” refers to PSSA and its consolidated subsidiaries, including SK Intermediate, Perimeter or Perimeter Solutions, after the closing of the Business Combination (the “Closing”).
Pursuant to the Business Combination Agreement,

•	On November 8, 2021:

•	the Merger Sub merged with and into EverArc, with EverArc surviving such merger as a direct wholly-owned subsidiary of PSSA (the “Merger”);

•	pursuant to the Merger, 155,832,600 EverArc ordinary shares outstanding immediately prior to the Merger were exchanged for ordinary shares of PSSA (the “PSSA Ordinary Shares”); and

•
34,020,000 outstanding EverArc warrants were converted into the right to purchase PSSA Ordinary Shares with each whole warrant entitling the holder thereof to purchase one-fourth
of a PSSA Ordinary Share at an exercise price of $12.00 per whole PSSA Ordinary Share (the “PSSA Warrants”); and

On November 8, 2021, pursuant to separate subscription agreements (collectively, the “Subscription Agreements”) entered into among EverArc, SK Holdings, PSSA and other investors, including investors affiliated with SK Holdings purchased an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share (collectively, the “PIPE Subscribers”) that were converted into PSSA Ordinary Shares pursuant to the Merger.

•	On November 9, 2021:

•
SK Holdings (i) along with officers and certain key employees of SK Intermediate contributed a portion of their ordinary shares in SK Intermediate to PSSA in exchange for 10 million 6.50% Redeemable Preferred Shares of PSSA (“Redeemable Preferred Shares”), nominal value of $10.00 per share, valued at $100.0 million and (ii) sold its remaining ordinary shares in SK Intermediate for approximately $1,900.0 million in cash subject to certain customary adjustments for working capital, transaction expenses, cash and indebtedness.

•	PSSA’s ordinary shares, nominal value, $1.00 per share, listed and began trading on New York Stock Exchange (“NYSE”) under the symbol “PRM”; and

•
members of management of SK Intermediate (collectively, the “Management Subscribers”) were granted an aggregate of 1,104,810 PSSA Ordinary Shares at $10.00 per share as consideration and two of the Company’s directors (the “Director Subscribers”) purchased an aggregate of 200,000 PSSA Ordinary Shares (the “Director Shares”) at $10.00 per share.

•
$675.0 million principal amount of 5.00% senior secured notes due October 30, 2029 (“Senior Notes”) issued by EverArc Escrow S.à r.l. (“Escrow Issuer”) was assumed by SK Invictus Intermediate II S.à r.l., a wholly-owned subsidiary of PSSA (“SK Intermediate II.”)

The cash consideration for the Business Combination was funded through cash on hand, proceeds from the sale of ordinary shares, proceeds from the issuance of Senior Notes and borrowings under our revolving credit facility.
Business Operations
Perimeter Solutions is a global solutions provider for the fire safety and oil additives industries. Approximately 73% of the Company’s annual revenues is derived in the United States, approximately 13% in Europe, approximately 7% in Canada and approximately 2% in Mexico, with the remaining approximately 5% spread across various other countries. The Company’s business is organized and managed in two reporting segments: Fire Safety and Oil Additives.
The Fire Safety business is a formulator and manufacturer of fire management products that help the Company’s customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. The Company’s Fire Safety business also offers specialized equipment and services, typically in conjunction with its fire management products to support firefighting operations. The Company’s specialized equipment includes air base retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that it custom designs and manufactures to meet specific customer needs. Significant end markets include primarily government-related entities and are dependent on concessions, licenses, and permits granted by the respective governments and commercial customers around the world.
The Oil Additives business produces and sells Phosphorus Pentasulfide (“P2S5”) primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide anti-wear protection to engine components. P2S5 is also used in pesticide and mining chemicals applications. Significant end markets are primarily producers of engine oil additives.
COVID-19
Pandemic
The pandemic caused by an outbreak of a novel strain of coronavirus,
SARS-CoV-2,
which causes
COVID-19
(“COVID-19”)
that began around December 2019 introduced significant volatility to the global health and economic environment, including millions of confirmed
COVID-19
cases, business slowdowns or shutdowns, government challenges and market volatility throughout 2020 and during parts of 2021.
The lingering impacts of
COVID-19
into 2021 have impeded global supply chains, resulted in longer lead times and delays in procuring raw materials, and resulted in inflationary cost increases in certain raw materials, labor and transportation. In response to the global supply chain instability and inflationary cost increases the

Company has taken several actions to minimize any potential and actual adverse impacts by working closely with its suppliers and customers and to continue to closely monitor the availability of raw materials and any other supply chain inefficiencies that may arise.
The exact pace and timing of the economic recovery remains uncertain and is expected to continue to be uneven depending on factors such as trends in the number of
COVID-19
infections (e.g., impact of new variants of
COVID-19
resurfacing), the continued efficacy of vaccines, particularly against any newly emerging variants of
COVID-19
and easing of quarantines among other factors. As the consequences of the pandemic and adverse impact to the global economy continue to evolve, the future adverse impact on the Company’s business and financial statements remains subject to significant uncertainty as of the date of this filing.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS
Summary of Significant Accounting Policies
Basis of Presentation
In connection with the Business Combination, the Merger was accounted for as a common control transaction, where substantially all of the net assets of PSSA will be those previously held by EverArc and are recognized by PSSA at EverArc’s carrying value. Upon the acquisition of SK Intermediate, PSSA was determined to be the legal and accounting acquirer (the “Successor”) and SK Intermediate was deemed to be the accounting predecessor (the “Predecessor”). The business combination of SK Intermediate was accounted for using the acquisition method of accounting and the Successor financial statements reflect a new basis of accounting based on the fair value of the net assets acquired. As a result of the application of the acquisition method of accounting, the Company’s consolidated financial statements and certain presentations are separated into two distinct periods to indicate the different ownership and accounting basis between the periods presented, the period before the consummation of the Business Combination, which includes the period from January 1, 2021 to November 8, 2021 (the “2021 Predecessor Period”); the year ended December 31, 2020 (the “2020 Predecessor Period”); the year ended December 31, 2019 (the “2019 Predecessor Period”); and the period on and after the consummation of the Business Combination, from the Closing Date to December 31, 2021 (the “Successor Period”).
The accompanying consolidated statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”).
Perimeter Solutions is an emerging growth company (“EGC”) as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGC. As an EGC, the Company has elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.
Principles of Consolidation
The consolidated financial statements have been prepared in accordance with U.S. GAAP. The consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of intercompany transactions and balances.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates made by management in connection with the preparation of the accompanying consolidated financial statements include the fair value of purchase consideration and assets acquired and liabilities assumed in a business combination, the useful lives of long-lived assets, inventory valuations, the allocation of transaction price among various performance obligations, the allowance for doubtful accounts, the fair value of financial assets and liabilities, valuation of goodwill, indefinite life intangible assets, stock options, founder advisory fees, contingent earn-out
liability and realizability of deferred tax assets. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash in banks. For purposes of reporting cash and cash equivalents, the Company considers all deposits with an original maturity of three months or less to be cash equivalents.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are stated at the amounts due from customers for products or services provided. The Company maintains an allowance for bad debts for estimated losses inherent in its accounts receivable. The Company evaluates the collectability of its accounts receivable based upon a number of factors, including historical experience, the likelihood of payment from its customers, and any other known specific factors associated with its customers. Account balances are charged-off
against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company had an allowance for doubtful accounts of $1.0 million as of both December 31, 2021 and 2020.
Inventories
Inventories are stated at the lower of cost or net realizable value using the weighted-average cost method. The Company evaluates inventories periodically during each reporting period for obsolete, excess, or slow-moving products and will record any adjustment, if necessary, to report these items at an estimated net realizable value. As of December 31, 2021 and 2020, the reserve for inventory obsolescence was insignificant.
Property, Plant and Equipment, Net
Property, plant and equipment acquired in business combinations are recorded at fair value at the date of acquisition. All other property, plant and equipment are stated at cost less accumulated depreciation. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the consolidated balance sheets and the resulting gain or loss is reflected in the consolidated statements of operations and comprehensive income (loss) in the period realized. Costs of maintenance and repairs are charged to expense as incurred.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Years
Buildings	30–40 years
Furniture and fixtures	1–8 Years
Machinery and equipment	1–26 Years
Vehicles	1–8 Years
Leasehold improvements	Shorter of remaining lease term or estimated useful life
Business Combinations
The Company accounts for its business combinations using the acquisition accounting method, which requires it to determine the fair value of identifiable assets acquired and liabilities assumed, including any contingent consideration, to properly allocate the purchase price to the individual assets acquired and liabilities assumed and record any residual purchase price as goodwill in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The Company records assets acquired and liabilities assumed at their respective fair value at the date of acquisition. Management uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date. Such estimates are inherently uncertain and may be subject to refinement. If the initial accounting for the business combination has not been completed by the end of the reporting period in which the business combination occurs, provisional amounts are reported to present information about facts and circumstances that existed as of the acquisition date. During the measurement period of up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill, to the extent such information was not available to the Company at the acquisition date to determine such amounts.
Accounting for business combinations requires the Company to make significant estimates and assumptions at the acquisition date, including estimates of the fair value of acquired inventory, property and equipment, identifiable intangible assets, contractual obligations assumed, preacquisition contingencies, where applicable, and equity issued. Significant assumptions relevant to the determination of the fair value of the assets acquired and liabilities assumed include, but are not limited to, future expected cash flows, discount rates, royalty rates, and other assumptions. The approach to valuing an initial contingent consideration associated with the purchase price also uses similar unobservable factors such as projected revenues and expenses over the term of the contingent earn-out
period, discounted for the period over which the initial contingent consideration is measured, and relevant volatility rates. Based upon these assumptions, the initial contingent consideration is then valued using a Monte Carlo simulation.
All acquisition-related costs, other than the costs to issue debt or equity securities, are accounted for as expenses in the period in which they are incurred. Changes in the fair value of contingent consideration arrangements that are not measurement period adjustments are recognized in earnings.
Goodwill
Goodwill is deemed to have an indefinite life and is subject to at least annual impairment assessments at the reporting unit level or more frequently when events or circumstances occur that indicate that it is more likely than not that an impairment has occurred. The Company conducts an annual impairment test on October 1st each year.
The Company performs a qualitative assessment to determine whether it is more likely than not that goodwill is impaired. Factors utilized in the qualitative assessment include macroeconomic conditions, industry and market considerations, cost factors, overall financial performance and Company specific events. If the qualitative assessment indicates it is more likely than not that goodwill is impaired, the entity performs a quantitative assessment, which consists of a comparison of the fair value of the reporting unit with its carrying amount.
The Company’s reporting units are either its operating business segments or one level below its operating business segments for which discrete financial information is available and for which operating results are regularly reviewed by the business management. The Company estimates the fair value based on present value techniques involving future cash flows. Future cash flows for all reporting units include assumptions about revenue growth rates, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) margins, discount rate as well as other economic or industry-related factors. Significant management judgment is involved in estimating these variables and they include inherent uncertainties since they are forecasting future events. The Company performs a sensitivity analysis by using a range of inputs to confirm the reasonableness of these estimates being used in the goodwill impairment analysis. The Company uses a Weighted Average Cost of Capital (“WACC”) approach to determine its discount rate for goodwill recoverability testing. WACC calculation incorporates industry-weighted average returns on debt and equity from a market perspective. The factors in this calculation are largely external to the Company and, therefore, are beyond its control.
There was no impairment of goodwill during the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period or 2019 Predecessor Period.
Intangible Assets
The Company evaluates the recoverability of indefinite-life intangible assets on an annual basis or when events or changes in circumstances indicate that these assets might be impaired. The Company performs a qualitative assessment to determine whether it is more likely than not that an indefinite-life intangible asset is impaired. If the qualitative assessment indicates it is more likely than not that the indefinite-life intangible asset is impaired, the entity performs a quantitative assessment, which consists of a comparison of the fair value of the asset with its carrying amount. The fair value techniques used require management judgment and estimates may include revenue growth rates, projected operating margins, changes in working capital, royalty rates and discount rates. If the carrying value of an intangible asset exceeds its fair value, the Company will recognize an impairment loss in an amount equal to that excess. The Company conducts an annual impairment test on October 1 each year. There were no impairments of indefinite-life intangible assets during the 2021 Predecessor Period, 2020 Predecessor Period or 2019 Predecessor Period. There are no indefinite-life intangible assets in the Successor Period.
Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives, which vary depending on the type of intangible assets. Costs to maintain and extend intangible assets are expensed as incurred. In determining the estimated useful lives of definite-lived intangibles, the Company considers the nature, competitive position, life cycle position and historical and expected future operating cash flows of each acquired assets, as well as its commitment to support these assets through continued investment and legal infringement protection.
Impairment of Long-Lived Assets
Long-lived assets include acquired property, plant, and equipment and intangible assets subject to amortization. The Company evaluates the recoverability of long-lived assets for possible impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Such events and changes may include significant changes in performance relative to expected operating results, significant changes in asset use, significant negative industry or economic trends, and changes in the Company’s business strategy. The Company determines the recoverability of such assets by comparing an asset’s respective carrying value to estimates of the sum of the undiscounted future cash flows expected to result from its asset group. If such review indicates that the carrying amount of long-lived assets is not recoverable, the carrying amount of such assets is reduced to fair value. There were no impairments of long-lived assets during the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period or 2019 Predecessor Period.
Revenue Recognition
The Company follows the guidance in ASC Topic 606,
Revenue from Contracts with Customers
, which requires a company to recognize revenue when the company transfers control of promised goods and services to the customer. Revenue is recognized in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. A company also is required to disclose sufficient quantitative and qualitative information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company derives its revenue from contracts with customers, which comprise of following principal activities as described:

•
Full-service air base fire retardant includes sales from the supply and service of fire retardant to designated air tanker bases. The Company provides fire retardant product, the related equipment, and service personnel who operate the related equipment at the designated air tanker bases for the period specified in the contract with respect to each designated air tanker base. Product revenues are recognized at the point in time when product is shipped and control is transferred to the customer, typically when the product is consumed by the customer. The component of service revenue is recognized ratably over time as the customer simultaneously receives and consumes the services. The Company has entered into full-service U.S. Forest Service (“USFS”) contracts. These contracts are between Perimeter Solutions and the USFS for supply and service of long-term fire retardant to the designated air tanker bases of certain U.S. Government agencies. The revenue derived from these contracts is comprised of three performance obligations, namely product sales, providing operations and maintenance personnel services and leasing of specified equipment. The performance obligation for product sales is satisfied at a point in time, while for services and leases it is a “stand-ready obligation” and the revenue is recognized straight-line over the service period. Control of a product is deemed to be transferred to the customer upon shipment or delivery.

•
Fire retardant, suppressant, and related equipment includes domestic and international sales of fire retardant and fire suppressant products. Product revenues are recognized at the point in time when control of the product is transferred to the customer which is upon shipment or delivery of the product to the customer, depending on the underlying contract terms.

•
Oil additives includes domestic and international sales of oil additive products by the Company entities in the U.S. and Germany. Product revenues are recognized at the point in time when control of the product is transferred to the customer which is upon shipment or delivery of the product to the customer, depending on the underlying contract terms.

The Company uses the policy election to account for the shipping and handling activities as activities to fulfill the Company’s promise to transfer goods to the customer, rather than as a performance obligation. Accordingly, the costs of the shipping and handling activities are accrued for at the time of shipment.
The transaction price of a contract, or the amount the Company expects to receive upon satisfaction of all performance obligations, is determined by reference to the contract’s terms and includes adjustments, if applicable, for any variable consideration, such as sales incentives, wherever these adjustments are material. The transaction price is variable and is based upon gallons of product consumed by the customer during the service period i.e., mobilization period, which typically lasts during May through September. The Company includes the estimated amount of variable consideration in transaction price that it expects to receive to the extent it is probable that a significant revenue reversal will not occur.
Sales and other taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, which are collected by the Company from a customer, are excluded from revenue.
Payment terms vary by contract and sales to customers are deemed collectible at the time of sale based on customer history, prior credit checks, and controls around customer credit limits. The Company does provide for the right to return; however, most of the product is used at the point of purchase and returns are minimal. Therefore, there is no estimated obligation for returns. Standard terms of delivery are generally included in the Company’s contracts of sale, order confirmation documents and invoices.
Cost to Obtain Contract
Incremental costs of obtaining a contract include only those costs that are directly related to the acquisition of contracts, including sales commissions, and that would not have been incurred if the contract had not been obtained. The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if it is expected that the economic benefit and amortization period will be longer than one year. Costs to obtain contracts were not material in the periods presented.
Deferred Revenue
Deferred revenue represents billings under noncancelable contracts before the related product or service is transferred to the customer. The portion of deferred revenue that is anticipated to be recognized as revenue during the succeeding twelve-month period is recorded as deferred revenue and the remaining portion is recorded as deferred revenue, non-current.
The contracts entered by the Company have duration of one year or more. Any billings made to the customer during the financial year for which the related product or service is yet to be delivered on the cutoff date, i.e., December 31, is recognized as deferred revenue. Deferred revenue was $0.4 million and $0.3 million as of December 31, 2021 and 2020, respectively.
For full-service fire-retardant contracts, the Company identifies the fire-retardant product and the services as separate units of account. Substantially all performance obligations are satisfied by the end of the annual financial reporting period and the allocation of transaction price to each performance obligation does not have an impact on the recognition and measurement of revenues for the annual reporting period. There were no contract assets, contract obligations, or material rights as of December 31, 2021 and 2020.
Deferred Financing Fees
Successor
As of December 31, 2021, the unamortized debt issue costs of $10.9 million for the Company’s Senior Notes are carried as a contra liability and are amortized over the term of the related debt using the effective interest method. As of December 31, 2021, unamortized deferred financing costs of $2.2 million for the Company’s five-year revolving credit facility (the “Revolving Credit Facility”) is carried as a long-term asset and is amortized on a straight-line basis into interest expense over the term of the Revolving Credit Facility. Amortization of deferred financing fees for the Successor Period for the Senior Notes and Revolving Credit Facility was $0.2 million and $0.1 million, respectively, and is presented as a component of interest expense in the consolidated statements of operations and comprehensive income (loss).
Predecessor
As of December 31, 2020, unamortized original issue discount and other debt issuance costs of $13.4 million for the Company’s term loans were carried as a contra liability and are amortized over the term of the related debt using the effective interest method. As of December 31, 2020 unamortized deferred financing costs of $1.2 million for the Company’s revolving line of credit was carried as a long-term asset and amortized on a straight-line basis into interest expense over the term of the facility. In connection with the Business Combination, on the Closing Date, the unamortized original issue discount and debt issuance costs of $11.0 million on term loans and unamortized deferred financing costs of $0.8 million on revolving line of credit were written off to interest expense upon extinguishment of the related debt. Amortization of deferred financing fees for the 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period for the term loans and revolving line of credit was $14.6 million, $3.5 million and $3.6 million, respectively, and is presented as a component of interest expense in the consolidated statements of operations and comprehensive income (loss).
Income Taxes
Income taxes are accounted for under the
asset-and-liability
method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities, as well as loss and tax credit carryforwards and their respective tax bases measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
A valuation allowance is established if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income in assessing the need for a valuation allowance.
Deferred tax assets and deferred tax liabilities are presented as non-current
in a classified balance sheet.
The Company’s tax positions are subject to income tax audits by multiple tax jurisdictions throughout the world. The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not the position will be sustainable upon examination by the taxing authority, including resolution of any related appeals or litigation processes. This evaluation is based on all available evidence and assumes that the tax authorities have full knowledge of all relevant information concerning the tax position. The tax benefit recognized is measured as the largest amount of benefit which is more likely than not (greater than 50% likely) to be realized upon ultimate settlement with the taxing authority. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in income tax expense (benefit). The Company makes adjustments to these reserves in accordance with the income tax guidance when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different from the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on the Company’s financial condition and operating results.
Under the Tax Cuts and Jobs Act, the Global Intangible
Low-Taxed
Income (“GILTI”) provisions impose a tax on foreign income in excess of a deemed return on tangible assets of foreign corporations. Under U.S. GAAP, companies are allowed to make an accounting policy election to either (i) account for GILTI as a period cost within income tax expense in the period in which it is incurred or (ii) account for GILTI in a company’s measurement of deferred taxes. The Company elected to account for GILTI as a period cost.
Leases
The Company’s leases have been accounted for and reported in accordance with ASC Topic 840, Leases. Total lease payments over the non-cancellable
term of a lease were recognized as rent expense on a straight-line basis over the lease term, with the excess of expense recognized over lease payments made carried as a deferred rent liability on the balance sheet. Any lease incentive payments received from lessors were recorded as a liability on the balance sheet and amortized as a reduction of rent expense over the term of the lease.
Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. When a single amount cannot be reasonably estimated but the cost can be estimated within a range, the Company accrues the minimum amount. Legal costs incurred in connection with loss contingencies are expensed as incurred.
Foreign Currencies
The functional and reporting currencies for all Luxembourg entities are in U.S. dollars. The functional currency for the Company’s remaining
non-U.S.
subsidiaries is the local currency. The assets and liabilities of foreign subsidiaries are translated into U.S. dollars using the exchange rate in effect as of the balance sheet date except for non-monetary
assets and liabilities, which are measured at historical exchange rates and revenues and expenses are translated at the average exchange rates for each respective reporting period. Adjustments resulting from translating local currency financial statements into U.S. dollars are reflected in accumulated other comprehensive loss in shareholders’ equity. The Company does not recognize deferred taxes on translation adjustments from its investments in foreign subsidiaries that are essentially permanent in duration.
Transactions denominated in currencies other than the functional currency are remeasured based on the exchange rates at the time of the transaction. Foreign currency gains and losses arising primarily from changes in exchange rates on foreign currency denominated intercompany loans and other intercompany transactions and balances between foreign locations are recorded in the consolidated statements of operations and comprehensive income (loss). Realized and unrealized gains (losses) resulting from transactions conducted in foreign currencies for the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period were $(1.0) million, $(4.1) million, $5.8 million and $(1.7) million, respectively.
Share-Based Compensation
Performance stock options—Successor
The Company recognizes compensation costs related to stock options granted to employees and non-employees
based on the estimated fair value of the awards on the date of grant. The Company estimates the grant date fair value, and the resulting share-based compensation expense, using the Black-Scholes option-pricing model. The Company records forfeitures as they are incurred. The grant date fair value of the stock options is expensed proportionately for each tranche over the applicable service period. The fair value of performance-based stock options is recognized as compensation expense beginning at the time in which the performance conditions are deemed probable of achievement, over the remaining requisite service period. The assumptions used in the Black-Scholes option-pricing model are as follows:

•	Exercise price. The Company’s ordinary share’s fair market value on the date of grant.

•	Fair Market Value of Common Stock. Subsequent to the Business Combination, the grant date fair market value is the quoted market price of the Company’s ordinary shares.

•
Expected term.
The expected term of stock options represents the period that the stock options are expected to remain outstanding and is based on vesting terms, exercise term and contractual lives of the options. The expected term is based on the simplified method and is estimated as the average of the weighted average vesting term and the time to expiration as of the grant date. The simplified method was used due to the lack of historical exercise information.

•
Expected volatility.
As the Company does not have sufficient historical stock price information to meet the expected life of the stock option grants, it uses a blended volatility based on the trading history from the common stock of a set of comparable publicly listed companies.

•	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield with a maturity equal to the expected term of the stock options in effect at the time of grant.

•	Dividend yield. The expected dividend is assumed to be zero as the Company has never paid dividends and has no current plan to pay any dividends on its ordinary shares.
Restricted stock units—Successor
Restricted stock units are valued using the market price of the Company’s ordinary shares on the grant date. The grant date fair value of the restricted stock units is expensed on a straight-line basis over the applicable vesting period.

Founder Advisory Fees—Successor
Pursuant to the advisory agreement entered into on December 12, 2019 by EverArc (“Founder Advisory Agreement”) with EverArc Founders, LLC, a Delaware limited liability company (“EverArc Founder Entity”), which is owned and operated by William N. Thorndike, Jr., W. Nicholas Howley, Tracy Britt Cool, Vivek Raj and Haitham Khouri (“EverArc Founders”). Upon consummation of the Business Combination, the Company assumed the Founder Advisory Agreement. The EverArc Founder Entity, for the services provided to the Company, including strategic and capital allocation advice, will be entitled to receive both a fixed amount (the “Fixed Annual Advisory Amount”) and a variable amount (the “Variable Annual Advisory Amount,” each an “Advisory Amount” and collectively, the “Advisory Amounts”) until the years ending December 31, 2027 and 2031, respectively. Under the Founder Advisory Agreement, at the election of the EverArc Founder Entity, at least 50% of the Advisory Amounts will be paid in PSSA Ordinary Shares and remainder in cash. The Advisory Amounts to be paid in PSSA Ordinary Shares is recorded within shareholders’ equity at grant date fair value and the Advisory Amounts to be paid in cash is recorded as liability in the accompanying consolidated balance sheets. For the Advisory Amounts classified as liability, the Company will remeasure the fair value at each reporting date using the Monte Carlo simulation model. The Fixed Annual Advisory Amount equals to 1.5% of 157,137,410 ordinary shares outstanding on the Closing Date multiplied by the year end closing price of PSSA’s Ordinary Shares and the Variable Annual Advisory Amount is based on the appreciation of the market price of its ordinary shares if such market price exceeds certain trading price minimums using the Monte Carlo simulation model.
Incentive Units—Predecessor
The fair value of each incentive unit was estimated at the grant date using the Black-Scholes option-pricing model with the following assumptions. Volatility was based on average historical volatilities for public companies in similar industries over the expected term of the incentive unit. The expected term of incentive units represents the period of time that incentive units granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the incentive unit was based on the U.S. Treasury yield curve in effect at the time of grant. The valuation methodology included estimates and assumptions that required SK Intermediate’s judgment. Significant inputs used to determine estimated fair value of the incentive units include the equity value of SK Intermediate and expected timing of a liquidity event or other outcomes.
Fair Value Measurements
The Company determines the fair value of financial and
non-financial
assets and liabilities using the fair value hierarchy, which establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Concentration of Credit Risk and Significant Customers
Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents, and accounts receivable.
At December 31, 2021, the Company had $225.6 million of cash and cash equivalents. The Company’s cash and cash equivalents are maintained with various financial institutions and the deposits with these institutions may exceed the amount of insurance provided on such deposits. However, the Company regularly monitors the financial stability of its financial institutions and believes that the Company is not exposed to any significant default risk.
For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers to the extent of the amounts recorded on the consolidated balance sheets. Three of the Company’s customers in the

Fire Safety segment accounted for 25% and 53% of total sales during the Successor Period and 2021 Predecessor Period, respectively, and 53% of total sales during the 2020 Predecessor Period. Two customers within Fire Safety segment and one within Oil Additives segment represent 39% (23%, 10%, and 6%, respectively) of the total accounts receivable balance as of December 31, 2021. Two customers within Fire Safety segment and one within Oil Additives segment represent 44% (18%, 15%, and 11%, respectively) of the total accounts receivable balance as of December 31, 2020.
Net Income (Loss) Per Share of Ordinary Shares
The Company’s basic earnings per share (“EPS”) is computed based on the weighted average number of PSSA Ordinary Shares outstanding for the period. Diluted EPS includes the effect of the Company’s outstanding performance-based stock options and warrants for PSSA Ordinary Shares if the inclusion of these items is dilutive. The treasury stock method is used in determining the number of PSSA Ordinary Shares assumed to be issued from the exercise of ordinary share equivalents.
Recently Issued Accounting Standards
In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”)
No. 2016-02,
Leases (Topic 842), which will require lessees to recognize a right of use asset and a lease liability on their balance sheet for all leases, including operating leases, with a term of greater than 12 months. In July 2018, the FASB issued ASU
2018-11,
which adds a transition option permitting entities to apply the provisions of the new standard at its adoption date instead of the earliest comparative period presented in the consolidated financial statements. Under this transition option, comparative reporting would not be required, and the provisions of the standard would be applied prospectively to leases in effect at the date of adoption.
The Company has determined its portfolio of leased assets and is completing its review of all related contracts to determine the impact the adoption will have on its consolidated financial statements and related disclosures. Upon adoption, the Company will recognize right of use assets and lease liabilities for certain commitments related to real estate, vehicles, and field equipment that are currently accounted for as operating leases. To track these lease arrangements and facilitate compliance with this ASU, the Company is implementing a third-party lease accounting software solution and is in the process of designing processes and internal controls.
The adoption of this ASU will increase asset and liability balances on the consolidated balance sheets due to the required recognition of right of use assets and corresponding lease liabilities and will result in changes to the Company’s existing accounting policies, business processes, and internal controls. The Company plans to elect the available practical expedients provided in the standard and adopt Topic 842 as of January 1, 2022 at December 31, 2022 on its Form
10-K
for the year ending December 31, 2022, using the optional transition method provided by ASU
2018-11
and continues to assess potential effects of the standard.
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and issued subsequent amendments to the initial guidance within ASU
2019-04,
ASU
2019-05
and ASU
2019-11.
The amendments require an entity to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects current expected credit losses and requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates. The new standard is effective for the Company for annual periods beginning after December 15, 2022. The Company expects to adopt the new standard on January 1, 2023 and continues to assess potential effects of the standard.
In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes (Topic 740), which simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of ASC 740 by clarifying and amending existing guidance. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company adopted ASU
2019-12
on January 1, 2021 and the adoption of this standard did not have a material impact on its consolidated financial statements and disclosures.
In March 2020, the FASB issued ASU
No. 2020-04,
Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, and in January 2021 issued ASU
No. 2021-01,
Reference Rate Reform (Topic 848): Scope. These ASUs provide temporary optional expedients and exceptions to existing guidance on contract modifications and hedge accounting to facilitate the market transition from existing reference rates, such as London Interbank Offered Rate (“LIBOR”) which is being phased out, to alternate reference rates, such as Secured Overnight Financing Rate (“SOFR”). These standards are elective and are effective upon issuance for all entities through December 31, 2022. The Company continues to evaluate the optional relief guidance provided within these ASUs and the impact of adopting these standards on the Company’s consolidated financial statements and disclosures.
3. BUSINESS ACQUISITIONS
Successor
Business Combination—Perimeter Solutions
Pursuant to the Business Combination Agreement, each of the following transactions occurred, in the following order:

•	On November 8, 2021:

•
the Merger Sub merged with and into EverArc, with EverArc surviving such merger as a direct wholly-owned subsidiary of PSSA. 40,832,600 EverArc ordinary shares outstanding immediately prior to the Merger were exchanged for an equal number of PSSA Ordinary Shares;

•
pursuant to the Subscription Agreements the PIPE Subscribers purchased an aggregate of 115,000,000 EverArc ordinary shares at $10.00 per share that were converted into PSSA Ordinary Shares pursuant to the Merger;

•
34,020,000 outstanding EverArc warrants was converted into the right to purchase a PSSA Ordinary Share with each whole warrant entitling the holder thereof to purchase one-fourth
of a PSSA Ordinary Share at an exercise price of $12.00 per whole PSSA Ordinary Share; and

•	On November 9, 2021:

•
SK Holdings (i) along with officers and certain key employees of SK Intermediate contributed a portion of their ordinary shares in SK Intermediate to PSSA in exchange for 10 million Redeemable Preferred Shares of PSSA, nominal value of $10.00 per share, valued at $100.0 million and (ii) sold its remaining ordinary shares in SK Intermediate for approximately $1,900.0 million in cash subject to certain customary adjustments for working capital, transaction expenses, cash and indebtedness;

•	PSSA’s ordinary shares, nominal value, $1.00 per share, listed and began trading on the NYSE under the symbol “PRM”; and

•
the Management Subscribers were granted an aggregate of 1,104,810 PSSA Ordinary Shares at $10.00 per share as consideration and the Director Subscribers purchased an aggregate of 200,000 PSSA Ordinary Shares at $10.00 per share.

•	$675.0 million Senior Notes issued by the Escrow Issuer was assumed by SK Intermediate II.

The cash consideration for the Business Combination was funded through cash on hand, proceeds from the sale of the ordinary shares, proceeds from the issuance of Senior Notes and borrowing under the revolving credit facility. The cash balance on the Closing Date consisted of the following (in thousands):

Amount
Capital contribution from EverArc	$315,807
Proceeds from PIPE Subscribers	1,150,000
Senior Notes, net of issue costs	663,970

Total	$2,129,777

The Merger between PSSA and EverArc was accounted for as a common control transaction, whereby all of the net assets of PSSA were those previously held by EverArc at historical cost, with no goodwill or other intangible assets recorded. The acquisition of SK Intermediate was accounted for under the acquisition method. The acquisition method of accounting is based on FASB ASC 805, Business Combinations (“ASC 805”), and uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements. ASC 805 requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date including an amount for goodwill calculated as the difference between the acquisition consideration and the fair value of the identifiable net assets. The purchase price has been preliminarily allocated to tangible and identifiable intangible assets acquired and liabilities assumed.
The preliminary purchase price consideration and allocation for SK Intermediate was as follows (in thousands):

At November 9, 2021
Preliminary Purchase Consideration:
Cash consideration	$1,220,103
Management Subscribers rollover contribution	11,048
Redeemable Preferred Shares	100,000

Fair value of total consideration transferred	$1,331,151

Estimated Fair Value of Identifiable Assets Acquired and Liabilities Assumed:
Property, plant and equipment	$62,689
Inventory	100,246
Tradenames	101,000
Customer lists	761,000
Existing technology and patents	250,000
Working capital	27,379
Other assets (liabilities), net	(832)
LaderaTech contingent earn-out (1)	(19,781)
Long-term debt	(696,971)
Deferred tax liabilities	(299,474)

Total fair value of net assets acquired	285,256
Goodwill (2)	1,045,895

Total	$1,331,151

(1)	Refer to the LaderaTech Acquisition.
(2)	Of the total goodwill amount herein, $871.4 million has been allocated to Fire Safety segment and $174.5 million has been allocated to Oil Additives segment.
In accordance with the acquisition method of accounting, the purchase price for the SK Intermediate acquisition has been allocated to the assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. The fair value estimates were based on, but not limited to quoted market prices, where available; expected future cash flows based on estimated growth in sales for the Company’s products; estimated costs to develop, procure, produce and deliver its products; current replacement cost for similar capacity for certain fixed assets; market rate assumptions for contractual obligations and appropriate discount rates and growth rates. The excess of the total consideration over the estimated fair value of the amounts initially assigned to the identifiable assets acquired and liabilities assumed has been recorded as goodwill. The goodwill is primarily related to extensive industry expertise and continuing innovation at SK Intermediate, resulting in sales growth from future products and service offerings as well as new customers, together with certain intangible assets that do not qualify for separate recognition. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes.
The total purchase price consideration and the related purchase price consideration allocation above are preliminary as the Company has not yet completed the evaluation of certain legal or tax-related
matters and/or other loss contingencies, including those that it may not yet be aware of but meet the requirement to quality as a pre-acquisition
contingency. Any changes within the measurement period in the estimated fair values of the assets acquired, liabilities assumed, and the working capital adjustments may change the allocation of the purchase price consideration. The fair value and related tax impact assessments are to be completed within twelve months of the Closing Date and could have a material impact on the components of the total purchase consideration and the purchase consideration allocation.
EverArc entered into an escrow agreement with SK Holdings and Wilmington Trust, N.A., a national banking association, as escrow agent, which provides that approximately $7.6 million of the cash consideration be held in escrow pending a determination of the post-Closing purchase price adjustments under the Business Combination Agreement. On March 3, 2022, the post-Closing purchase price adjustments under the Business Combination Agreement were finalized the amounts held in escrow was released to SK Holdings.
Transaction costs associated with the Business Combination were $59.5 million. Of this amount, $56.4 million was incurred by EverArc through the Closing Date and is included in accumulated deficit as of November 9, 2021 in the accompanying consolidated statement of shareholders’ equity and the remaining $3.1 million was reflected in the 2021 Predecessor Period in other operating expense in the accompanying consolidated statements of operations and comprehensive income (loss). The Company also incurred a total of $13.3 million of debt issuance costs in connection with the consummation of the Business Combination related to the establishment of the Revolving Credit Facility and the issuance of the Senior Notes.
Predecessor
Magnum Asset Acquisition
On July 1, 2021, the Company used cash provided by operations to purchase all of the assets of Magnum Fire & Safety Systems (“Magnum”). The asset purchase agreement provided for approximately $1.2 million in cash to be paid at closing. The Magnum acquisition expands the Company’s access to new markets and is expected to result in additional revenue in firefighting foam equipment and systems within the Fire Safety segment. The Company has performed a preliminary purchase price allocation, where the Company allocated $1.2 million to goodwill in the predecessor entity. Individual assets and liabilities included within the balance sheet were not material.
PC Australasia Asset Acquisition
On April 1, 2021, the Company used the cash provided by operations to purchase all of the wildfire retardant and foam assets of PC Australasia Pty Ltd (“PC Australasia”). The asset purchase agreement provided for approximately $2.7 million in cash to be paid at closing. The PC Australasia acquisition provides the Company direct access to existing markets within the Fire Safety segment. The Company has performed a preliminary purchase price allocation, where the Company allocated $1.0 million to goodwill in the predecessor entity. Other amounts allocated to the individual assets and liabilities included within the balance sheet were not material.
Budenheim Asset Acquisition
On March 2, 2021, the Company used the cash provided by operations to purchase all of the wildfire retardant and foam assets of Budenheim Iberica, S.L.U (“Budenheim”). The asset purchase agreement provided for approximately $3.6 million in cash to be paid at closing. The Budenheim acquisition expands the Company’s access to new markets and is expected to result in additional revenue within the Fire Safety segment. The Company has performed a preliminary purchase price allocation, where the Company allocated $3.2 million to goodwill in the predecessor entity. Other amounts allocated to the individual assets and liabilities included within the balance sheet were not material.
For segment reporting purposes, the results of operations and assets from the above acquisitions have been included in the Company’s Fire Safety segment since the respective acquisition dates. For the Successor Period and 2021 Predecessor Period, sales, earnings related to the operations consisting of the assets and liabilities and direct costs related to Magnum, PC Australasia and Budenheim were not material. Pro forma financial information has not been presented for these acquisitions as the net effects were neither significant nor material to the Company’s results of operations or financial position.
LaderaTech Acquisition
On May 7, 2020, the Company used proceeds from general business operations to purchase all of the outstanding shares of LaderaTech, Inc. (“LaderaTech”). The LaderaTech acquisition expands the Company’s access to the long-term retardant market and is expected to generate synergies within the Fire Safety service industry. Under the equity purchase agreement, the fair value of the consideration transferred was $21.8 million, which included an initial cash payment of $2.0 million and $19.8 million in estimated fair value of contingent future payments.
The future payments are contingent upon an
earn-out
based on achieving certain thresholds of revenues through December 31, 2026 with an estimated fair value of $17.0 million at the acquisition date. Payment was also contingent upon the acquired technology being listed on the U.S. Forest Service’s Qualified Product List (“QPL”), valued at $2.8 million at the acquisition date. The acquired technology was listed on the QPL during 2021 and the Company made a $3.0 million payment. As of December 31, 2021 and 2020, the estimated fair value of contingent consideration was $20.0 million and $19.8 million, respectively. The following table summarizes the consideration transferred for the LaderaTech acquisition and the fair value of the assets acquired and liabilities assumed at the acquisition date (in thousands):

May 7, 2020
Purchase Consideration:
Cash	$2,016
Contingent earn-out	19,816

Total purchase consideration	$21,832

Estimated Fair Value of Identifiable Assets Acquired and Liabilities Assumed:
Cash	$46
Net working capital	(38)
In-process research and development	20,200
Deferred tax liability	(5,282)

Total fair value of net assets acquired	14,926
Goodwill	6,906

Total	$21,832

The actual results of operations of the acquisition have been included in the accompanying consolidated statements of operations and comprehensive income (loss) from the date of acquisition. The following table summarizes LaderaTech acquisition revenue and earnings included in the accompanying consolidated statements of operations and comprehensive income (loss) from May 7, 2020 through December 31, 2020 (in thousands):

May 7, 2020 - December 31, 2020
Net sales	$609
Net loss	(343)
The unaudited pro forma financial information in the table below summarizes the combined results of operations for the Company and the LaderaTech acquisition as if the acquisition had occurred on January 1, 2019. Pro forma information for the Successor Period and 2021 Predecessor Period is not presented below as LaderaTech’s results were included for the entire period. The unaudited pro forma financial information as presented below is for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combinations occurred as of the date indicated or what the results would be for any future periods (in thousands):

	Year Ended December 31, 2020	Year Ended December 31, 2019
Pro forma net sales	$339,579	$239,418
Pro forma net income (loss)	23,815	(42,335)
The amount allocated to goodwill for the acquisitions is not deductible for income tax purposes. The goodwill is attributable primarily to strategic and synergistic opportunities, the assembled workforces acquired and other factors. The fair value of the contingent consideration was estimated using the Monte Carlo valuation approach. See Note 11, Fair Value Measurements for additional information related to the fair value measurement of the contingent consideration.
For segment reporting purposes, the results of operations and assets from the LaderaTech acquisition have been included in the Company’s Fire Safety segment since the acquisition date. Direct costs of the acquisition were not material and were expensed as incurred, and they are included in other operating expenses in the consolidated statement of income and comprehensive income (loss) during the year ended December 31, 2020.
Ironman Acquisition
On March 20, 2019, the Company used proceeds from general business operations, debt and equity to purchase all of the outstanding shares of First Response FireRescue, LLC, River City Fabrication, LLC, and H&S Transport, LLC (collectively, “Ironman”). The equity purchase agreement provided for $16.8 million in cash to be paid at closing, subject to a final purchase price adjustment, contingent future payments of $11.3 million, and issuance of common equity for $2.5 million. The future payments are contingent upon continued employment at each anniversary date; and therefore, this portion does not represent purchase consideration but rather compensation expense recognized ratably over the service period. Transaction costs of $1.0 million were incurred and expensed during 2019 and presented in other operating expense in the consolidated statement of operations and comprehensive income (loss). The Ironman Acquisition expands the Company’s access to new markets and is expected to generate synergies within the Fire Safety segment. Goodwill is expected to be deductible for tax purposes. The goodwill recognized as a result of the acquisitions is attributable primarily to strategic and synergistic opportunities, the assembled workforces acquired and other factors.
The Ironman Acquisition was accounted for as a business combination, which requires an allocation of the total consideration to the identifiable assets and liabilities measured at fair value at the acquisition date. The following table summarizes the consideration transferred for the Ironman Acquisition and the fair value of the assets acquired and liabilities assumed at the acquisition date (in thousands):

March 20, 2019
Purchase Consideration:
Cash	$16,814
Equity	2,500

Total purchase consideration	$19,314

Estimated Fair Value of Identifiable Assets Acquired and Liabilities Assumed:
Cash	$500
Net working capital	(262)
Inventory	513
Property, plant and equipment	1,900

Total fair value of net assets acquired	2,651
Goodwill	16,663

Total	$19,314

The actual results of operations of the acquisition has been included in the accompanying consolidated statements of operations and comprehensive income (loss) from the date of acquisition. Ironman’s revenue and earnings included in the accompanying consolidated statements of operations and comprehensive income (loss) from March 20, 2019 through December 31, 2021 is immaterial as their primary customer was Perimeter.

4. BALANCE SHEET COMPONENTS
Details of certain balance sheet items are presented below (in thousands):

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Inventory:
Raw materials and manufacturing supplies	$34,008	$25,695
Work in process	213	306
Finished goods	75,866	32,783

Total inventory	$110,087	$58,784

Prepaid Expenses and Other Current Assets:
Advance to vendors	$2,984	$7,343
Prepaid insurance	8,441	125
Other	2,736	3,938

Total prepaid expenses and other current assets	$14,161	$11,406

Property, Plant and Equipment:
Buildings	$4,021	$6,768
Leasehold improvements	2,301	1,146
Furniture and fixtures	558	416
Machinery and equipment	50,177	51,286
Vehicles	4,579	4,311
Construction in progress	1,983	5,069

Total property, plant and equipment, gross	63,619	68,996
Less: Accumulated depreciation	(1,372)	(20,761)

Total property, plant and equipment, net	$62,247	$48,235

Accrued Expenses and Other Current Liabilities:
Accrued bonus	$7,728	$4,653
Accrued salaries	900	2,779
Accrued employee benefits	591	511
Accrued interest	5,341	79
Accrued purchases	1,930	2,347
Accrued taxes	355	2,905
Accrued construction	—	1,319
Other	2,180	1,452

Total accrued expenses and other current liabilities	$19,025	$16,045

Other Non-Current Liabilities:
LaderaTech contingent earn-out	$19,979	$19,816
Other	2,216	1,335

Total other non-current liabilities	$22,195	$21,151

Depreciation expense related to property, plant and equipment for the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period was $1.4 million, $6.6 million, $6.7 million and $6.9 million, respectively, substantially all of which was presented in cost of goods sold in the accompanying consolidated statements of operations and comprehensive income (loss).

5. GOODWILL AND OTHER INTANGIBLE ASSETS
The changes in the carrying amount of goodwill by reportable segment are as follows (in thousands):

	Fire Safety	Oil Additives	Total
Predecessor
Balance, December 31, 2019	$354,827	$118,367	$473,194
Business acquired	6,906	—	6,906
Foreign currency translation	1,034	907	1,941

Balance, December 31, 2020	362,767	119,274	482,041
Business acquired	5,385	—	5,385
Foreign currency translation	286	(605)	(319)

Balance, November 8, 2021	$368,438	$118,669	$487,107

Successor
Balance, November 9, 2021	$871,425	$174,470	$1,045,895
Foreign currency translation	(3,618)	(952)	(4,570)

Balance, December 31, 2021	$867,807	$173,518	$1,041,325

Intangible assets and related accumulated amortization as of December 31, 2021 and 2020 are as follows (in thousands):

	Successor—December 31, 2021
	Estimated Useful Life (in years)	Gross Value	Foreign Currency Translation	Accumulated Amortization	Net Book Value
Definite Lived Intangible Assets:
Existing technology and patents	20	$250,000	$(836)	$(1,796)	$247,368
Customer lists	20	761,000	(2,059)	(5,482)	753,459
Tradenames	20	101,000	(268)	(727)	100,005

Balance, December 31, 2021		$1,112,000	$(3,163)	$(8,005)	$1,100,832

	Predecessor—December 31, 2020
	Estimated Useful Life (in years)	Gross Value	Foreign Currency Translation	Accumulated Amortization	Net Book Value
Definite Lived Intangible Assets:
Existing technology	15	$158,730	$1,747	$(25,903)	$134,574
Customer lists	10	419,900	96	(115,688)	304,308
Patents	7	1,759	136	(541)	1,354
Tradenames	10	900	2	(188)	714
Indefinite Lived Intangible Assets:
Tradenames	Indefinite	32,700	50	—	32,750

Balance, December 31, 2020		$613,989	$2,031	$(142,320)	$473,700

On May 7, 2020, the Company recorded an
in-process
research and development intangible asset associated with the LaderaTech acquisition. The intangible asset was completed prior to December 31, 2020 and thus transferred out from indefinite-life intangible assets and into intangible assets subject to amortization. For this reason, the LaderaTech technology was presented as “Existing technology” as of December 31, 2020 along with accumulated amortization.

Amortization expense for definite-lived intangible assets for the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period was $8.0 million, $45.4 million, $51.5 million and $51.1 million, respectively.
Estimated annual amortization expense of intangible assets for the five years subsequent to December 31, 2021 and thereafter is as follows (in thousands):

Years Ending December 31:	Amount
2022	$55,600
2023	55,600
2024	55,600
2025	55,600
2026	55,600
Thereafter	822,832

Total	$1,100,832

6. LONG-TERM DEBT AND REDEEMABLE PREFERRED SHARES
Long-term debt consists of the following (in thousands):

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Senior Notes	$675,000	$—
First Lien	—	545,693
Second Lien	—	155,000

Long-term debt	675,000	700,693
Less: unamortized debt issuance costs	(10,872)	(13,422)

Long-term debt, net	664,128	687,271
Less: current maturities	—	(6,723)

Long-term debt, less current maturities	$664,128	$680,548

Maturities of long-term debt as of December 31, 2021 are as follows (in thousands):

Years Ending December 31,	Amount
2022	$—
2023	—
2024	—
2025	—
2026	—
Thereafter	675,000

Total	$675,000

Successor
Revolving Credit Facility
In connection with the consummation of the Business Combination, SK Intermediate II, as borrower, entered into a five-year Revolving Credit Facility, which provides for a senior secured revolving credit facility in an aggregate principal amount of up to $100.0 million.

The Revolving Credit Facility matures on November 9, 2026. The Revolving Credit Facility includes a $20.0 million swingline sub-facility
and a $25.0 million letter of credit
sub-facility.
The Revolving Credit Facility allows SK Intermediate II to increase commitments under the Revolving Credit Facility up to an aggregate amount not to exceed the greater of (i) $143.0 million and (ii) 100.00% of consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the most recent four-quarter period (minus the aggregate outstanding principal amount of certain ratio debt permitted to be incurred thereunder). All borrowings under the Revolving Credit Facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, subject to customary exceptions.
Borrowings under the Revolving Credit Facility bear interest at a rate equal to (i) an applicable margin, plus (ii) at SK Intermediate II’s option, either (x) LIBOR determined by reference to the cost of funds for U.S. dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs (but which will not be less than a 0.00% LIBOR floor) or (y) a base rate determined by reference to the highest of (a) the prime commercial lending rate published by the Wall Street Journal, (b) the federal funds rate plus 0.50%, (c) the one-month
LIBOR rate plus 1.00% and (d) a minimum floor of 1.00%. The applicable margin is 3.25% in the case of LIBOR-based loans and 2.25% in the case of base rate-based loans, with two step downs of 0.25% each based upon the achievement of certain leverage ratios.
In addition, on a quarterly basis, SK Intermediate II will be required to pay each lender under the Revolving Credit Facility a commitment fee of 0.50% in respect of the unused portion of the commitments under the Revolving Credit Facility, which fee will be subject to two step downs of 0.125% based upon the achievement of certain leverage ratios. SK Intermediate II will be required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR borrowings on the dollar equivalent of the face amount of each undrawn letter of credit, plus such letter of credit issuer’s customary administration and issuance fees and charges and a fronting fee in an amount equal to 0.125% per annum of the face amount of each letter of credit.
Solely to the extent that on the last day of the applicable fiscal quarter, the utilization of the Revolving Credit Facility (excluding cash collateralized letters of credit and up to $10.0 million of undrawn letters of credit) exceeds 40% of the aggregate commitments, the Revolving Credit Facility requires compliance on a quarterly basis with a maximum secured net leverage ratio of 7.50:1.00. In addition, for purposes of determining compliance with such financial maintenance covenant for any fiscal quarter, SK Intermediate II will be able to exercise an equity cure by SK Intermediate II issuing certain permitted securities for cash or otherwise receiving cash contributions to the capital of SK Intermediate II that will, upon the receipt by SK Intermediate II of such cash, be included in the calculation of consolidated EBITDA solely for the purpose of such financial maintenance covenant. SK Intermediate II will not be able to exercise the equity cure right in more than two fiscal quarters during any period of four consecutive fiscal quarters or more than five fiscal quarters during the term of the Revolving Credit Facility. Under the Revolving Credit Facility, SK Intermediate II may also be required to meet specified leverage ratios in order to take certain actions, such as incurring certain debt or making certain acquisitions. In addition, the Revolving Credit Facility includes a customary holding company covenant that restricts the activities of SK Intermediate II and other negative covenants, subject to customary exceptions, restricting or limiting SK Intermediate II’s ability and the ability of its restricted subsidiaries to, among other things: (i) make non-ordinary
course dispositions of assets; (ii) participate in certain mergers and acquisitions; (iii) pay dividends or make distributions and stock repurchases and optional redemptions (and optional prepayments) of certain subordinated, junior lien or unsecured debt; (iv) incur, assume or guarantee indebtedness; (v) make certain loans and investments; (vi) grant, assume or incur liens; (vii) transact with affiliates; (viii) change its business and the business of its restricted subsidiaries; or (ix) enter into negative pledges or restrictions on its ability or the ability of restricted subsidiaries to pay dividends, make distributions, repay or guarantee indebtedness, or make intercompany investments or transfers.
The Revolving Credit Facility is fully and unconditionally guaranteed by the Company and each of SK Intermediate II’s existing and future wholly-owned material restricted subsidiaries, subject to customary exceptions, and is secured by a first priority lien, subject to certain permitted liens, on substantially all of SK Intermediate II’s and each of the guarantors’ existing and future property and assets, subject to customary exceptions.
Deferred financing costs incurred in connection with securing the Revolving Credit Facility were $2.3 million, which is carried as a long-term asset and is amortized on a straight-line over the term of the Revolving Credit Facility and included in interest expense in the accompanying consolidated statements of operations and comprehensive income (loss).
The Company borrowed $40.0 million under the Revolving Credit Facility to finance a portion of the costs and expenses in connection with the consummation of the Business Combination. On December 9, 2021, the Company repaid the full drawdown of $40.0 million.
As of December 31, 2021, the Company did not have any outstanding borrowings under the Revolving Credit Facility and was in compliance with all covenants, including the financial covenants.
Bridge Facility
In connection with entering into the Business Combination Agreement, EverArc entered into a commitment letter, dated June 15, 2021, with Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Goldman Sachs Bank USA (collectively, the “Commitment Parties”) pursuant to which the Commitment Parties had, with respect to bridge financing, committed to provide up to $600.0 million in bridge loans (the “Bridge Loan Commitment”) to ensure financing for the Business Combination. Effective November 9, 2021, the Bridge Loan Commitment was fully terminated as a result of the $675.0 million in committed amounts available under the Senior Notes, as described below. The Company did not make any borrowings under the Bridge Loan Commitment and incurred a commitment fee of $7.5 million which was recorded as part of the November 9, 2021 accumulated deficit balance in the accompanying consolidated statements of shareholders’ equity.
Senior Notes
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, on October 5, 2021, Escrow Issuer launched a private offering of $600.0 million, which was subsequently updated to $675.0 million, principal amount of 5.00% Senior Notes due October 30, 2029 pursuant to that certain indenture dated as of October 22, 2021 (“Indenture”) between SK Intermediate II and U.S. Bank National Association, as Trustee and Collateral Agent (the “Trustee”). Upon the consummation of the Business Combination, SK Intermediate II assumed the Escrow Issuer’s obligations under the Senior Notes.
The Senior Notes bear interest at an annual rate of 5.00%. Interest on the Senior Notes is payable in cash semi-annually in arrears on April 30 and October 30 of each year, commencing on April 30, 2022.
The Senior Notes are general, secured, senior obligations of SK Intermediate II; rank equally in right of payment with all existing and future senior indebtedness of SK Intermediate II (including, without limitation, the Revolving Credit Facility); and together with the Revolving Credit Facility, are effectively senior to all existing and future indebtedness of SK Intermediate II that is not secured by the collateral. The Senior Notes are effectively subordinated to all existing and future indebtedness of SK Intermediate II that is secured by assets other than the collateral, to the extent of the collateral securing such indebtedness, are structurally subordinated to all existing and future indebtedness, claims of holders of any preferred stock that may be issued by, and other liabilities of, subsidiaries of SK Intermediate II that do not guarantee the Senior Notes. The Senior Notes are senior in right of payment to any future subordinated indebtedness of SK Intermediate II and are initially guaranteed on a senior secured basis by the guarantors discussed below and will also be guaranteed in the future by each subsidiary, if any, that guarantees indebtedness under the Revolving Credit Facility.

On or after October 30, 2024, SK Intermediate II may on any one or more occasions redeem all or a portion of the Senior Notes at the redemption prices, expressed as percentages of principal amount set forth the Indenture, plus accrued and unpaid interest, if any, on the Senior Notes redeemed. In addition, prior to October 30, 2024, SK Intermediate II may, at its option, redeem up to 40% of the aggregate principal amount of the Senior Notes with funds in an aggregate amount not exceeding the net cash proceeds from certain equity offerings at a redemption price equal to 105.00% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest, if any.
The Senior Notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by all of SK Intermediate II’s existing or future restricted subsidiaries (other than certain excluded subsidiaries) that guarantee the Revolving Credit Facility. The Senior Notes contain certain covenants limiting SK Intermediate II’s ability and the ability of the restricted subsidiaries (as defined in the indenture governing the Senior Notes) to, under certain circumstances, prepay subordinated indebtedness, pay distributions, redeem stock or make certain restricted investments; incur indebtedness; create liens on the SK Intermediate II’s’ assets to secure debt; restrict dividends, distributions or other payments; enter into transactions with affiliates; designate subsidiaries as unrestricted subsidiaries; sell or otherwise transfer or dispose of assets, including equity interests of restricted subsidiaries; effect a consolidation or merger; and change the Company’s line of business.
Deferred financing costs incurred in connection with securing the Senior Notes were $11.0 million, which were capitalized and will be amortized using the effective interest method over the term of the Senior Notes and included in interest expense in the accompanying consolidated statements of operations and comprehensive income (loss). The unamortized portion of the deferred financing costs is included as a reduction to the carrying value of the Senior Notes which have been recorded as long-term debt, net on the consolidated balance sheets as of December 31, 2021.
Redeemable Preferred Shares
In connection with the Business Combination, SK Holdings along with officers and certain key employees of SK Intermediate contributed a portion of their investment in ordinary shares of SK Intermediate to the Company in exchange for 10 million Redeemable Preferred Shares, nominal value $10 per share, valued at $100.0 million. The Redeemable Preferred Shares are entitled to a preferred annual cumulative right to a dividend equal to 6.50% of its nominal value. The preferred dividend will generally be paid 40.00% in cash and 60.00% in kind each year within three business days following the Company’s annual general meeting. At December 31, 2021, $0.9 million of preferred dividends were in arrears.
The Company, under its articles of association (the “Articles”) is mandatorily required to redeem the Redeemable Preferred Shares at any time prior to the earliest of (i) six months following the latest maturity date of the above-mentioned Senior Notes, (ii) nine years after the date of issuance of the Redeemable Preferred Shares or (iii) upon the occurrence of a change of control, as defined in the Company’s Articles. The redemption price per share would be equal to the nominal value of the Redeemable Preferred Shares plus any accrued and unpaid preferential dividend, if any. If the Company fails to redeem the Redeemable Preferred Shares at the times noted above, the preferred dividend rate will permanently increase to the interest rate currently being paid (whether in default or not) under the Senior Credit Agreement plus 10.00%.
Due to the fact that the Redeemable Preferred Shares are mandatorily redeemable, the Redeemable Preferred Shares are classified as a liability on the accompanying consolidated balance sheets, and $0.9 million of dividends on these Redeemable Preferred Shares for the Successor Period are classified as interest expense in the accompanying consolidated statements of operations and comprehensive income (loss).
Holders of the Redeemable Preferred Shares generally have no voting rights. However, without the prior consent of the holders of a majority of the outstanding Redeemable Preferred Shares, the Company is prohibited from (i) issuing any shares ranking pari passu or senior to the Redeemable Preferred Shares, (ii) enter into a credit agreement or amend the terms of the Senior Notes in a manner that would adversely affect the redemption of Redeemable Preferred Shares by extending the maturity date under such credit facility or increase the restrictions on the Company’s ability to pay the cash portion of the preferred dividend, (iii) amending the Company’s charter or entering into, amending or altering any other agreement in any manner that would adversely affect Redeemable Preferred Shares or (iv) pay a cash dividend on PSSA Ordinary Shares until such time the Company has paid the cash portion of the preferred dividend in arrears.
The Redeemable Preferred Shares have an aggregate liquidation preference of $100.0 million, plus any accrued and unpaid dividends thereon and is senior to the Company’s ordinary shares with respect to dividends and with respect to dissolution, liquidation or winding up of the Company. At December 31, 2021, the redemption price was $100.9 million.
Predecessor
On March 28, 2018, Invictus U.S., LLC and SK Intermediate II, two wholly owned subsidiaries of SK Intermediate, entered into credit agreements providing for committed credit facilities of $815.0 million, a substantial portion of which was used to fund the acquisition of the Company’s assets.
The First Lien Credit Facility (the “First Lien”) consisted of a $545.0 million U.S. dollar term loan with a maturity of March 28, 2025, a multicurrency revolving credit facility (the “Revolver”), and a $16.0 million extension on the original term loan. The First Lien was issued with an original issue discount (“OID”) of 0.30%. Principal and interest payments were due on a monthly basis and any outstanding borrowings under the First Lien could be repaid without penalty. The First Lien was secured by substantially all of the assets of the Company. Interest was based on a floating rate indexed to either LIBOR plus an applicable margin, federal funds rate plus an applicable margin, or the prime rate plus an applicable margin. The First Lien contained a series of restrictive financial and nonfinancial covenants which, among other things, limited the ability of the Company to: i) incur additional indebtedness, ii) create liens, iii) make investments or make other restricted payments, iv) sell assets, v) substantially change the nature of the Company, and vi) enter into certain transactions with affiliates.
On November 23, 2018, the Company executed the first amendment to the First Lien (the “Amendment”) for an incremental term loan in the amount of $16.0 million. Significant terms of the Amendment (including maturity, principal payment frequency, interest rate, and covenants) were identical to the First Lien.
The Second Lien Credit Facility (the “Second Lien”) consisted of a $155.0 million U.S. dollar term loan with a maturity of March 28, 2026. There were no required principal payments on the Second Lien until maturity with interest payments due quarterly. The Second Lien was secured by substantially all of the assets of the Company and could be repaid without penalty. The Company repaid $15.0 million during 2020. Interest was based on a floating rate indexed to either LIBOR plus an applicable margin, federal funds rate plus an applicable margin, or the prime rate plus an applicable margin. The Second Lien contained a series of similar restrictive financial and nonfinancial covenants as the First Lien.
As of December 31, 2020, the average effective interest rate for the First Lien and the Second Lien was 4.17% and 7.97%, respectively.
The Revolver provided for maximum borrowings of $100.0 million with a maturity of March 28, 2023. Interest was based on the same terms as the First Lien and was subject to a 0.50% unused commitment fee. The Revolver also contained a $10.0 million standby letter of credit sub-facility
and a $10.0 million swing line
sub-facility.
The Revolver contained a series of restrictive financial and nonfinancial covenants similar to those of the First Lien plus a debt to EBITDA leverage ratio that was only applicable when the aggregate outstanding amount of the Revolver, any swing line loans, and letters of credit was greater than 35.00% of the commitment under the Revolver as of the last day of the fiscal quarter. As of December 31, 2020, there were no amounts outstanding under the Revolver or the sub-facilities.

In accordance with the provisions of the First Lien, Second Lien, and the Revolver, the Company was required to make an annual mandatory principal prepayment on the First Lien and Second Lien to the extent the Company realized excess consolidated cash flow in a given fiscal year. During the 2020 Predecessor Period, the Company repaid $1.1 million from realized excess consolidated cash flows. As of December 31, 2020, SK Intermediate II was in compliance with all covenants.
In connection with the consummation of the Business Combination, on the Closing Date, $541.5 million outstanding under the First Lien and $155.0 million outstanding under the Second Lien were repaid and the related unamortized debt issue costs of $11.0 million was charged to interest expense in the 2021 Predecessor Period in the accompanying consolidated statement of operations and comprehensive income (loss).
7. INCOME TAXES
Income Tax Expense
The Company’s income tax benefit (expense) consisted of the following components (in thousands):

	Successor	Predecessor
	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
Current:
Luxembourg	$(1)	$(11)	$(118)	$(120)
U.S. Federal	1,295	(15,123)	(7,546)	(1,933)
U.S. state and local	519	(6,201)	(4,091)	(470)
Other foreign jurisdictions	2,192	(4,045)	(1,412)	(1,991)

Total current	4,005	(25,380)	(13,167)	(4,514)

Deferred:
Luxembourg	—	—	(930)	(16)
U.S. Federal	1,724	7,062	1,966	15,828
U.S. state and local	390	1,922	(213)	5,477
Other foreign jurisdictions	(1,444)	2,260	1,861	899

Total deferred	670	11,244	2,684	22,188

Total income tax benefit (expense)	$4,675	$(14,136)	$(10,483)	$17,674

The Company’s (loss) income before income taxes consists of the following components (in thousands):

	Successor	Predecessor
	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
Luxembourg	$(657,511)	$(15,309)	$(1,230)	$50
U.S.	(23,500)	49,186	35,703	(60,660)
Other foreign jurisdictions	(4,121)	888	259	899

Total (loss) income before taxes	$(685,132)	$34,765	$34,732	$(59,711)

The Company’s income tax expense differs from the amount computed by applying the Luxembourg statutory rate of 24.94% for the reasons set forth in the following table:

	Successor	Predecessor
	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
Luxembourg statutory tax rate	24.94%	24.94%	24.94%	24.94%
(Increase)/reduction in income tax rate:
U.S. state and local income taxes, net	0.14	7.61	6.25	6.01
Effect of rates different from statutory	(0.10)	(5.84)	(3.78)	(3.68)
Global intangible low-taxed income	—	—	—	(1.37)
Section 250 deduction	(0.05)	(2.20)	(1.36)	0.78
Transaction costs	(0.11)	0.02	—	—
Founders advisory fees	(23.78)	—	—	—
Tax rate changes	—	1.38	3.57	4.49
Changes in prior year estimates	—	—	(2.73)	3.61
Change in valuation allowance	(0.07)	12.47	5.12	(5.31)
Other, net	(0.29)	2.28	(1.83)	0.13

Effective tax rate	0.68%	40.66%	30.18%	29.60%

Deferred Tax Assets and Liabilities
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting. Significant portions of the Company’s deferred tax assets and deferred tax liabilities are as follows (in thousands):

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Deferred Tax Assets:
Net operating loss carryforwards	$7,360	$4,492
Inventory	—	58
Interest	4,161	5,812
Accrued liabilities	2,315	1,934
Goodwill and other intangibles	35	545
Other	1,821	546
Valuation allowance	(5,598)	(5,060)

Total deferred tax assets	10,094	8,327

Deferred Tax Liabilities:
Property, plant and equipment	(10,077)	(5,932)
Goodwill and other intangibles	(284,297)	(114,514)
Inventory	(8,106)	—
Unremitted earnings	(6,000)	—
Other	(247)	(43)

Total deferred tax liabilities	(308,727)	(120,489)

Net deferred tax liability	$(298,633)	$(112,162)

At December 31, 2021, the Company had net operating loss carryforwards in Luxembourg of $17.9 million, which will expire, if unused, starting in 2034 and $0.3 million, which can be carried forward indefinitely. The

Company has U.S. state net operating loss carryforwards of approximately $4.0 million on a net, post-apportionment basis, that will expire, if unused, starting in 2041. The Company has other foreign net operating loss carryforwards of $9.3 million, of which, the majority can be carried forward indefinitely.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and signed into law, which included, among other things, modifications on the limitation of business interest expense for tax years beginning in 2019 and 2020. The modifications to Section 163(j) of the Internal Revenue Code increase the allowable business interest deduction from 30% of adjusted taxable income to 50% of adjusted taxable income. As a result of the CARES Act, the Company utilized all interest expense incurred in 2020. Future regulatory guidance on the application on the CARES Act or new legislation related to the
COVID-19
pandemic could impact the Company’s tax provision in future periods.
In assessing the realizability of deferred tax assets, the Company considers whether it is more-likely- than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning
strategies in making this assessment. While the Company expects to realize the remaining net deferred tax assets, changes in future taxable income or in tax laws may alter this expectation and result in future increases to the valuation allowance.
The valuation allowance for deferred tax assets as of December 31, 2021 and 2020 primarily relates to net operating loss and interest deduction limitation carryforwards that, in the judgment of the Company, are not more-likely-than-not
to be realized. The change in valuation allowance for deferred tax assets for the year ending December 31, 2021 was a net increase of $0.5 million.
As of December 31, 2021, the Company has provided deferred taxes of $6.0 million associated with withholding taxes on accumulated undistributed earnings generated by foreign subsidiaries. Earnings of countries within the European Union would be subject to zero withholding tax on future distributions of unremitted earnings. The Company continues to assert permanent reinvestment of the remaining undistributed earnings for which deferred taxes have not been provided for as of December 31, 2021. The computation of the potential deferred tax liability associated with these undistributed earnings is not practicable. If there are policy changes, the Company would record the applicable taxes in the period of change.
Uncertain Tax Benefits
The Company evaluates its tax positions and recognizes only tax benefits that, more likely than not, will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax position is measured at the largest amount of benefit that has a greater than 50.0% likelihood of being realized upon settlement. The Company did not have any uncertain tax benefits as of December 31, 2021 and 2020. As of December 31, 2021 and 2020, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts had been recognized in the consolidated statement of operations and comprehensive income (loss).
The Company files income tax returns in Luxembourg, U.S. federal and state jurisdictions, and other foreign jurisdictions. As of December 31, 2021, tax years 2018 through 2020 are subject to examination by the tax authorities in the U.S. The Alberta, Canada audit being conducted during the previous year has concluded as of January 12, 2022 and no material adjustments were identified.

8. COMMITMENTS AND CONTINGENCIES
Legal Proceedings
The Company is involved in various claims, actions, and legal proceedings arising in the ordinary course of business, including a number of matters related to the aqueous film forming foam litigation consolidated in the District of South Carolina multi-district litigation and other similar matters pending in other jurisdictions in the United States. The Company’s exposure to losses, if any, is not considered probable or reasonably estimable at this time.
Commitments
The Company has a supply agreement to purchase elemental phosphorus (P4) from a supplier through 2023. The contract price is tied to the contract year cost times a multiplier, subject to a market-driven benchmark price adjustment, which is generally settled once per year. The Company did not purchase the anticipated minimum pounds of P4 during the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period or 2019 Predecessor Period. Further, the Company has no obligation to record, as there is no financial penalty owed to the vendor. Costs incurred under this supply agreement were $7.7 million, $36.1 million, $31.8 million and $30.5 million during the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period, respectively.
Leases
The Company leases facilities and other machinery and equipment under long-term noncancelable operating leases through August 14, 2037. As of December 31, 2021, the future minimum rental payments required by the long-term noncancelable operating leases are as follows (in thousands):

Amount
Years Ending December 31:
2022	$4,026
2023	3,155
2024	2,387
2025	2,063
2026	1,954
Thereafter	3,102

Total	$16,687

Minimum rental payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rent expense for operating leases for the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period was $0.5 million, $2.9 million, $3.2 million and $3.1 million, respectively, of which $0.5 million, $2.5 million, $2.9 million and $2.8 million, respectively, was presented in cost of goods sold and $0.0 million, $0.4 million, $0.3 million and $0.3 million, respectively, was presented in selling, general, and administrative in the consolidated statements of operations and comprehensive income (loss).
9. EQUITY
Successor
Ordinary Shares
The Company’s authorized share capital is $4,100.0 million, consisting of 4.0 billion ordinary shares, with a nominal value of $1.00 per share and 10.0 million Redeemable Preferred Shares with a nominal value of $10.00 per share. Each ordinary share entitles the holder thereof to one vote.

Due to the fact that the Redeemable Preferred Shares are mandatorily redeemable, the Redeemable Preferred Shares are classified as a liability on the accompanying consolidated balance sheets. Refer to Note 6, “Long-Term Debt and Redeemable Preferred Shares” for additional information about the Redeemable Preferred Shares.
The Company’s board of directors (the “Board”) is authorized, up to the maximum amount of the authorized capital, to (i) increase the issued share capital in one or several tranches by way of issuance of ordinary or preferred shares with such rights as freely determined by the Board at its discretion, with or without share premium, against payment in cash or in kind, by conversion of claims on the Company or in any other manner (ii) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to Shares), bonds, notes or similar instruments issued by the Company, (iii) determine the place and date of the issue or successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares and instruments and (iv) remove or limit the statutory preferential subscription right of the shareholders and of the holders of instruments issued by the Company that entitle them to a preferential subscription right.
As of December 31, 2021, there were 157,237,435 PSSA Ordinary Shares issued and outstanding.
On December 7, 2021, subject to the approval of the shareholders of the Company, the Board authorized a share repurchase plan (the “Share Repurchase Plan”). Under the Share Repurchase Plan, the Company is authorized to repurchase up to $100.0 million of its issued and outstanding ordinary shares at any time during the next 24 months or, if different, such other timeframe as approved by the shareholders of the Company. Repurchases under the Share Repurchase Plan may be made, from time to time, in such quantities, in such manner and on such terms and conditions and at prices the Company deems appropriate. The Share Repurchase Plan does not obligate the Company to acquire any particular amount of ordinary shares and may be modified or suspended at any time and could be terminated prior to completion. The repurchase program will be funded with cash on hand or borrowings under the Company’s revolving credit facility. Any repurchased ordinary shares will be retired.
The Company has
not
made any repurchases under its Share Repurchase Plan during the Successor Period.
In accordance with the Luxembourg company law, from the annual net profits of the Company, at least 5% shall each year be allocated to a reserve (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital of the Company. The general meeting of shareholders, upon the recommendation of the Company’s Board, shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve, by carrying it forward to the following financial year or by distributing it, together with carried forward profits, to the shareholders. As of December 31, 2021, the Company has not made any allocation to the Legal Reserve.
Predecessor
SK Intermediate made a $60.0 million capital distribution to SK Holdings in the 2021 Predecessor Period.
Warrants
In connection with the Merger, 34,020,000 EverArc Warrants issued and outstanding on the Closing Date were converted into the right to purchase PSSA Ordinary Shares, entitling the holder thereof to purchase one-fourth
of a PSSA Ordinary Share at an exercise price of $12.00 per whole PSSA Ordinary Share. The warrant subscription period ends on the earlier of the third anniversary of the Closing Date or such earlier date as determined by the warrant instrument.
PSSA Warrants are subject to mandatory redemption at $0.01 per PSSA Warrant if at any time the average price per PSSA Ordinary Share equals or exceeds $18.00 for a period of ten consecutive trading days subject to any prior adjustment in accordance with the terms of the Warrant Instrument. Management considers this feature to be an early exercise contingency.
The PSSA Warrants are classified within equity as they are indexed to the Company’s own equity and meet the criteria for equity classification, including the fact that there are no provisions that would require cash settlement of the PSSA Warrants. As of December 31, 2021, there were 34,019,900 PSSA Warrants issued and outstanding.
10. SHARE-BASED COMPENSATION AND EMPLOYEE BENEFIT PLANS
Successor
2021 Equity Plan
In connection with the Business Combination, the Company’s Board adopted, and its shareholders approved, the 2021 Equity Incentive Plan (the “2021 Equity Plan”). A total of 31,900,000 PSSA Ordinary Shares are authorized and reserved for issuance under the 2021 Equity Plan which provides for the grant of stock options (either incentive or non-qualified),
stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance share units and other share-based awards with respect to the PSSA Ordinary Shares. Shares associated with underlying awards that are expired, forfeited, or otherwise terminated without the delivery of shares, or are settled in cash, and any shares tendered to or withheld by the Company for the payment of an exercise price or for tax withholding will again be available for issuance under the 2021 Equity Plan. The purpose of the 2021 Equity Plan is to promote the interests of PSSA and its shareholders by providing the Company with a means to attract and retain employees, officers, consultants, advisors and directors who will contribute to its long-term growth and success and providing such individuals with incentives that will align with those of the Company’s shareholders.
As of December 31, 2021, the Company granted approximately 8,763,754 performance-based non-qualified
stock options (“PBNQSO”) to its executive officers,
non-employee
directors and other members of senior management under the 2021 Equity Plan. The exercise prices of these PBNQSOs ranged from $10.00 to $14.00 per PSSA Ordinary Share and consist of two types of vesting criteria. Of the aggregate number of PBNQSO granted, 245,004 PBNQSOs are eligible to vest based on the achievement of certain performance goals for fiscal year 2021 (the “Bridge Option”), and the remaining 8,518,750 PBNQSOs are eligible to vest based on the achievement of certain performance goals for fiscal years 2022-2026 (the
“5-Year
Option”). The PBNQSOs expire ten years from the grant date.
The Bridge Option will vest and become exercisable upon (i) the Company achieving an EBITDA target of $136.0 million for fiscal year 2021; and (ii) the recipient remaining in continuous service through the first anniversary of the grant date. No portion of the Bridge Option will be considered vested unless and until both conditions are met.
The
5-Year
Option will be eligible to vest over a five-year period in equal annual tranches based on the achievement of annual operating performance per diluted share (“AOP”) targets to be set forth in the award agreements. The AOP targets are based on a compounded annual growth rate, and the actual AOP achieved for any given years is calculated in accordance with a formula as set forth in the award agreements. For each yearly tranche, the Company will need to achieve 13.5% compounded annual growth for minimum vesting (resulting in 25% of that tranche vesting) and 23.5% compounded annual growth for maximum vesting (resulting in 100% of that tranche vesting). If the actual AOP achieved for any given year exceeds the maximum target, such excess may be treated as having been achieved in the following two fiscal years and/or the prior two fiscal years (without duplication) if less than the full amount of options would otherwise have vested for such years.
The Company’s chief executive officer, (“CEO”), chief financial officer (“CFO”) and business director, North America Retardant and Services, are required to hold a minimum level of personal investment of

$2.2 million, $1.9 million and $1.5 million, respectively, in PSSA Ordinary Shares pursuant to stock retention guidelines attached to their respective PBNQSO agreement. The aggregate value may include the fair market value of shares associated with underlying options over the exercise price, but half of the value must be attributable to PSSA Ordinary shares held by each officer. Each officer will have five years after grant date to comply with these requirements.
The table below summarizes the PBNQSO activity:

	Number of Options	Weighted-Average Exercise/Conversion Price	Weighted-Average Remaining Contractual Life (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at November 9, 2021	—	$—
Granted	8,763,754	$10.04
Exercised	—	$—
Forfeited	—	$—

Outstanding at December 31, 2021	8,763,754	$10.04	5.9	$34,086

Options vested and exercisable	—	$—

The weighted-average assumptions used to fair value the PBNQSO on the grant date using the Black-Scholes option-pricing model were as follows:

2021
Dividend yield	—%
Risk-free interest rate	1.19% to 1.37%
Expected volatility	42.74% to 51.05%
Expected life (years)	5.50 to 6.50
Weighted average exercise price of options granted	$10.04
Weighted average fair value of options granted	$6.15
Non-cash
share-based compensation expense recognized by the Company during the Successor Period was $3.6 million. Compensation expense is recognized based upon probability assessments of PBNQSOs that are expected to vest in future periods. Such probability assessments are subject to revision and, therefore, unrecognized compensation expense is subject to future changes in estimate. As of December 31, 2021, there was approximately $50.2 million of total unrecognized compensation expense related to non-vested
PBNQSOs expected to vest, which is expected to be recognized over a weighted-average period of 2.0 years.
On December 7, 2021, the Company granted 100,000 shares of common stock to a consultant for his services to the Company in connection with the transactions contemplated by the Business Combination Agreement. The fair value per share on the grant date was $11.75. The shares vested upon grant. The grant date fair value of $1.2 million was recorded by the Company as an expense related to Business Combination and is reported in selling general and administrative expense in the Successor Period of the accompanying consolidated statements of operations and comprehensive income (loss).
Founder Advisory Amounts
As discussed in Note 12, Related Parties, following the Business Combination, the Company assumed, and agreed to pay, perform, satisfy and discharge in full, all of EverArc’s liabilities and obligations under the Founder Advisory Agreement previously executed between EverArc and EverArc Founder Entity. The key terms and conditions of the Founder Advisory Agreement are included in Note 12, Related Parties.

As of the date of the Business Combination, 1.5% of 157,137,410 PSSA Ordinary Shares outstanding, or 2,357,061 PSSA Ordinary Shares, may be issued each year for the term of the arrangement as the Fixed Annual Advisory Amount. The Variable Annual Advisory Amount is based on the appreciation of the market price of PSSA Ordinary Shares if such market price exceeds certain trading price minimums and was valued using a Monte Carlo simulation model. Because up to 50% of the aggregate shares could be settled through a cash payment, 50% are classified as a liability and the remaining 50% is classified within equity. On February 15, 2022, the Company made a cash payment of $53.5 million to the EverArc Founder Entity, representing 40% of the fixed and variable advisory amounts owed for the year ended December 31, 2021. The remaining 60% was settled through the issuance of 5,952,992 PSSA Ordinary Shares at the volume weighted average stock price for the last ten trading days ending December 31, 2021.
The fair value of the Fixed Annual Advisory Amount as of November 9, 2021 was calculated to be $197.4 million based on the closing share price of PSSA Ordinary Shares on November 9, 2021 of $12.00. The fair value of the Variable Annual Advisory Amount is determined using a Monte Carlo simulation because of the market condition (i.e., achievement of a specified share price) associated with this award and was determined to be $376.4 million. For Advisory Amounts classified within equity, the Company does not subsequently remeasure the fair value. For the Advisory Amounts classified as a liability, the Company remeasures the fair value at each reporting date. The key inputs into the Monte Carlo simulation model for the Variable Annual Advisory Amounts were as follows at initial measurement and at December 31, 2021, which was determined to be the date of first payment:

	November 9, 2021	December 31, 2021
Dividend yield	—%	—%
Risk-free interest rate	1.47%	1.52%
Expected volatility	35.00%	37.50%
Expected life (years)	10.15	10.00
10-day volume weighted average stock price	$12.00	$13.63
All of the Founder Advisory Amounts vested on the date of the Business Combination because, the Company believes that, as a result of the consummation of the Business Combination, it has incurred an obligation equal to the present value of the Advisory Amounts. Share-based compensation expense related to the Advisory Amounts recognized by the Company during the Successor Period was $653.0 million. This consists of $574.4 million that was recognized on the Business Combination date and $78.6 million recognized on December 31, 2021 based on the change in fair value for liability-classified Advisory Amounts since the Closing Date. Compensation expense recorded by the Company in the future will depend upon changes in the fair value of the liability-classified Advisory Amounts.
Predecessor
Prior to the Business Combination, SK Invictus Holdings, LP, a Cayman limited partnership and the former ultimate parent of the Company (the “Parent”), established an Incentive Unit Grant agreement under which the Parent granted incentive units to individuals employed by the Company. The incentive units vest as follows: (i) 50% vest on the date on which the Company’s investors achieve a rate of return of at least 2.0x, (ii) an additional 25% vest on the date on which the Company’s investors achieve a rate of return of at least 2.5x, and (iii) the remaining 25% vest on the date on which the Company’s investors achieve a rate of return of at least 3.0x. The Business Combination resulted in the Company’s investors achieving a rate of return greater than 3.0x, which resulted in 100% of the incentive units vesting on the date of the Business Combination. On the Closing Date there were 103,820 incentive units outstanding. Since the incentive units are equity classified instruments, the Company measured the units at their grant date fair value. The Company measured the fair value of the incentive units using a Black-Scholes model.
The grant date fair value of the incentive units that was recognized on the date of the Business Combination was $2.7 million. This amount was recognized on the “black-line” financial statements between the Predecessor and Successor periods because this amount is not directly attributable to either the Predecessor or Successor period but was instead contingent on the Business Combination.
Savings and Investment Plans
The Company sponsors a savings and investment plan under which a portion of employee contributions are matched. For the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period the Company made matching contributions of $0.3 million, $0.9 million, $1.1 million and $1.0 million, respectively.
11. FAIR VALUE MEASUREMENTS
Fair Value Measurement
The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities approximates fair value due to the short-term nature of their maturities. Borrowings under the Company’s Revolving Credit Facility accrues interest at a floating rate tied to a standard short-term borrowing index, selected at the Company’s option, plus an applicable margin. The carrying amount of this floating rate debt approximates fair value based upon the respective interest rates adjusting with market rate adjustments. The carrying amount of the Company’s Senior Notes and Redeemable Preferred Shares also approximates fair value.
The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or a liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 inputs: Other than quoted prices in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•
Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Liabilities by Hierarchy Level
The following tables set forth the Company’s liabilities that were measured at fair value on a recurring basis during the period, by level, within the fair value hierarchy for the periods ended December 31, 2021 and 2020 (in thousands):

	Fair Value Measurements Using:
	Level 1	Level 2	Level 3	Total
December 31, 2021 (Successor)
Liabilities:
Founders advisory fees payable—related party	$114,276	$—	$251,513	$365,789
LaderaTech contingent earn-out included in other liabilities, non-current	—	—	19,979	19,979

Total liabilities	$114,276	$—	$271,492	$385,768

December 31, 2020 (Predecessor)
Liabilities:
LaderaTech contingent earn-out included in other liabilities, non-current	$—	$—	$19,816	$19,816

The fair value of the contingent consideration for LaderaTech was $20.0 million and $19.8 million as of December 31, 2021 and 2020, respectively. This consists of a QPL payment and an earn-out
payment. These were both measured on a recurring basis using Level 3 fair value inputs. The QPL payment is contingent upon the acquired technology being listed on the U.S. Forest Service’s QPL and was valued using a scenario-based method with inputs based upon the probability and timing of achieving the QPL listing. The QPL was valued at $2.8 million as of December 31, 2020 and the Company made the QPL payment of $3.0 million in 2021. The earn-out
is based on 20% of gross profits upon achieving a revenue threshold exceeding $5.0 million through December 31, 2026 and was valued using a Monte Carlo simulation model. The earn-out
had an estimated fair value of $20.0 million and $17.0 million of December 31, 2021 and 2020, respectively. Significant changes in the projected revenue, projected gross margin, or discount rate would have a material impact on the fair value of the contingent consideration. See Note 10, Share-Based Compensation and Employee Benefits for discussion of the fair value estimation for the founders advisory fees payable.

Changes in Level 3 Liabilities
A roll forward of Level 3 liabilities measured at fair value on a recurring basis is as follows (in thousands):

	Founders Advisory Fees Payable—Related Party	LaderaTech Contingent Earn-out
Predecessor
Balance, December 31, 2019	$—	$—
Acquired	—	19,816

Balance, December 31, 2020	—	19,816
Settlements	—	(3,000)
Loss on contingent earn-out	—	2,965

Balance, November 8, 2021	$—	$19,781

Successor
Balance, November 9, 2021	$188,204	$19,781
Change in fair value	63,309	—
Loss on contingent earn-out	—	198

Balance, December 31, 2021	$251,513	$19,979

Intangible Assets Acquired (Successor)
The preliminary estimated fair value assigned to identifiable intangible assets acquired are determined primarily by using an income approach using a discounted cash flow methodology, which is based on assumptions and estimates made by the management. The preliminary estimated fair value of the customer relationship intangible assets was estimated using the multi-period excess earnings method. Management applied significant judgement related to this fair value method, which included the selection of an expected EBITDA margin assumption for the forecast period, contributory asset charges, customer attrition rate and market-participant discount rate assumptions. The preliminary estimated fair value of the existing technology and trademarks intangible assets were estimated using the relief-from-royalty method. Management applied significant judgement related to this fair value method, which included the selection of a royalty rate over the expected economic life of the technology or trademark and market-participant discount rate assumptions. These significant assumptions are based on company specific information and projections, which are not observable in the market (except for the discount rate assumption) and, therefore, are considered Level 2 and Level 3 measurements. These significant assumptions are forward-looking and could be affected by future changes in economic and market conditions.
The following table presents the estimated fair value assigned to identifiable intangible assets acquired in the Business Combination (in thousands):

	Estimated Fair Value	Estimated Useful Life (in years) (1)
Identifiable Intangible Assets:
Tradenames	$101,000	20
Customer lists	761,000	20
Existing technology and patents	250,000	20

Total estimated fair value of intangible assets acquired	$1,112,000

(1)	Amortization of identifiable intangible assets is performed on a straight-line basis over the applicable useful life.

12. RELATED PARTIES
Successor
On November 9, 2021, in connection with the consummation of the Business Combination, the Company, EverArc and the EverArc Founder Entity entered into an Assignment and Assumption Agreement (the “Founder Assignment Agreement”) pursuant to which the Company assumed, and agreed to pay, perform, satisfy and discharge in full, all of EverArc’s liabilities and obligations under the Founder Advisory Agreement.
In exchange for the services provided to the Company, including strategic and capital allocation advice, the EverArc Founder Entity is entitled to receive both the Variable Annual Advisory Amount and the Fixed Annual Advisory Amount from the Company, each as described below:

•
Variable Annual Advisory Amount
. Effective upon the consummation of the Business Combination through December 31, 2031, and once the average price (as defined in the Founder Advisory Agreement) per ordinary share of the Company is at least $10.00 for ten consecutive trading days, the Variable Annual Advisory Amount will be equal in value to:

•
in the first year in which the Variable Annual Advisory Amount is payable, (x) 18% of the increase in the market value of one ordinary share of the Company over $10.00 (such increase in market value, the “Payment Price”) multiplied by (y) 157,137,410 ordinary shares, the Founder Advisory Agreement Calculation Number; and

•
in the following years in which the Variable Annual Advisory Amount may be payable (if at all), (x) 18% of the increase in Payment Price over the previous year Payment Price multiplied by (y) 157,137,410 ordinary shares, the Founder Advisory Agreement Calculation Number.

•
Fixed Annual Advisory Amount.
Effective upon the consummation of the Business Combination through December 31, 2027, the Fixed Annual Advisory Amount will be equal to 2,357,061 ordinary shares (1.5% of the 157,137,410 ordinary shares, the Founder Advisory Agreement Calculation Number).

For 2021, the average price was $13.63 per PSSA Ordinary Share, resulting in a total Variable Annual Advisory Amount for 2021 of 7,525,906 ordinary shares, or a value of $102.5 million (the “2021 Variable Amount”). The EverArc Founder Entity also received the Fixed Annual Advisory Amount which was equal to 1.5% of 157,137,410 ordinary shares outstanding on the Closing Date: 2,357,061 ordinary shares or a value of $32.1 million, based on average price of $13.63 per PSSA Ordinary Share (the “2021 Fixed Amount” and together with the 2021 Variable Amount, the “2021 Advisory Amounts”). Per the Founder Advisory Agreement, the EverArc Founder Entity elected to receive approximately 60% of the 2021 Advisory Amounts in ordinary shares (5,952,992 ordinary shares) and approximately 40% of the Advisory Amounts in cash ($53.5 million).
The Founder Advisory Agreement can be terminated at any time (i) by the EverArc Founder Entity if the Company ceases to be traded on the NYSE; or (ii) by the EverArc Founder Entity or the Company if there is (A) a Sale of the Company (as defined in the Founder Advisory Agreement) or (B) a liquidation of the Company.
Subject to certain limited exceptions, the EverArc Founder Entity’s liability for losses in connection with the services provided is excluded and the Company will have agreed to indemnify the EverArc Founder Entity and its affiliates in relation to certain liabilities incurred in connection with acts or omissions by or on behalf of the Company or the EverArc Founder Entity. If the Founder Advisory Agreement is terminated under (i) or (ii)(A), the Company will pay the EverArc Founder Entity an amount in cash equal to: (a) the Fixed Annual Advisory Amount for the year in which termination occurs and for each remaining year of the term of the agreement, in each case at the Payment Price; and (b) the Variable Annual Advisory Amount that would have been payable for the year of termination and for each remaining year of the term of the agreement. In each case the Payment Price in the year of termination will be calculated on the basis of the Payment Year ending on the trading day immediately prior to the date of termination, save that in the event of a Sale of the Company, the

Payment Price will be calculated on the basis of the amount paid by the relevant third party (or cash equivalent if such amount is not paid in cash). For each remaining year of the term of the agreement the Payment Price in each case will increase by 15% each year. No account will be taken of any Payment Price in any year preceding the termination when calculating amounts due on termination. Payment will be immediately due and payable on the date of termination of the Founder Advisory Agreement.
As of December 31, 2021, the Company used a Monte Carlo simulation model to calculate the fair value of the Variable Annual Advisory Amount. The Company calculated the fair value of the Fixed Annual Advisory Amounts using the closing price of PSSA’s Ordinary Shares as of December 31, 2021. These approaches resulted in fair values of $213.3 million ($99.0 million classified as equity and $114.3 million classified as a liability) for the Fixed Annual Advisory Amount and $439.7 million ($188.2 million classified as equity and $251.5 million classified as a liability) for the Variable Annual Advisory Amount, of which 50% may be paid in cash and recorded as a liability and the remaining 50% would be settled in PSSA Ordinary Shares. As of the Business Combination date, the fair value of the Fixed Annual Advisory Amount was $198.0 million ($99.0 million classified as equity and $99.0 million classified as a liability) and the fair value of the Variable Annual Advisory Amount was $376.4 million ($188.2 million classified as equity and $188.2 million classified as a liability). While the entire instrument is subject to the fair value calculation described above, the amount classified and recorded as equity remains consistent while the amount classified and recorded as a liability is updated each period.
Notwithstanding that the fixed and variable advisory amounts will be paid out over six years and ten years, respectively, the Company has accrued the full amount of the payments because, the Company believes that, as a result of the consummation of the Business Combination, it has incurred an obligation equal to the present value of the entire amount of both the variable and fixed annual advisory amounts. The 2021 Advisory Amounts of $134.7 million was disbursed, 60% in PSSA Ordinary Shares and 40% in cash, to the EverArc Founder Entity on February 15, 2022.
In addition, the Management Subscribers were granted an aggregate of 1,104,810 PSSA Ordinary Shares at $10.00 per share as consideration and the Director Subscribers purchased an aggregate of 200,000 PSSA Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination. Certain officers of the Company entered into non-compete
agreements that placed restrictive employment covenants on them for a period of three years following the Closing Date.
The Company continues to have a purchase and sales agreement with the former owners of the original Invictus business (the “Sellers”) for specific raw materials. In the Successor Period, the Company sold raw materials at cost of $3.3 million to the Sellers. The Company also paid $0.1 million to lease real property from the sellers of Ironman in the Successor Period.
Predecessor
In the 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period, $0.9 million, $2.7 million and $9.2 million, respectively, was purchased from the Sellers in the ordinary course of business. Additionally, in the 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period the Company sold raw materials at cost of $11.7 million, $6.4 million and $6.7 million, respectively to the Sellers. Sales of raw materials are recorded net as “the agent” since the Company does not have the following: a) primary responsibility for fulfilling the promise to provide the specified good, b) inventory risk before the specified good is transferred to the customer, or c) discretion in establishing the prices for the specified good. This related party transaction is not at arm’s length.
The Company entered into a transition services agreement (“TSA”) during 2018 with the Sellers to provide certain functional and infrastructure support for supply chain, information technology, human resources, finance and accounting, and other miscellaneous services for a period of time until the Company transitioned over such services. The Company paid $0.3 million in total fees under the TSA in the 2019 Predecessor Period, which is presented in selling, general, and administrative expenses in the consolidated statements of operations and comprehensive income (loss). The TSA arrangement ceased during the 2019 Predecessor Period and, as such, no further fees have been paid.
SK Capital Partners
IV-A,
L.P. and SK Capital Partners
IV-A,
L.P. (collectively, the “Sponsor”) provided board oversight, operational and strategic support, and assistance with business development in return for a quarterly management fee. Total management consulting fees and expenses were $1.1 million, $1.3 million and $1.4 million for the 2021 Predecessor Period and 2020 Predecessor Period and 2019 Predecessor Period, respectively, and are presented in other operating expenses in the consolidated statements of operations and comprehensive income (loss).
The Company entered into multiple lease arrangements for real property with the sellers of Ironman in 2019 that the Company continues to occupy post-acquisition. The Company paid $0.3 million, $0.4 million and $0.3 million in rent and related expenses during the 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period, respectively. Additionally, in the 2019 Predecessor Period, the Company purchased $1.7 million in goods and services in the normal course of business from the sellers.
13. REVENUE RECOGNITION
Disaggregation of revenues
Amounts recognized at a point in time primarily relate to products sold whereas amounts recognized over time primarily relate to services associated with the full-service retardant contracts. Revenues for the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period are as follows (in thousands):

	Successor	Predecessor
	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
Revenues from products	$20,242	$310,679	$320,681	$228,113
Revenues from services	692	27,220	17,137	9,295
Other revenues	89	3,416	1,759	1,902

Total net sales	$21,023	$341,315	$339,577	$239,310

14. EARNINGS PER SHARE
Basic earnings per share represents income available to ordinary shareholders divided by the weighted average number of ordinary shares outstanding during the reported period. Diluted earnings per share reflects the effect of the increase in shares outstanding determined by using the treasury stock method for awards issued under the Company’s 2021 Equity Plan; however, there were no dilutive shares for the periods presented.
As of December 31, 2021, there were 8.8 million contingently issuable PBNQSOs outstanding that were excluded from the diluted earnings per share calculation because the contingencies had not been met. Additionally, warrants were excluded from the computation of diluted net (loss) income per share as the effect would have an antidilutive impact as the Company incurred net losses for the periods presented. As a result, diluted net loss per ordinary share is the same as basic net loss per common share for the period presented.

Basic and diluted weighted average shares outstanding and earnings per share were as follows (in thousands, except share and per share data):

	Successor	Predecessor
	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
Net (loss) income	$(680,457)	$20,629	$24,249	$(42,037)
Basic and diluted (loss) earnings per share	$(4.33)	$0.39	$0.46	$(0.79)
Weighted-average shares outstanding:
Basic and diluted	157,158,579	53,045,510	53,045,510	53,045,510
15. SEGMENT INFORMATION
The Company’s products and operations are managed and reported in two operating segments: Fire Safety and Oil Additives.
The Fire Safety segment provides fire retardants and firefighting foams, as well as specialized equipment and services typically offered in conjunction with the Company’s retardant and foam products.
The Oil Additives segment produces P2S5 primarily used in the preparation of lubricant additives, including a family of compounds called ZDDP, which is considered a critical component essential in the formulation of engine oils – its main function is to provide anti-wear protection to engine components.
Interest income, interest expense, other income (expense) and certain corporate operating expenses are neither allocated to the segments nor included in the measures of segment performance by the chief operating decision-maker (“CODM”). The corporate category is not considered to be a segment. The CODM is the Company’s CEO.
The Company’s CODM uses the segment net sales and Adjusted EBITDA to assess the ongoing performance of the Company’s business segments and to allocate resources. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, as adjusted on a consistent basis for certain non-recurring
or unusual items in a balanced manner and on a segment basis. These non-recurring
or unusual items may include acquisition and integration related costs, management fees and other non-recurring
items.

Information related to net sales, Adjusted EBITDA, depreciation and amortization, assets and capital expenditures of the Company’s operations are summarized below (in thousands):

	Successor	Predecessor
	For the Period November 9, 2021 Through December 31, 2021	For the Period January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
Net sales:
Fire safety	$7,913	$253,267	$244,968	$151,161
Oil additives	13,110	88,048	94,609	88,149

Total	$21,023	$341,315	$339,577	$239,310

Adjusted EBITDA:
Fire safety	$(3,696)	$121,589	$112,034	$44,748
Oil additives	1,838	21,703	23,977	16,841

Total segment Adjusted EBITDA	(1,858)	143,292	136,011	61,589
Income tax benefit (expense)	4,675	(14,136)	(10,483)	17,674
Depreciation and amortization	9,379	52,000	58,117	58,025
Interest and financing expense	6,352	39,087	42,017	51,655
Founders advisory fees—related party	652,990	—	—	—
Transaction expenses	5,580	4,845	2,379	3,821
Share-based compensation expense	4,821	156	—	—
Non-cash purchase accounting impact	2,948	—	—	—
Loss on contingent earn-out	198	2,965	—	—
Management fees	—	1,073	1,281	1,366
Contingent future payments	—	4,375	3,125	3,749
Unrealized foreign currency loss (gain)	1,006	4,026	(5,640)	2,684

Net (loss) income	$(680,457)	$20,629	$24,249	$(42,037)

Depreciation and amortization:
Fire safety	$7,418	$36,994	$41,271	$40,761
Oil additives	1,961	15,006	16,846	17,264

Total	$9,379	$52,000	$58,117	$58,025

Capital expenditures:
Fire safety	$529	$4,122	$1,288	$3,287
Oil additives	939	4,160	6,209	5,572

Total	$1,468	$8,282	$7,497	$8,859

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Assets:
Fire safety	$2,114,812	$793,040
Oil additives	466,748	345,166

Total	$2,581,560	$1,138,206

Net sales by geographical area is as follows (in thousands):

	Successor	Predecessor
	For the Period November 9, 2021 Through December 31, 2021	For the Period January 1, 2021 Through November 8, 2021	Year Ended December 31,
			2020	2019
United States	52%	75%	82%	65%
International sales (1)	48	25	18	35

Total net sales	100%	100%	100%	100%

(1)
Except for Spain, which represented 11% of sales in the Successor Period due to the shortened reporting period, the Company had no other operations in any individual international country that represented more than 10% of sales in the Successor Period, 2021 Predecessor Period, 2020 Predecessor Period and 2019 Predecessor Period.

Property, plant and equipment, net by geographical area consisted of the following (in thousands):

	Successor	Predecessor
	December 31, 2021	December 31, 2020
United States	$37,159	$29,155
Canada	3,512	3,403
Germany	17,199	13,487
Other foreign jurisdictions	4,377	2,190

Total property, plant and equipment, net	$62,247	$48,235

16. PARENT COMPANY INFORMATION
PERIMETER SOLUTIONS, SA
PARENT COMPANY INFORMATION
CONDENSED BALANCE SHEET (SUCCESSOR)
(in thousands)

December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$216,413
Intercompany receivable	14,325
Prepaid expenses and other current assets	8,195

Total current assets	238,933
Other assets:
Investment in subsidiaries	1,352,389
Intercompany note receivable	20,000

Total assets	$1,611,322

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$455
Intercompany payable	60,566
Founders advisory fees payable—related party	53,547
Accrued expenses and other current liabilities	636

Total current liabilities	115,204
Founders advisory fees payable—related party	312,242
Redeemable preferred shares	96,867
Redeemable preferred shares—related party	3,699

Total liabilities	528,012

Shareholders’ equity:

Total shareholders’ equity	1,083,310

Total liabilities and shareholders’ equity	$1,611,322

See accompanying notes to condensed financial statements.

PERIMETER SOLUTIONS, SA
PARENT COMPANY INFORMATION
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (SUCCESSOR)
(in thousands)

November 9, 2021 through December 31, 2021
Operating expenses:
Selling, general and administrative expense	$2,254
Founders advisory fees—related party	652,990

Total operating expenses	655,244

Operating loss	(655,244)
Other expenses	934

Loss before undistributed earnings of subsidiaries	(656,178)
Undistributed earnings of subsidiaries	(24,279)

Net loss	(680,457)

Total comprehensive loss	$(680,457)

See accompanying notes to condensed financial statements.

PERIMETER SOLUTIONS, SA
PARENT COMPANY INFORMATION
CONDENSED STATEMENT OF CASH FLOWS (SUCCESSOR)
(in thousands)

November 9, 2021 through December 31, 2021
Cash flows from operating activities:
Net loss	$(680,457)
Adjustments to reconcile net loss to net cash used in operating activities
Equity in earnings of subsidiaries	24,279
Interest and payment-in-kind on preferred shares	944
Share-based compensation	1,182
Share-based compensation—Founders advisory fees—related party (equity settled)	287,200
Changes in operating assets and liabilities, net of acquisitions:
Intercompany receivable	(14,325)
Prepaid expenses and current other assets	(8,195)
Accounts payable	455
Accrued expenses and other current liabilities	889
Founders advisory fees—related party (cash settled)	365,789

Net cash used in operating activities	(22,239)

Cash flows from investing activities:
Investment in subsidiaries	(1,209,155)
Intercompany note receivable	(20,000)

Net cash used in investing activities	(1,229,155)

Cash flows from financing activities:
Sale of PSSA Ordinary Shares issued to Director Subscribers	2,000

Net cash provided by financing activities	2,000

Net change in cash and cash equivalents	(1,249,394)
Cash and cash equivalents, beginning of period	1,465,807

Cash and cash equivalents, end of period	$216,413

Non-cash investing and financing activities:
Redeemable preferred shares issued as consideration for business combination	$100,000
Management Subscribers rollover contribution	$11,048
See accompanying notes to condensed financial statements.

PERIMETER SOLUTIONS, SA
PARENT COMPANY INFORMATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (SUCCESSOR)
1. Basis of Presentation
The condensed parent-only financial statements have been prepared in accordance with Rule
12-04,
Schedule I of Regulation
S-X,
as the restricted net assets of the subsidiaries of the Company exceed 25% of the consolidated net assets of the Company.
Perimeter Solutions, SA, (the “Parent Company”), has no material assets or standalone operations other than its ownership in its consolidated subsidiaries, the redeemable preferred shares described in Notes 6 and 9, the cash from the proceeds of sale of PSSA Ordinary Shares described in Note 3, and the Founder Advisory Fees described in Notes 10 and 12 under the terms of the Revolving Credit Facility entered into by the SK Intermediate II, a wholly owned subsidiary of SK Intermediate, which itself is a wholly owned subsidiary of Perimeter Solutions, SA, SK Intermediate II is restricted from making dividends, distributions, or other payments to Perimeter Solutions, SA. As of December 31, 2021, substantially all of the consolidated net assets of SK Intermediate II are considered restricted net assets as defined in Rule
4-08(e)(3)
of Regulation
S-X.
The accompanying condensed financial statements include the accounts of the Parent Company and, on an equity basis, its direct and indirect subsidiaries and affiliates. Accordingly, these condensed financial statements have been presented on a “parent-only” basis. Under a parent-only presentation, the Parent Company’s investments in subsidiaries are presented under the equity method of accounting. These condensed parent company financial statements have been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements, with the only exception being that the parent company accounts for its subsidiaries using the equity method. These condensed parent-only financial statements should be read in conjunction with the consolidated financial statements and related notes thereto.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC Registration Fee	$123,987
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	75,000
Printing Expenses	100,000
Transfer Agent Expenses	20,000
Miscellaneous Expenses	6,013

Total	$425,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.
The following list sets forth information as to all EverArc and PSSA securities sold in the last three years which were not registered under the Securities Act. The descriptions of these issuances are historical and have not been adjusted to give effect to the Business Combination.
In connection with EverArc’s initial formation in November 2019, the EverArc Founder Entity was issued all of EverArc’s outstanding founder shares.
In connection with the closing of the Business Combination, 10,000,000 PSSA Preferred Shares were issued to SK Holdings. In connection with the Business Combination, 34,020,000 PSSA Warrants to purchase PSSA Ordinary Shares were issued.
In connection with entering into the Business Combination Agreement, EverArc and PSSA entered into subscription agreements with the PIPE Subscribers, pursuant to which, among other things, on November 8, 2021, the PIPE Subscribers party thereto purchased an aggregate of 115,000,000 PSSA Ordinary Shares immediately prior to the Closing at a cash purchase price of $10.00 per share. In addition, on November 9, 2021, the Management Subscribers purchased an aggregate of 1,104,810 PSSA Ordinary Shares at $10.00 per share and the Director Subscribers purchased an aggregate of 200,000 PSSA Ordinary Shares at $10.00 per share. The aggregate cash proceeds from the purchases by the PIPE Subscribers, the Management Subscribers and the Director Subscribers was approximately $116 million.
None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Registrant believes these transactions were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits . The following exhibits are filed as part of this prospectus.

Exhibit No.	Description

2.1#	Business Combination Agreement, dated as of June 15, 2021, among EverArc Holdings Limited, SK Invictus Intermediate S.à r.l., Perimeter Solutions, SA, EverArc (BVI) Merger Sub Limited and SK Invictus Holdings, S.à r.l. (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-4 filed September 1, 2021).

3.1	Articles of Perimeter Solutions, SA (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed November 10, 2021).

4.1	Specimen Perimeter Solutions, SA Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 filed October 25, 2021).

4.2	Specimen Perimeter Solutions, SA Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4 filed October 25, 2021).

4.3	EverArc Holdings Limited Warrant Instrument (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-4 filed September 1, 2021).

4.4	Perimeter Solutions, SA Warrant Instrument (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 filed November 10, 2021).

4.5	Indenture, dated as of October 22, 2021 between EverArc Escrow S.à r.l. and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-4 filed October 25, 2021).

5.1	Opinion of Maples and Calder (Luxembourg) SARL (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 filed November 10, 2021).

10.1	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-4 filed September 1, 2021).

10.2	Advisory Services Agreement, dated as of December 12, 2019 by and between EverArc Holdings Limited and EverArc Founders LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.3	Placing Agreement, dated as of December 12, 2019 by and among EverArc Holdings Limited, the Directors party thereto, the Founders party thereto, the Founder Entities party thereto and the Banks party thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.4	Employment Agreement, dated as of October 1, 2021 by and between Perimeter Solutions, SA and Barry Lederman (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.5	Employment Agreement, dated as of October 1, 2021 by and between Perimeter Solutions, SA and Edward Goldberg (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.6	Employment Agreement, dated as of October 1, 2021 by and between Perimeter Solutions, SA and Shannon Horn (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

Exhibit No.	Description

10.7	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Shannon Horn (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.8	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Barry Lederman (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.9	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Ernest Kremling (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.10	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Noriko Yokozuka (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.11	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Edward Goldberg (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.12	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Stephen Cornwall (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

10.13	Perimeter Solutions, SA 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 filed November 10, 2021).

10.14	Credit Agreement, dated as of November 9, 2021, by and among SK Invictus Intermediate S.a` r.l., as guarantor; SK Invictus Intermediate II S.a` r.l., as borrower; the other guarantors party thereto; the lenders, L/C issuers and swing line lender parties thereto; Morgan Stanley Senior Funding, Inc., as administrative agent; and Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Goldman Sachs Bank USA, as joint lead arrangers and bookrunning managers (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 filed November 10, 2021).

10.16	Assignment and Assumption Agreement, dated as of November 9, 2021 by and between Perimeter Solutions, SA, EverArc Holdings Limited and EverArc Founders LLC (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 filed November 10, 2021).

21.1	List of subsidiaries of Perimeter Solutions, SA (incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form S-4 filed October 8, 2021).

23.1*	Consent of BDO USA, LLP for Perimeter Solutions, SA.

23.2	Consent of Maples and Calder (Luxembourg) SARL (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 filed November 10, 2021).

107*	Filing Fee Table

101.INS*	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

*	Filed herewith

#
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Perimeter Solutions, SA agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; however, Perimeter Solutions, SA may request confidential treatment of omitted items.

(b)	Financial Statement Schedules .
All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however
, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (* 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (* 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment 1 to the Registration Statement on Form
S-1
to be signed on its behalf by the undersigned, thereunto duly authorized, in Clayton, Missouri, on May 2, 2022.

PERIMETER SOLUTIONS, SA

By:	/s/ Edward Goldberg
Name:	Edward Goldberg
Title:	Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment 1 to the Registration Statement on Form
S-1
has been signed below by the following persons in the capacities indicated on behalf of Perimeter Solutions, SA:

Signature	Title	Date

/s/ Edward Goldberg Edward Goldberg	Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2022

/s/ Barry Lederman Barry Lederman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 2, 2022

/s/ W. Nicholas Howley W. Nicholas Howley	Director	May 2, 2022

/s/ William N. Thorndike, Jr. William N. Thorndike, Jr.	Director	May 2, 2022

/s/ Haitham Khouri Haitham Khouri	Director	May 2, 2022

/s/ Vivek Raj Vivek Raj	Director	May 2, 2022

/s/ Tracy Britt Cool Tracy Britt Cool	Director	May 2, 2022

/s/ Bernt Iversen II Bernt Iversen II	Director	May 2, 2022

/s/ Sean Hennessy Sean Hennessy	Director	May 2, 2022

/s/ Robert S. Henderson Robert S. Henderson	Director	May 2, 2022

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Post-Effective Amendment 1 to the Registration Statement on Form
S-1
has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on May 2, 2022.

By:	/s/ Barry Lederman

Name:	Barry Lederman